Filed pursuant to Rule 424(b)(3)
Registration No. 333-164393

Prospectus

2,980,407 Shares

Argentex Mining Corporation

Common Stock
_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 2,980,407 shares of our common stock that may be issued upon exercise of warrants. The warrants were acquired by the selling stockholders directly from our company in private placements that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “AGXM” and is listed on the TSX Venture Exchange under the symbol “ATX”. On January 25, 2010, the closing price of our common stock on the OTC Bulletin Board was $0.86 per share and the closing price of our common stock on the TSX Venture Exchange was CAD$0.93.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28 , 2010.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common stock and the terms “we”, “us” and “our” mean Argentex Mining Corporation, a Delaware corporation, and/or our wholly owned subsidiary, SCRN Properties Ltd., a Delaware corporation.

Prospectus Summary

Our Business

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. One of the properties located in the Santa Cruz province of Argentina consists of a group of claims that we refer to as the Pinguino property and we have concentrated almost all of our exploration efforts on this property. During the next year we intend to continue to focus our exploration efforts primarily on this Pinguino property, where we have had exploration success in discovering polymetallic mineralization in the past.

We have not determined whether our properties contain any mineral reserve. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

We have not begun significant operations and are considered an exploration stage company, as that term is defined in Industry Guide 7.

We have not generated any revenue from operations since our inception. We incurred a net loss of $4,527,835 during the year ended January 31, 2009 and a net loss of $1,478,354 during the nine-month period ended October 31, 2009. From inception through October 31, 2009, we have incurred an aggregate loss of $15,898,988. We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine. In their report on our financial statements for the year ended January 31, 2009, our independent auditors included an explanatory paragraph expressing concern about our ability to continue as a going concern.

Our principal offices are located at Suite 602, 1112 West Pender Street, Vancouver, British Columbia V6E 2S1, Canada. Our telephone number at our principal offices are (604) 568-2496. Our fax number is (604) 568-1540.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,980,407 shares of our common stock which may be issued upon the exercise of warrants that we issued in a private placement of units that was completed on November 27, 2009.

Number of Shares Outstanding

There were 43,921,754 shares of our common stock issued and outstanding as at January 25, 2010.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. If we receive proceeds upon exercise of these warrants, we intend to use these proceeds to fund ongoing exploration programs at our properties in the Patagonia region of Argentina, for working capital and for general corporate purposes.

We will pay the expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2009 and 2008 and selected unaudited financial information for our company for the nine-month period ended October 31, 2009. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 101 of this prospectus.

Statements of Operations Data	Nine Month Period Ended October 31, 2009	Nine Month Period Ended October 31, 2008	From December 21, 2001 (Inception) to October 31, 2009
Total Revenues	Nil	Nil	Nil
Total Operating Expenses	$(1,465,029)	$(4,210,488)	$(15,363,133)
Net Loss	$(1,478,354)	$(4,202,190)	$(15,898,988)
Net Loss Per Share – Basic and Diluted	$(0.04)	$(0.14)

Statements of Operations Data	Year Ended January 31, 2009	Year Ended January 31, 2008
Total Revenues	Nil	Nil
Total Operating Expenses	$(4,531,194)	$(3,691,140)
Net Loss	$(4,527,835)	$(3,688,314)
Basic and Diluted Loss Per Share	$(0.15)	$(0.15)

Balance Sheets Data	At October 31, 2009	At January 31, 2009	At January 31, 2008
Cash and Cash Equivalents	$403,020	$108,560	$845,219
Working Capital (Deficiency)	$47,655	$(238,084)	$379,308
Total Assets	$459,879	$165,091	$901,858
Total Liabilities	$380,584	$366,330	$496,487
Total Stockholders’ Equity (Deficiency)	$79,295	$(201,239)	$405,371
Accumulated Deficit	$(15,898,988)	$(14,420,634)	$(9,892,799)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated With Mining

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties. Unless and until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we have spent on exploration. If we do not discover any mineral reserve, our business will fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business will fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability none of our mineral resource properties contains any ‘reserve’ and any funds that we spend on exploration will probably be lost.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at an economically viable cost. If we cannot accomplish these objectives, our business could fail. Although we believe that we are in compliance with all material laws and regulations that currently apply to our activities, we can give no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral reserve on any of our properties, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve and our business could fail.

If we do discover a mineral reserve on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a reserve, there can be no assurance that it will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all of the hazards and risks inherent in these activities and, if we discover a mineral reserve, our operations could be subject to all of the hazards and risks inherent in the development and production of a mineral reserve, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations and the economic viability of any of our exploration properties and projects cannot be accurately predicted.

We expect to derive revenues, if any, either from the sale of our mineral properties or from the extraction and sale of precious and base metals such as gold, silver, copper, zinc and indium. The price of these commodities has fluctuated widely in recent years and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors are based on the price of precious metals and therefore the economic viability of any of our exploration properties cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We compete with other exploration companies looking for mineral resource properties. In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations. While we may compete with other exploration companies in the effort to locate and acquire mineral resource properties, we do not believe that we will compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

Risks Associated with Our Company

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Although we have been in the business of exploring mineral resource properties since 2002, we have not yet located any mineral reserve and we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do, that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the 12 month period ending January 31, 2011, we expect to spend approximately $3,331,000 on the exploration of our mineral properties and on general and administrative expenses. We therefore expect to continue to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation. During the year ended January 31, 2009, we incurred a net loss of $4,527,835 and during the nine-month period ended October 31, 2009, we incurred a net loss of $1,478,354. From inception through October 31, 2009, we have incurred an aggregate loss of $15,898,988. We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine. On January 6, 2010, we had cash and cash equivalents in the amount of approximately $3,426,000. We estimate our average monthly operating expenses to be approximately $90,000, excluding exploration but including general and administrative expenses and investor relations expenses. We believe that cash on hand is sufficient to fund our currently budgeted operating requirements for the 12 month period ending January 31, 2011. However, our budget could increase in response to matters that cannot be currently anticipated and we might find that we need to raise more capital in order to properly address these items. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The economic crisis in the United States and the resulting economic uncertainty and market instability may make it harder for us to raise capital as and when we need it and have made it difficult for us to assess the impact of the crisis on our operations or liquidity and to determine if the prices we might receive on the sale of minerals, if any, would exceed the cost of mineral exploitation. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

Because all of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this prospectus include statements about:

  Our future exploration programs and results,

  Our future capital expenditures, and

  Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  General economic and business conditions,

  Exposure to market risks in our financial instruments,

  Fluctuations in worldwide prices and demand for minerals,

  Fluctuations in the levels of our exploration and development activities,

  Risks associated with mineral resource exploration and development activities,

  Competition for resource properties and infrastructure in the mineral exploration industry,

  Technological changes and developments in the mineral exploration and mining industry,

  Regulatory uncertainties and potential environmental liabilities,

  Political changes in Argentina, which could affect our interests there, and

  The risks in the section of this prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,980,407 shares of our common stock which may be issued upon the exercise of warrants. The warrants were acquired by the selling stockholders directly from our company in private placements that were completed on November 27, 2009.

On November 27, 2009, we sold 5,960,814 units at a price of CAD$0.70 (US$0.66) per unit to 49 selling stockholders for gross proceeds of CAD$4,172,569.80 (US$3,945,999). Each unit consisted of one share of our common stock and one-half of one non-transferable warrant. Each whole warrant entitles the selling stockholder to purchase one additional share of our common stock at a price of CAD$0.90 (US$0.86) until November 27, 2011, subject to early expiration in the event that the shares of our common stock trade on the TSX Venture Exchange in Canada or the OTC Bulletin Board in the United States with an average closing price greater than CAD$1.25 (US$1.20) for a period of 30 consecutive trading days. 48 of the selling stockholders were not U.S. persons, as that term is defined in Regulation S, and none of them was in the United States and for these selling stockholders we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 903 of Regulation S. One of the selling stockholders was a U.S. person and an accredited investor and in issuing securities to this selling stockholder we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation S promulgated thereunder.

Pursuant to the subscription agreements that we entered into with the selling stockholders and the agency agreement with the agents who acted as our agents in connection with these private placements, we agreed to file, as soon as practicable and in any event not later than January 11, 2010, a registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock underlying the unit warrants.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. If we receive proceeds upon exercise of warrants issued in connection with the private placements that were completed on November 27, 2009, we intend to use these proceeds to fund ongoing exploration programs at our properties in the Patagonia region of Argentina, for working capital and for general corporate purposes

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock that may be issued upon exercise of the warrants.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 25, 2010 and the number of shares of our common stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 2,980,407 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or its shares of our common stock being offered in the offering.

None of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Dominion Employee Benefit Trustees Ltd. re Cheyne Trust A – David Treadwell FT(4)	513,636(5)	50,000	463,636	1.05%
Nassar Abdalla Alnassar	877,272(6)	50,000	827,272	1.87%
Gasland Investment SA(7)	150,000(8)	50,000	100,000	*
Barnet Investments Ltd. (9)	214,500(10)	71,500	143,000	*
Hinde Gold Fund(11)	428,571(12)	142,857	285,714	*
Hambros (Guernsey Nominees) Limited(13)	428,700(14)	142,900	285,800	*
TD Asset Management Inc.(15)	1,277,100(16)	285,700	991,400	2.24%
Samuel Belzberg	150,000(17)	50,000	100,000	*
David Lyall	537,000(18)	179,000	358,000	*
Grafton Capital Corporation(19)	214,500(20)	71,500	143,000	*
Smith & Williamson Nominees Limited(21)	428,700(22)	142,900	285,800	*
Greg Thompson	53,700(23)	17,900	35,800	*
William Washington	53,700(24)	17,900	35,800	*
Jag Holdings Ltd.(25)	112,500(26)	37,500	75,000	*
Igor Mousasticoshvily	37,500(27)	12,500	25,000	*
Benzion Schneider	15,000(28)	5,000	10,000	*
John Horwood	48,700(29)	10,000	38,700	*
Luke Norman	300,000(30)	100,000	200,000	*
Richard Wyman	210,000(31)	70,000	140,000	*
Brisco Capital Partners Corp.(32)	150,000(33)	50,000	100,000	*
Darcy Higgs	107,250(34)	35,750	71,500	*
Lorna Mjolsness	75,000(35)	25,000	50,000	*
Barry Mjolsness	75,000(36)	25,000	50,000	*
Klassic-Fore Investments Inc.(37)	75,000(38)	25,000	50,000	*
Spangler Enterprises Ltd.(39)	52,500(40)	17,500	35,000	*
Mark Hassett	75,000(41)	25,000	50,000	*

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
NuEnterprises Ltd.(42)	75,000(43)	25,000	50,000	*
WCM Holdings Ltd.(44)	52,500(45)	17,500	35,000	*
Riverspill Response Canada Ltd.(46)	52,500(47)	17,500	35,000	*
Joma Enterprises Ltd.(48)	52,500(49)	17,500	35,000	*
Alpha Capital(50)	427,850(51)	142,850	285,000	*
Hansen Investments Ltd.(52)	150,000(53)	50,000	100,000	*
Christian Klingebiel	59,250(54)	19,750	39,500	*
0820659 B.C. Ltd.(55)	107,100(56)	35,700	71,400	*
Lu Ma	85,650(57)	28,550	57,100	*
John Bowles	53,550(58)	17,850	35,700	*
William Randall	37,500(59)	12,500	25,000	*
Serge Vanry	21,300(60)	7,100	14,200	*
Michel Mendenhall	52,500(61)	17,500	35,000	*
Maria Burglehaus	90,600(62)	25,000	65,600	*
Bradley Resources Canada Ltd.(63)	107,100(64)	35,700	71,400	*
Frank Juriga	30,000(65)	10,000	20,000	*
Peppy Holdings Ltd.(66)	60,000(67)	20,000	40,000	*
Muse Global Master Fund Ltd.(68)	217,500(69)	72,500	145,000	*
Aran Asset Management SA(70)	427,500(71)	142,500	285,000	*
Morgan Stanley and Co.(72)	645,000(73)	215,000	430,000	*
Dennis Brooks	105,000(74)	35,000	70,000	*
New Generation Asset Management(75)	600,000(76)	200,000	400,000	*
RAB Special Situations (Master) Fund Limited(77)	315,000(78)	105,000	210,000	*
Totals	10,485,729	2,980,407	7,505,322

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 43,921,754 shares of our common stock issued and outstanding as of January 25, 2010. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)

David Treadwell exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Dominion Employee Benefit Trustees Ltd. re Cheyne Trust A – David Treadwell FT.

(5)	Consists of 463,636 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.

(6)	Consists of 463,636 shares of our common stock and 413,636 shares of our common stock issuable upon exercise of warrants.

(7)	Alexis Poisson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gasland Investment SA.

(8)	Consists of 100,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.

(9)	Sheena Artesga exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Barnet Investments Ltd.

(10)	Consists of 143,000 shares of our common stock and 71,500 shares of our common stock issuable upon exercise of warrants.

(11)	Ben Davies exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Hinde Gold Fund.

(12)	Consists of 285,714 shares of our common stock and 142,857 shares of our common stock issuable upon exercise of warrants.

(13)

Abyoos Holdings Ltd. beneficially owns the shares of our common stock held by Hambros (Guernsey Nominees) Limited. The board of directors of Abyoos Holdings Ltd. exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Abyoos Holdings Ltd. The board of directors is comprised of Joanne Sene, Rafael Jacob Benzaquen and Edward Frederick Naylor-Leyland.

(14)	Consists of 285,800 shares of our common stock and 142,900 shares of our common stock issuable upon exercise of warrants.

(15)	Margot Naudie exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by TD Asset Management Inc.

(16)	Consists of 851,400 shares of our common stock and 425,700 shares of our common stock issuable upon exercise of warrants.

(17)	Consists of 100,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.

(18)	Consists of 358,000 shares of our common stock and 179,000 shares of our common stock issuable upon exercise of warrants.

(19)	Richard Grafton exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Grafton Capital Corporation.

(20)	Consists of 143,000 shares of our common stock and 71,500 shares of our common stock issuable upon exercise of warrants.

(21)	Nick Peppiatt exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Smith & Williamson Nominees Limited.

(22)	Consists of 285,800 shares of our common stock and 142,900 shares of our common stock issuable upon exercise of warrants.

(23)	Consists of 35,800 shares of our common stock and 17,900 shares of our common stock issuable upon exercise of warrants.

(24)	Consists of 35,800 shares of our common stock and 17,900 shares of our common stock issuable upon exercise of warrants.

(25)	John Greig exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Jag Holdings Ltd.

(26)	Consists of 75,000 shares of our common stock and 37,500 shares of our common stock issuable upon exercise of warrants.

(27)	Consists of 25,000 shares of our common stock and 12,500 shares of our common stock issuable upon exercise of warrants.

(28)	Consists of 10,000 shares of our common stock and 5,000 shares of our common stock issuable upon exercise of warrants.

(29)	Consists of 38,700 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.

(30)	Consists of 200,000 shares of our common stock and 100,000 shares of our common stock issuable upon exercise of warrants.

(31)	Consists of 140,000 shares of our common stock and 70,000 shares of our common stock issuable upon exercise of warrants.

(32)	Scott Koyich exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Brisco Capital Partners Corp.

(33)	Consists of 100,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.

(34)	Consists of 71,500 shares of our common stock and 35,750 shares of our common stock issuable upon exercise of warrants.

(35)	Consists of 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(36)	Consists of 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(37)	Bob Krahn exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Klassic-Fore Investments Inc.

(38)	Consists of 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(39)	Craig Spangler and Huan Spangler exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Spangler Enterprises Ltd..

(40)	Consists of 35,000 shares of our common stock and 17,500 shares of our common stock issuable upon exercise of warrants.

(41)	Consists of 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(42)	Naresh Desai exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by NuEnterprises Ltd.

(43)	Consists of 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(44)	Wesley Martin exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WCM Holdings Ltd.

(45)	Consists of 35,000 shares of our common stock and 17,500 shares of our common stock issuable upon exercise of warrants.

(46)	John Lambton exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Riverspill Response Canada Ltd.

(47)	Consists of 35,000 shares of our common stock and 17,500 shares of our common stock issuable upon exercise of warrants.

(48)	John Webb exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Joma Enterprises Ltd.

(49)	Consists of 35,000 shares of our common stock and 17,500 shares of our common stock issuable upon exercise of warrants.

(50)	Peter Grut exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Alpha Capital.

(51)	Consists of 285,000 shares of our common stock and 142,850 shares of our common stock issuable upon exercise of warrants.

(52)	Peter Grut exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Hansen Investments Ltd.

(53)	Consists of 100,000 shares of our common stock and 50,000 shares of our common stock issuable upon exercise of warrants.

(54)	Consists of 39,500 shares of our common stock and 19,750 shares of our common stock issuable upon exercise of warrants.

(55)	Michael Waldkirch exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by 0820659 B.C. Ltd.

(56)	Consists of 71,400 shares of our common stock and 35,700 shares of our common stock issuable upon exercise of warrants.

(57)	Consists of 57,100 shares of our common stock and 28,550 shares of our common stock issuable upon exercise of warrants.

(58)	Consists of 35,700 shares of our common stock and 17,850 shares of our common stock issuable upon exercise of warrants.

(59)	Consists of 25,000 shares of our common stock and 12,500 shares of our common stock issuable upon exercise of warrants.

(60)	Consists of 14,200 shares of our common stock and 7,100 shares of our common stock issuable upon exercise of warrants.

(61)	Consists of 35,000 shares of our common stock and 17,500 shares of our common stock issuable upon exercise of warrants.

(62)	Consists of 65,600 shares of our common stock and 25,000 shares of our common stock issuable upon exercise of warrants.

(63)	George Holbrooke exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Bradley Resources Canada Ltd.

(64)	Consists of 71,400 shares of our common stock and 35,700 shares of our common stock issuable upon exercise of warrants.

(65)	Consists of 20,000 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of warrants.

(66)	David Steed exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Peppy Holdings Ltd.

(67)	Consists of 40,000 shares of our common stock and 20,000 shares of our common stock issuable upon exercise of warrants.

(68)	Richard Hazelwood exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Muse Global Master Fund Ltd.

(69)	Consists of 145,000 shares of our common stock and 72,500 shares of our common stock issuable upon exercise of warrants.

(70)	Michael Thalmann exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Aran Asset Management SA.

(71)	Consists of 285,000 shares of our common stock and 142,500 shares of our common stock issuable upon exercise of warrants.

(72)

CD Capital (UK) Ltd. beneficially owns the shares of our common stock held by Morgan Stanley and Co. Carmel Daniel exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by CD Capital (UK) Ltd.

(73)	Consists of 430,000 shares of our common stock and 215,000 shares of our common stock issuable upon exercise of warrants.

(74)	Consists of 70,000 shares of our common stock and 35,000 shares of our common stock issuable upon exercise of warrants.

(75)	David Dattels exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by New Generation Asset Management.

(76)	Consists of 400,000 shares of our common stock and 200,000 shares of our common stock issuable upon exercise of warrants.

(77)	Philipp Richard exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by RAB Special Situations (Master) Fund Limited.

(78)	Consists of 210,000 shares of our common stock and 105,000 shares of our common stock issuable upon exercise of warrants.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board in the United States and the TSX Venture Exchange in Canada and the Frankfurt Stock Exchange in Germany), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his, her or its shares of our common stock or warrants to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his, her or its broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

Description of Securities

General

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. As of January 25, 2010, there were 43,921,754 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock have one vote for each share on each matter submitted to a vote of our stockholders. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. According to our bylaws, generally, all elections and questions are decided by the vote of a majority in interest of our stockholders present in person or represented by proxy and entitled to vote at the meeting. According to our bylaws, generally, the presence in person or by proxy of our stockholders entitled to cast at least one third of the shares entitled to vote at the meeting constitutes a quorum. According to our bylaws, generally, any action required to be taken at the meeting of our stockholders, or any action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted. Our certificate of incorporation provides that our board of directors is expressly authorized to make, alter or repeal our bylaws.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, and after holders of any outstanding series of preferred stock have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. Our board of directors can authorize the issuance of one or more series of our preferred stock, and to fix by resolution or resolutions providing for the issuance of each series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent permitted by law. No holders of any outstanding series of our preferred stock are entitled to receive any dividends thereon other than those specifically provided for by our certificate of incorporation or the resolutions of our board or directors providing for the issuance of such series of our preferred stock. Upon any liquidation of our company, whether voluntary or involuntary, the holders of any outstanding series of our preferred stock are entitled to receive only such amount or amounts as has been fixed by our certificate of incorporation or by the resolution or resolutions of our board of directors providing for the issuance of such series.

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

Corporate History

We were incorporated in the State of Nevada on December 21, 2001 under the name “Delbrook Corporation” with authorized capital of 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. On March 15, 2004, we changed our name to “Argentex Mining Corporation”. We effected this name change by merging with our wholly owned subsidiary, “Argentex Mining Corporation”, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger. On November 5, 2007, we moved our state of domicile from Nevada to Delaware. This re-domicile was effected by merging with our wholly owned subsidiary “Argentex Mining Corporation”, a Delaware corporation that we formed specifically for this purpose. Our subsidiary was the surviving entity upon completion of the merger. Since November 5, 2007, we have been a Delaware corporation.

Subsidiary

We have one subsidiary, SCRN Properties Ltd., a Delaware corporation incorporated on February 13, 2004, which we formed for the purpose of acquiring and exploring natural resource properties in Argentina.

Our Business

We are in the mineral resource business. This business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is in the exploration stage.

Mineral resource exploration can consist of several stages. The earliest stage usually consists of the identification of a potential prospect through either the discovery of a mineralized showing on that property or as the result of a property being in proximity to another property on which exploitable resources have been identified, whether or not they are or have in the past been extracted.

After the identification of a property as a potential prospect, the next stage would usually be the acquisition of a right to explore the area for mineral resources. This can consist of the outright acquisition of the land or the acquisition of specific, but limited, rights to the land (e.g., a license, lease or concession). After acquisition, exploration would probably begin with a surface examination by a prospector or professional geologist with the aim of identifying areas of potential mineralization, followed by detailed geological sampling and mapping of this showing with possible geophysical and geochemical grid surveys to establish whether a known trend of mineralization continues through unexposed portions of the property (i.e., underground), possibly trenching in these covered areas to allow sampling of the underlying rock. Exploration also commonly includes systematic regularly spaced drilling in order to determine the extent and grade of the mineralized system at depth and over a given area, as well as gaining underground access by ramping or shafting in order to obtain bulk samples that would allow one to determine the ability to recover various commodities from the rock. Exploration might culminate in a feasibility study to ascertain if the mining of the minerals would be economic. A feasibility study is a study that reaches a conclusion with respect to the economics of bringing a mineral resource to the production stage.

As discussed in more detail below and in the section entitled “Description of Property”, below, our current mineral properties consist of four groups of mineral exploration claims located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. Until recently, we owned a fifth group of mineral exploration claims, known as the Argie claims, located in the Pleasant Valley area of British Columbia, near the town of Merritt, British Columbia. During the year ended January 31 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 16, 2009.

There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically and legally feasible to develop or exploit those resources. Even if we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit would constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled “Risk Factors” for additional information about the risks of mineral exploration.

Employees

As of January 25, 2010 , our company does not have any employees, but our subsidiary, SCRN Properties Ltd., employs one person on a full-time basis as its legal representative in Argentina. Our President and our Executive Vice-President of Corporate Development each provides services pursuant to consulting contracts. Our Chief Financial Officer receives a consulting fee on a monthly basis and our part-time bookkeeper provides services on an hourly basis. None of our consultants, including our Chief Financial Officer but excluding our President and our Executive Vice-President of Corporate Development, are required by the terms of their consulting agreements to spend all of their time on our affairs. Our President and our Executive Vice-President of Corporate Development are required to spend substantially all of their working time on our affairs.

We also engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

We retain consultants on the basis of ability and experience. Except as set forth above, neither we nor any person acting on our behalf has any preliminary agreement or understanding, nor do we contemplate any such, concerning any aspect of our operations pursuant to which any person would be hired, compensated or paid a finder’s fee.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own any patents or trademarks.

Description of Property

Principal Offices

Our principal offices are located at Suite 602, 1112 West Pender Street, Vancouver, British Columbia V6E 2S1, Canada. Our telephone number at our principal office is (604) 568-2496. Our fax number is (604) 568-1540. We lease approximately 878 square feet of office space for a term expiring October 31, 2010. Until October 31, 2008, our rental rate was $20 per square foot. From November 1, 2008 to October 31, 2010 our rental rate increased to $21 per square foot per month. We believe that our office space and facilities are sufficient to meet our present needs and we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

In addition to our principal offices in Vancouver, British Columbia, Canada, our wholly-owned subsidiary, SCRN Properties Ltd. maintains an office c/o Orlando Rionda, Radio Santiago del Estero 3051, Salta, Argentina, CP4400 Argentina. Our subsidiary’s telephone number in Argentina is 0054-387-424-8651. Our subsidiary does not have a fax number in Argentina.

Mineral Properties

Our wholly-owned subsidiary company, SCRN Properties Ltd., owns interests in four mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina. Until recently, we owned a fifth group of mineral exploration claims, known as the Argie claims, located in the Pleasant Valley area of British Columbia, Canada, near the town of Merritt, British Columbia, Canada. During the year ended January 31 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 16, 2009. To date, we have concentrated the bulk of our exploration efforts and expenditures on the Pinguino property, which is located in the Santa Cruz province of Argentina. During the next 12 months, we intend to continue to focus our efforts primarily on this property.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, including the Pinguino property, or that we will be able to identify any mineral resource on any of these properties that can be developed profitably. Even if we do discover commercially exploitable levels of mineral resources on any of our properties, which is unlikely, there can be no assurance that we would be able to enter into commercial production of these mineral resources.

The following is a brief description of each of our mineral properties:

Pinguino Property

Acquisition

We agreed to purchase an option to purchase the Pinguino property in a mineral property option agreement dated February 24, 2004 between our company and Christopher Dyakowski, who became our President, Secretary, Treasurer and a member of our board of directors immediately after this transaction was completed. The purchase price for the option was approximately $393,500 (CAD$450,000) and was paid in five installments as follows:

  approximately $43,710 (CAD$50,000), paid on July 1, 2004;
  approximately $65,565 (CAD$75,000), paid on September 9, 2005;
  approximately $87,420 (CAD$100,000), paid on July 1, 2006;
  approximately $87,420 (CAD$100,000), paid on June 26, 2007; and
  approximately $109,275 (CAD$125,000) paid on June 5, 2008.

Now that we have finished paying for the option on the Pinguino property, we own it subject to a 2% net smelter returns royalty in favor of Mr. Dyakowski. We have the right to purchase one half of Mr. Dyakowski’s net smelter returns royalty from the Pinguino property for the sum of approximately $962,000 (CAD$1,000,000) and all of it for the sum of approximately $1,923,000 (CAD$2,000,000). Title to all of the claims comprising the Pinguino property is registered in the name of our subsidiary, SCRN Properties Ltd.

Location

The Pinguino property is located in southern Argentina in the north-central part of the Province of Santa Cruz, centered at longitude 68o 34’ West and latitude 48o 00’ South. The location is shown on the map below:

Description of Mineral Claims

When title to the Pinguino property was originally transferred to our company’s wholly-owned subsidiary SCRN Properties Ltd., the property consisted of one Cateo covering approximately 10,000 hectares. Included within this Cateo were one Manifestacion de Descubrimiento covering approximately 1,500 hectares and 30 Pertinencias covering an aggregate of approximately 180 hectares. Because a Cateo is subject to reduction in area (and expiration) after the passage of time, we have since applied for additional Manifestacions de Descubrimiento in order to preserve our interests at the Pinguino project. The Pinguino property now consists of four “Manifestacions de Descubrimiento” and 30 Pertinencias, extending 36 kilometers east-west and 19 kilometers north-south. These are described as follows:

Property Name	Expediente No.	Registered Holder	Claim Type	Size
	(File No.)			(Hectares)

Tranquilo 1	405.334/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,486

Tranquilo 2	405.335/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,182

Cañadon	405.336/SCRN/05	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,827

Pinguino	414.409/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500

Pertinencias 1 – 30(1)	Described by Gauss Kruger Coordinates	SCRN Properties Ltd.	Pertinencia	180

Note

(1)	These Pertinencias are located entirely within the boundaries of, and are overlapped by, the Cormoran Manifestacion de Descubrimento.

Maintenance fees to be paid on a Manifestacion de Descubrimiento and a Pertinencia are known as “canons”. The canons are to be paid twice a year (first of which is due before or in the beginning of the first half of each year and the second of which is due before or in the beginning of the second half of each year). We plan to pay the canon for the first half of 2010 in February 2010, after which we expect to be current in payment of the maintenance fees on our Pinguino property.

Before we can commence any mining work on these Manifestacions de Descubrimento (other than exploration work), we will be required to file with the mining authority an environmental impact report, a description of our proposed work program and a description of each claim by reference to latitude and longitude.

Prior Work

The only historical exploration at the Pinguino property was done by Minera Mincorp between 1994 and 1996 in essentially the same area called the Cerro Léon Project. We are advised that their work included a reconnaissance geochemical lag samples, 196 square kilometers of geological mapping, excavation and sampling of 155 trenches totaling 1,543 meters along the silicified veins. In addition, 18 HQ diamond drill holes (1,032 m total) drilled along the principal vein on the property (known as the “Marta vein”) and other veins returned values somewhat lower than the surface results and with higher silver values locally. Minera Mincorp ceased work on the project in 1996. The data and core are at the Cerro Vanguardia minesite, which we do not own or have any right to, and have not been made available to our company.

Christopher Dyakowski acquired the Pinguino property in 1998 and, in 2000, optioned it to High American Gold Inc., a junior exploration company operating in Argentina. High American Gold conducted a short property exam and approached Minera Mincorp to negotiate a joint venture and in return acquired copies of the work carried out on the Pinguino Property by Minera Mincorp. High American subsequently defaulted on its option payments to Mr. Dyakowski and returned the Pinguino property to him, together with copies of all their data.

Our Work on the Pinguino Property to Date

During 2004 we engaged in preliminary exploration activities at our Pinguino property. These preliminary exploration activities consisted primarily of prospecting, soil sampling, trenching and trench sampling and IP geophysics. In early 2005, we initiated our first drill program on the best known vein system on the property, known as the Marta vein. This drill program consisted of 45 short drill holes for a total of 3,010 meters, testing the near-surface targets that were largely determined by previous trenching results.

We focused our drilling efforts on selected areas along the Marta vein based upon anomalous results from surface trenching. Analytical results returned a number of intervals of anomalous silver-gold mineralization contained in epithermal veins hosted by sedimentary rocks of the Roca Blanca formation. With an average length of approximately 75 meters, many of these holes tested the oxidized portion of the vein systems. The estimated depth of oxidation appears to be approximately 35-40 meters below surface.

In March 2006, we undertook a second drill program on the Pinguino property. We continued to focus on the Marta vein system, much of which remained untested from the previous drilling. The method of drill target definition in this drilling was different than previous drilling in that geophysical anomalies along the Marta trend were tested. Again, a number of mineralized silver-gold intervals were discovered in the northern part of the Marta vein but, in the southern portion, two drill holes intersected into a substructure of the main Marta vein that revealed high lead, zinc, silver, gold and indium values. Other drill holes in the adjacent Yvonne vein also showed a high sulphide content and anomalous base, precious and indium values over significant widths.

A follow-up drill program consisting of 30 holes for a total of 3,000 meters was completed in mid-January 2007. We focused on the central part of the Marta vein system, which included a number of new sulphide targets discovered by detailed mapping, prospecting and geophysics. The results of this program proved the existence of multiple sulphide veins in the central part of the Marta vein system. This sulphide vein system discovered to date occurred within an area of approximately 4 square kilometres (2.4 square miles). We announced the analytical results for this 30 hole drilling program on April 16 and April 23, 2007.

In late 2007, we initiated the largest drill program ever staged on the Pinguino property, targeting existing mineralized zones along strike and to depth as well as new targets with little or no existing testing. The first zone tested was Marta Centro and results released in early April 2008 confirmed the continuation of known base metal mineralization to depths further than previously tested. Drill testing has been carried out on Marta Este, Marta Norte, Marta Noroeste and other zones as part of the overall drill program.

During the 2007-2008 exploration program, we completed approximately 20,782.9 meters (68,185 feet) of HQ diamond drilling at Pinguino using two independent drill contractors. A total of 15 base-metal and precious-metal veins were tested in 151 new HQ diamond drill holes. In total, more than 10,000 core samples have been collected and submitted to Acme Analytical Laboratories for analysis.

The last hole in the 2007-2008 program, hole P269, was located in Marta Centro and was the deepest hole ever drilled at Pinguino. It returned an intersection of 8.85 meters (29 feet) returned 92 g/t silver and 6.55% combined lead-zinc at a depth of approximately 400 meters (1,312 feet) below the top of the mineralized zone. Our management believes this may be the deepest and thickest mineralized intercept within the entire Deseado Massif of Santa Cruz province.

Our use of IP geophysics and specific chargeability anomalies has proved to be a much better targeting method than we previously thought when the initial geological impression was of a low-sulphidation epithermal model. The high concentrations of sulphides in a central core zone surrounded by disseminated and veinlet mineralization provides an excellent target for this type of geophysical method.

Mapping has indicated approximately 60 kilometers of epithermal veins and vein-breccias on the property. Very few of these have been sufficiently tested and sampled with work completed to date. The geophysical coverage completed on the Marta vein in 2004 is currently being supplemented by additional grid coverage on new veins.

In December 2009, we commenced the diamond drilling for the 2009-2010 exploration program at Pinguino’s Marta Norte zone. A total of 14 shallow drill holes totalling 607 meters (1,991 feet) have been completed to date in the near-surface oxidation zone. Core samples have been sawn and shipped to Acme Labs for analysis with analytical results expected in February 2010. Soil sampling as well as excavator trenching of new targets at Marta Norte is also underway. So far more than 600 soil samples have been collected. We expect this program to continue into the second quarter of 2010. Concurrently, preliminary metallurgical testing and a scoping study are in the process with an independent engineering firm. We anticipate that the scoping study and metallurgical testing to be completed in the second quarter of 2010.

There can be no assurance that future exploration will reveal any significant amounts of gold or other minerals in quantities sufficient to justify development of a mine or the conduct of mining operations.

Geology

The Pinguino project is located in the Deseado Massif, Santa Cruz province, southern Argentinian Patagonia. The Deseado Massif is a geological and metallogenic region characterized by extended middle to late Jurassic bimodal volcanic rocks (Bahía Laura Group and Bajo Pobre Formation) with associated low sulphidation (LS) epithermal mineralization.

Mineralization in the Pinguino area was discovered by a prior owner in 1994. This prior owner made the decision to divest itself of the property in 1998. We acquired the property in early 2004, at which time we initiated a comprehensive work program. Our initial exploration program was focused on an Ag epithermal deposit, but in 2005 we redefined our program in light of our discovery that this property is of the polymetallic epithermal deposit type.

The geological and structural settings at the Pinguino project are atypical for the Deseado Massif. It is a dome structure produced by a deep intrusion (>5Km) with shallower mafic apophysis. This magmatic activity (La Leona/ Cerro León Formations) is lower Jurassic and is intruding Triassic to lower Jurassic volcanogenic continental sediments of El Tranquilo Group and Roca Blanca Formation.

Pinguino veins are hosted in these older rocks and related to a strike-slip zone, which has a major northwest-trending fault (El Tranquilo), and several associated faults and lineaments. This regional fault zone can be seen to extend southeast to Cerro Vanguardia gold-silver quartz veins field.

A total of 14 additional line kilometers (8.7 additional line miles) of veins were discovered in 12 new structures. Mapped veins at the property now covers a combined strike length of 74 kilometers (45 miles). Mineralization has been tested and found at depth by drilling in 15 of 47 zones. Two types of veins can be recognized.

Quartz-rich veins are represented by four NW-striking orientations. There are silver-gold rich hydrothermal breccias, with several silver-rich ore shoots along the structure. The sulphide-rich veins are represented by both northwest and two east-northeast vein orientations. The majority of these veins are located in a 6 square kilometer area that is just above an east-northeast dioritic shallow intrusion. This type of vein has silver, zinc, gold, indium, copper, lead, with minor tin, tungsten and bismuth anomalous contents.

The two systems (quartz-rich and sulphide-rich) are interpreted to be different in time and genesis. The sulphide-rich type is earlier, higher temperature and related to the shallow intrusions. The quartz-rich system is lower temperature and related to the middle to late Jurassic major epithermal activity.

The Pinguino project appears to be the first polymetallic epithermal deposit found in the Deseado Massif.

The following table shows the results for all of the drill holes that we have published to date on the Pinguino property:

Drill Hole	From (m)	To (m)	Length (m)*	Indium (g/t)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
AREA: Kae
P117	25.00	43.00	18.00	3	0.02	8.0	0.28	1.02
P117	33.00	43.00	10.00	6	0.02	10.8	0.35	1.47
P117	36.00	42.00	6.00	6	0.02	12.7	0.43	1.81
AREA: Kasia
P110	32.80	34.15	1.35	1	0.08	52.4	2.63	3.17
P110	40.05	63.95	23.90	3	0.04	13.8	0.67	1.39
P110	41.05	44.10	3.05	3	0.06	11.6	0.58	2.40
P110	57.42	60.40	2.98	12	0.11	23.6	1.05	2.40
P111	41.90	64.78	22.88	21	0.10	9.1	0.51	1.72
P111	50.55	62.75	12.20	33	0.16	14.4	0.80	2.65
P111	60.36	62.75	2.39	145	0.66	29.3	0.81	6.25
P112	37.10	38.60	1.50	25	0.01	11.2	0.74	2.06
P112	37.10	47.70	10.60	11	0.02	11.7	0.37	1.25
P112	43.50	46.70	3.20	16	0.03	19.9	0.57	1.77
P242	41.00	45.75	4.75	16	0.02	30.0	0.43	2.31
P243	34.60	54.50	19.90	36	0.03	23.3	0.52	4.19
P244	47.50	57.30	9.80	4	0.85	8.7	0.36	1.55

P244	61.00	65.90	4.90	13	0.06	16.9	0.45	1.84
P245	36.26	48.00	11.74	17	0.08	9.3	0.48	1.39
AREA: Marta Centro
P001	33.80	37.65	3.85	na*	3.92	91.6	na*	na*
P005	11.85	14.50	2.65	na*	1.22	128.0	na*	na*
P006	27.30	28.87	1.57	na*	0.49	208.0	na*	na*
P007	43.65	46.95	3.30	na*	0.53	93.2	na*	na*
P010	26.35	36.00	9.65	na*	0.41	91.5	na*	na*
P011	43.90	52.04	8.14	na*	2.44	158.7	na*	na*
P012	58.27	60.34	2.07	na*	2.84	84.9	na*	na*
P012	72.09	73.50	1.41	na*	0.87	193.0	na*	na*
P013	14.60	17.74	3.14	na*	1.22	126.5	na*	na*
P014	28.09	30.70	2.61	na*	2.50	106.8	na*	na*
P014	35.10	37.80	2.70	na*	4.87	98.8	na*	na*
P015	53.90	56.18	2.28	na*	1.51	67.5	na*	na*
P016	73.19	76.00	2.81	na*	3.83	272.3	na*	na*
P017	16.54	18.60	2.06	na*	0.44	98.2	na*	na*
P021	76.75	77.15	0.40	na*	12.43	24.0	na*	na*
P023	43.78	44.23	0.45	na*	3.89	131.9	na*	na*
P023	51.08	53.15	2.07	na*	0.79	164.9	na*	na*
P024	32.00	33.90	1.90	na*	8.19	916.7	na*	na*
P025	14.00	17.38	3.38	na*	1.14	525.9	na*	na*
P026	23.00	25.40	2.40	na*	2.26	620.3	na*	na*
P026	29.15	32.00	2.85	na*	0.70	201.3	na*	na*
P027	49.20	52.00	2.80	na*	1.09	411.8	na*	na*
P028	14.15	17.00	2.85	na*	0.41	324.8	na*	na*
P029	33.50	35.07	1.57	na*	0.14	393.7	na*	na*

P029	37.14	39.05	1.91	na*	0.36	523.4	na*	na*
P053	45.70	56.50	10.80	177	0.85	138.7	3.02	8.09
P054	56.00	64.00	8.00	70	0.90	50.8	1.06	5.00
P054	56.00	64.00	8.00	70	0.90	50.8	1.06	5.00
P071	21.70	25.50	3.80	7	0.88	157.0	0.70	0.02
P072	13.20	25.90	12.70	2	0.60	18.0	0.54	0.03
P073	34.90	37.50	2.60	27	5.52	704.0	1.28	0.06
P074	44.65	50.50	5.85	207	1.05	201.0	4.34	8.18
P075	46.90	56.14	9.24	59	0.29	45.0	1.83	5.64
P076	48.00	51.30	3.30	158	0.81	113.0	2.52	9.98
P077	33.75	50.25	16.50	30	0.23	29.0	0.39	2.34
P078	29.50	49.00	19.50	30	0.17	25.0	0.48	2.70
P079	57.57	59.66	2.09	14	0.77	239.0	0.78	0.63
P080	64.20	72.80	8.60	64	0.56	53.0	0.81	4.36
P081	55.07	70.00	14.93	105	0.41	78.0	2.03	6.91
P082	59.10	71.40	12.30	188	0.58	101.0	1.95	9.37
P082	99.20	117.92	18.72	15	0.12	29.0	0.98	1.34
P083	60.60	70.80	10.20	91	0.33	78.0	1.70	6.92
P084	84.70	96.00	11.30	33	0.45	38.0	0.54	3.51
P085	76.87	91.10	14.23	45	0.29	52.0	1.41	4.14
P086	82.40	97.10	14.70	117	0.42	73.0	1.72	7.22
P087	68.00	182.80	114.80	9	0.08	18.0	0.45	1.34
P087	86.50	98.00	11.50	54	0.38	130.0	3.08	6.17
P088	53.37	67.15	13.78	26	0.24	36.0	0.52	2.92
P089	74.75	87.67	12.92	17	0.17	24.0	0.48	2.52
P090	62.30	76.70	14.40	25	2.06	32.0	0.36	1.96
P091	52.85	69.46	16.61	10	0.06	5.0	0.09	1.03

P092	44.53	55.03	10.50	2	0.01	3.0	0.11	0.62
P093	53.67	60.80	7.13	9	0.17	43.0	1.10	3.56
P122	63.00	66.20	3.20	15	0.70	91.0	1.90	5.00
P123	60.00	68.50	8.50	12	0.30	61.0	0.70	0.90
P126	61.60	67.90	6.30	3	1.70	38.0	1.00	2.60
P130	103.00	108.80	5.80	69	0.40	45.0	1.00	3.40
P131	94.50	114.80	20.30	23	0.20	31.0	0.70	3.10
P132	95.90	108.90	13.00	52	0.30	33.0	0.80	4.60
P133	100.30	169.70	69.40	30	0.20	22.0	0.50	2.40
P134	96.20	114.00	17.80	36	0.20	58.0	1.60	3.20
P135	97.50	109.40	11.90	4	0.10	18.0	0.40	1.50
P136	125.80	135.70	9.90	97	0.40	22.0	0.40	4.00
P138	106.20	127.10	20.90	32	0.20	34.0	0.90	3.10
P139	124.10	129.00	4.90	74	0.50	103.0	2.40	6.10
P140	116.48	123.00	6.52	44.7	0.41	103.4	3.43	7.07
P141	115.60	124.70	9.10	4	0.20	73.0	0.80	2.00
P163	208.80	222.32	13.52	46	0.35	50.6	1.61	7.91
P164	198.00	210.70	12.70	60	0.44	141.0	3.34	6.05
P165	182.10	198.85	16.75	18	0.18	50.9	0.58	2.45
P166	203.60	208.10	4.50	15.9	0.50	107.6	1.39	6.13
P167	195.30	206.35	11.05	51	0.28	44.3	1.06	5.13
P168	213.00	221.00	8.00	11	0.22	30.7	0.62	2.44
P169	200.90	212.56	11.66	20	0.28	32.0	0.66	3.58
P170	245.87	256.23	10.36	24	0.30	29.5	0.46	2.28
P172	251.40	262.25	10.85	46	0.34	26.8	0.89	7.26
P173	246.80	256.78	9.98	54	0.46	90.8	2.22	6.74
P264	72.80	83.80	11.00	18	0.11	33.8	0.66	2.44

P264	91.40	94.85	3.45	7	0.53	46.3	0.54	3.39
P265	86.52	96.50	9.98	1	0.21	44.7	0.73	1.49
P266	104.85	108.85	4.00	1	0.06	11.3	0.62	1.27
P268	227.40	232.80	5.40	11	0.70	59.0	1.13	3.06
P269	364.60	373.45	8.85	2	0.35	92.3	2.08	4.47
AREA: Marta Este
P055	50.30	55.80	5.50	na*	0.43	80.6	0.08	0.04
P056	61.50	71.60	10.10	na*	1.17	375.1	0.16	0.08
P057	36.60	39.50	2.90	na*	0.31	149.2	0.17	0.04
P057	52.20	54.00	1.80	na*	0.87	133.4	1.31	0.03
P058	31.1	43.7	12.6	na*	0.78	108.9	0.25	0.05
P058	47.50	50.10	2.60	na*	0.63	230.9	1.22	0.09
P059	22.10	24.40	2.30	na*	0.37	158.2	0.14	0.03
P059	48.00	62.00	14.00	na*	1.74	235.4	1.52	0.38
P140	115.50	126.20	10.70	34	0.30	68.0	2.25	5.05
P140	169.20	178.20	9.00	25	0.10	12.0	0.40	2.37
P140	190.60	194.50	3.90	3	0.10	13.0	0.56	1.05
P143	73.20	83.70	10.50	0	1.10	23.0	0.60	0.90
P144	87.50	90.46	3.00	3	0.20	35.0	2.50	1.60
P145	65.60	84.70	19.10	1	0.80	384.0	1.50	1.60
P146	63.85	79.00	15.20	1	0.40	185.0	1.10	0.80
P147	62.30	69.00	6.70	3	1.50	112.0	2.50	1.30
P147	74.40	76.90	2.50	0.3	5.32	29.0	0.75	0.76
P148	65.05	73.50	8.50	4	0.70	48.0	0.20	0.10
P151	59.60	69.50	9.90	0	0.90	29.0	0.10	0.10
P152	61.40	70.55	9.20	1	1.10	48.0	0.07	0.03
P153	65.10	81.30	16.20	7	2.30	371.0	0.20	0.10

P154	59.10	77.80	18.70	2	1.90	422.0	0.10	0.10
P155	63.90	76.80	12.90	1	0.50	168.0	0.65	0.08
P160	91.00	94.00	3.00	10	1.00	213.0	0.31	0.28
P160	100.60	105.00	4.40	6	0.90	92.0	0.42	0.31
P160	56.81	58.05	1.24	0.1	1.24	191.1	0.12	0.07
P161	85.90	98.60	12.70	1	0.50	160.0	2.09	0.56
P161	38.13	40.44	2.31	0	2.57	172.8	0.06	0.03
P205	160.25	161.75	1.50	0.9	3.06	10.4	0.79	0.8
P206	109.35	111.40	2.05	0.3	0.33	269.2	1.37	1.75
P206	116.00	121.75	5.75	1.4	0.52	75.0	1.09	1.94
P206	118.10	119.4	1.30	5.1	0.96	192.5	2.19	5.28
P206	118.10	120.96	2.86	2.6	0.78	113.2	1.14	3.05
P208	104.32	112.95	8.63	4	0.55	164.7	1.14	5.09
P209	145.50	150.00	4.50	8	0.35	168.4	0.60	4.98
P209	145.50	150.00	4.50	7.7	0.35	168.4	3.92	4.98
P209	145.50	150.00	4.50	7.7	0.35	168.4	0.6	4.98
P210	106.00	112.95	6.95	1	0.27	26.4	0.94	1.85
P211	142.60	145.78	3.18	2	0.14	14.7	0.33	2.59
P211	164.70	170.30	5.60	0	0.09	14.4	0.68	0.91
P211	175.00	177.50	2.50	2	0.31	47.2	1.78	2.40
P212	65.64	66.67	1.03	0	1.42	302.0	0.13	0.09
P214	119.12	121.47	2.35	8	0.87	250.2	0.35	0.39
P215	157.74	160.7	2.96	6.2	1.11	27.3	0.42	0.68
P215	157.74	162.63	4.89	8	0.91	21.1	0.40	0.61
P217	157.00	163.74	6.74	19	1.65	245.0	1.73	3.82
P217	157.00	161.96	4.96	22.2	2.17	314.0	2.13	4.76
P221	164.20	172.10	7.90	20	0.33	74.2	1.46	3.08

P225	127.24	130.71	3.47	13	0.25	58.4	1.20	2.57
P227	152.62	162.08	9.46	24	0.29	127.2	2.00	4.36
P227	42.00	50.00	8.00	0	1.24	1.4	0.03	0.02
P227	172.08	174.08	2.00	2.3	0.14	43.1	1.27	1.46
P227	231.68	233.66	1.98	0.1	0.94	1.6	0.04	0.19
P227	240.60	242.55	1.95	1	2.25	35.3	0.67	1.84
P229	16.70	19.45	2.75	22	1.12	255.7	0.26	0.16
P232	221.30	230.95	9.65	2	0.15	34.3	1.76	3.27
P233	215.25	220.50	5.25	1	0.48	32.9	0.96	2.09
P234	204.50	211.25	6.75	9	0.32	37.8	1.17	3.96
AREA: Marta Noroeste
P060	42.60	44.60	2.00	na*	1.42	2.6	0.01	0.01
P061	24.60	25.60	1.00	na*	0.06	107.4	0.15	0.03
P062	47.50	52.30	4.80	na*	0.18	74.1	0.04	0.01
P062	63.00	69.30	6.30	na*	2.11	60.3	0.06	0.01
P196	79.18	79.60	0.42	na*	251.26	>100	0.51	0.16
P197	99.15	100.50	1.35	0	6.99	773.5	0.15	0.11
AREA: Marta Norte
P031	43.60	46.50	2.90	na*	0.56	509.3	na*	na*
P032	28.30	37.10	8.80	na*	0.90	1094.9	na*	na*
P063	52.00	54.00	2.00	na*	0.28	466.9	0.07	0.01
P064	41.00	48.00	7.00	na*	0.26	241.2	0.71	0.01
P065	57.40	59.40	2.00	na*	0.04	67.0	0.05	0.19
P066	31.00	35.00	4.00	na*	0.10	118.0	0.06	0.05
P067	14.90	16.20	1.30	na*	0.26	173.6	0.12	0.09
P068	20.90	22.20	1.30	na*	0.18	224.0	0.04	0.03
P068	48.60	50.50	1.90	na*	0.21	277.0	0.79	0.58

P069	42.70	45.30	2.60	na*	0.18	191.0	0.21	0.05
P070	30.00	36.20	6.20	na*	0.15	100.0	0.14	0.02
P174	71.10	75.10	4.00	0	0.21	403.7	0.99	0.47
P176	67.90	71.50	3.60	0	0.75	245.5	2.07	0.26
P177	87.05	90.48	3.43	0	0.31	180.7	8.27	0.25
P178	77.35	80.20	2.85	0	0.20	274.3	0.14	0.17
P183	85.00	93.10	8.10	0	0.38	178.1	0.70	0.70
P183	114.70	115.75	1.05	1	0.09	151.2	1.01	5.79
AREA: Marta Sur
P040	37.20	41.71	4.51	na*	0.50	168.2	na*	na*
P040	40.20	41.71	1.51	na*	1.16	375.0	na*	na*
P041	47.25	58.95	11.70	na*	0.55	134.6	na*	na*
P041	57.50	58.95	1.45	na*	1.15	175.0	na*	na*
P044	47.00	51.65	4.65	na*	2.62	37.6	na*	na*
P044	56.64	62.50	5.86	na*	4.79	23.6	na*	na*
P044	57.25	59.90	2.65	na*	8.69	37.2	na*	na*
P051	42.00	43.20	1.20	na*	1.68	16.0	0.01	0.04
P051	50.90	51.90	1.00	na*	1.55	33.4	0.01	0.03
P052	66.80	82.40	15.60	na*	0.23	21.0	0.01	0.08
AREA: Savary
P115	28.30	28.80	0.50	1	1.08	45.0	1.59	0.47
P116	37.70	39.70	2.00	33	0.72	35.3	0.84	2.48
P256	39.42	42.85	3.43	30.1	0.88	39.5	0.67	2.4
P257	17.65	19.65	2.00	2.6	1.97	11.2	0.10	0.05
P257	25.65	29.55	3.90	16.4	0.87	20.1	6.02	0.04
P262	41.00	45.00	4.00	17.8	1.42	5.2	0.10	0.03
P262	65.00	68.78	3.78	1.2	2.21	3.0	0.10	0.04

AREA: Sonia
P113	31.45	33.30	1.85	121	0.73	273.6	5.33	12.35
P113	31.45	56.00	24.55	21	0.17	30.2	0.58	1.56
P118	18.47	19.03	0.56	13	0.03	14.6	0.95	0.07
P118	31.10	34.40	3.30	1	0.87	45.3	0.48	0.08
AREA: Yvonne
P046	54.50	56.07	1.57	37	2.29	50.9	0.09	1.76
P046	66.44	67.60	1.16	31	0.89	15.0	0.09	1.54
P047	40.20	41.70	1.50	152	2.55	22.3	0.49	5.65
P047	65.40	66.95	1.55	14	2.06	8.3	0.04	0.50
P047	69.00	71.50	2.50	31	1.40	47.1	0.10	1.17
P048	19.30	24.24	4.94	20	6.68	49.9	0.16	0.14
P048	22.30	23.30	1.00	73	30.64	100.0	0.57	0.31
P049	82.25	84.50	2.25	48	3.54	40.6	0.12	0.64
P050	37.00	38.40	1.40	80	5.20	101.9	0.24	1.73
P050	50.30	72.48	22.18	na*	na*	na*	0.06	0.55
P095	35.37	36.37	1.00	107	8.00	95.0	0.34	0.51
P096	28.50	35.15	6.65	15	2.38	54.0	0.11	0.03
P097	27.25	30.37	3.12	17	1.44	31.0	0.38	0.04
P097	39.33	39.83	0.50	81	2.30	96.0	0.34	2.87
P098	17.75	18.46	0.71	48	2.37	35.0	0.05	0.41
P101	56.18	60.18	4.00	69	3.06	41.0	0.12	1.49
P102	52.56	57.40	4.84	71	1.98	61.0	0.21	2.16
P106	76.07	77.43	1.36	82	3.64	75.9	0.12	0.98
P107	71.90	97.10	25.20	12	0.48	7.0	0.05	0.69
P108	44.98	84.17	39.19	11	0.53	9.0	0.06	0.56
P109	65.05	67.05	2.00	28	1.81	16.7	0.02	0.39

P109	71.05	74.86	3.81	22	1.22	18.3	0.06	0.93
AREA: Yvonne Norte
P103	36.10	38.15	2.05	14	0.10	12.8	0.12	1.36
P103	49.00	63.45	14.45	13	0.13	5.8	0.13	1.08
P103	51.48	52.60	1.12	118	0.39	29.8	0.33	4.78
P104	20.70	31.60	10.90	15	0.14	11.8	0.07	0.02
P105	50.35	51.85	1.50	33	4.48	72.6	0.36	0.42
P105	50.35	61.30	10.95	10	1.06	16.9	0.10	0.17
P105	55.90	56.46	0.56	34	5.49	68.4	0.10	0.11
AREA: Yvonne Sur
P094	25.60	29.10	3.50	56	0.71	268.6	2.22	0.04
P099	43.40	45.40	2.00	37	0.16	11.0	0.20	1.39
P100	33.50	36.00	2.50	11	1.13	13.0	0.03	0.06
P100	42.00	46.00	4.00	34	0.89	48.2	0.07	0.32
P100	71.30	79.30	8.00	51	0.51	13.5	0.35	2.46
P200	38.63	52.90	14.27	34	0.26	41.5	1.43	4.07
P200	70.38	81.28	10.90	33	0.25	130.2	6.49	7.89
P251	47.40	58.40	11.00	5	0.08	11.4	0.51	1.32
P252	43.70	63.90	20.20	4	0.08	18.2	0.87	2.19
P252	81.70	93.95	12.25	2	0.04	8.5	0.42	1.27
AREA: Yvonne Sur-Marcella
P200	69.84	82.33	12.49	31	0.25	119.7	6.05	7.39
P200	89.05	97.00	7.95	5	0.04	10.5	0.47	1.41
P200	101.50	109.98	8.48	14	0.06	35.1	1.40	3.25
P249	46.00	49.40	3.40	11	0.03	21.5	0.90	0.98

*True widths are estimated to be 85-90% of the stated core length

Physiography

The property is located in the Sub-Andean Patagonia geographical region, which lies south of Rio Colorado, east of the Andes Mountains to the Atlantic Ocean, and north of the Straits of Magellan in southern Argentina. Patagonia includes the provinces of Neuquén, Rio Negro, Chubut, and Santa Cruz.

The topography is flat to undulating plateaus cut by small, frequently dry streams and dotted with closed basins holding temporary lakes and springs. The average elevation of the property is approximately 400 meters above mean sea level.

Vegetation is typically stunted with hardy shrubs, low trees, and hardy grasses suited for the semi-desert climate. Animals include herds of guanco (an American camel), flocks of ñandu (an American ostrich), mountain lion, rabbit or hare, red fox, several flightless birds, and a variety of migrant birds.

Accessibility

National Route 3 is the major paved provincial highway in southeastern Argentina. It parallels the Atlantic coast and connects the major regional centers Comodoro Rivadavia and Rio Gallegos. Both centers are served by daily flights from Buenos Aires. The nearest city to the property, Puerto San Julian is located on the Atlantic coast 160 kilometers southeast of the property. It is 250 kilometers south of Comodoro Rivadavia and 400 kilometers north of Rio Gallegos along National Route 3.

Vehicle access to the property is via National Route 3 to the village of Tres Cerros, which is about 140 kilometers north of Puerto San Julian. The graveled (ripio) Provincial Route 87 goes west from Tres Cerros for 40 kilometers where it meets Provincial Route 75 that heads northwest for 21 kilometers. The local road turns north for 16 kilometers to the estancia El Piche. A single lane gravel road continues another 12 kilometers west to give access to the project area. Within the property, gravel and dirt roads provide good access to most areas of the property. In winter or during infrequent rainstorms, four-wheel drive is necessary.

The property covers several estancias (sheep ranches), some abandoned, located in the central part of Santa Cruz Province, particularly El Piche.

Infrastructure

There are no nearby power lines or telecommunication lines. A natural gas transmission line is located within 65 kilometers east of the property, passing just west of Puerto San Julian. The main economic activity is sheep farming. The Cerro Vanguardia gold and silver mine and mill site, operated by a subsidiary of Anglo Gold, is located approximately 48 kilometers southeast from the center of the Pinguino property. The technical college at Puerto San Julian has introduced technical training for the mining industry to increase the capacity of the local workforce.

Budget

We intend to spend approximately $2,251,000 on our Pinguino property over the 12 month period ending January 31, 2011. During this period, we hope to complete preliminary metallurgical testing and begin work on a preliminary economic assessment or scoping study of selected targets within the Pinguino property, such as the silver-rich Marta Norte area.

There are no known reserves on the Pinguino property and any proposed program by us is exploratory in nature. We have not conducted a significant amount of drilling in targeted areas on the Pinguino property, testing our proposed geological model of mineral deposition. We have not conducted any economic assessment or development or mining work on the Pinguino property. We plan to review these mineral claims after each work program and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the Pinguino property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Santa Cruz Properties

Acquisition

We own interests in 23 additional mineral claims in the Santa Cruz Province of Argentina that form two groups, or properties. We refer to one of these groups of mineral claims, consisting of 17 claims, as the “Santa Cruz” properties. We refer to the remaining six mineral claims as the “El Condor” property. These claims collectively cover approximately 68,608 hectares.

The Santa Cruz Properties are described as follows:

	Expediente No.			Size
Property Name	(File No.)	Registered Holder	Claim Type	(Hectares)

Diamante 1	407.929/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,862

Diamante 2	407.928/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,906

CV Norte	407.935/03	SCRN Properties Ltd.	Cateo	4,177

MD Norte 1	404.213/07	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2177

Boreal	408.338/06	SCRN Properties Ltd.	Cateo	3484

CV 1	407.931/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000

CV2	407.930/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000

CV 3	407.932/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,000

La Leona	407.220/03	SCRN Properties Ltd	Cateo	4400

La Leona 1	404.214/07	SCRN Properties Ltd	Manifestacion de Descubrimiento	2400

Cerro Contreras	407.182/03	SCRN Properties Ltd.	Cateo	5,875

Nuevo Oro 1	407.933/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,903

Nuevo Oro 2	407.934/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,951

Merlot 1	407.077/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,200

Cabernet 1	406.860/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3,777

Cabernet 2	406.859/03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,981

Plata Leon	407.423/06	SCRN Properties Ltd.	Cateo	10,000

The Diamante 2, CV Norte, CV 1, CV 3, La Leona, Cerro Contreras, and Nuevo Oro 1 and Nuevo Oro 2 were acquired by us pursuant to the terms of a mineral property acquisition agreement dated February 24, 2004 between us and Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a former director. We refer to this group of claims as the “Dyakowski property”.

As consideration for the Dyakowski property, we issued to Mr. Dyakowski, subject to escrow and return to treasury conditions, a total of 833,333 shares of our common stock. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property and a third property (see discussion of the SCRN property, below) on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005.

We acquired the Diamante 1 and CV2 Manifestacions de Descubrimiento pursuant to a mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., whereby we also acquired three additional manifestations of discovery located in the Rio Negro Province of Argentina and discussed below under the heading “Rio Negro Properties”. We paid to Storm Cat Energy Corp. the sum of approximately $7,528 for all of these manifestations of discovery. At the time of this acquisition in February, 2004, Storm Cat Energy Corp. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.

Our El Condor property is described as follows:

Property Name	Expediente No.	Registered Holder	Claim Type	Size
	(File No.)			(Hectares)

Bajo Condor	410.783/SCRN/06	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2000

Alto Condor	400.720/SCRN/07	SCRN Properties Ltd.	Manifestacion de Descubrimiento	3015

Condor Manifestacion de Descubrimiento(1)	414.085/Palacios/00	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,500

Condor Pertinencia 1(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Condor Pertinencia 2(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Condor Pertinencia 3(2)	N/A	SCRN Properties Ltd.	Pertinencias	6

Notes

(1)	Contained within the area of the Condor manifestacion de descubrimiento and the El Condor cateo.

(2)	Contained within the area of the El Condor cateo.

We acquired the El Condor property pursuant to a mineral property acquisition agreement dated February 20, 2004 between our company and San Telmo Energy Ltd. As consideration for the Condor property we paid to San Telmo Energy Ltd. the sum of approximately $7,528. The Condor property is subject to a 2% net smelter returns royalty in favor of San Telmo Energy Ltd. We have the right to repurchase one half of this royalty for approximately $962,000 (CAD$1,000,000) and all of this royalty for approximately $1,923,000 (CAD$2,000,000). At the time of this acquisition in February, 2004, San Telmo Energy Ltd. was an affiliate of Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.

There are no maintenance fees to be paid on a cateo or on a manifestation of discovery, but there are semi-annual fees charged to maintain a pertinencia. We are current in the payment of all maintenance fees on that portion of our El Condor property comprised of pertinencias.

There are no known commercially viable mineral resources (known as a ‘reserve’) on our Santa Cruz property or our El Condor property. Any proposed program by us is exploratory in nature and we have not conducted any significant exploration activities on these properties. We plan to review these mineral claims and, if warranted, undertake further exploration activities but we cannot give any assurance that either of these properties will warrant further exploration activities.

Samples collected in 2004 from a reconnisance traverse to Cerro Contreras returned the following results:

Sample	Easting	Northing	Sample type	Au	Ag	Cu	Pb	Zn	As	Sb
				ppm	ppm	ppm	ppm	ppm	ppm	ppm
404968	2525522	4761553	Float	0.036	5.0	30.9	55.7	345	537	8.0
404969	2525444	4761455	Float	0.110	1.5	14.9	26.0	127	258	3.7
404970	2525940	4761378	0.6 m composite	0.074	0.5	4.4	15.9	81	104	2.1
404971	2526385	4761595	1.6 m chip	0.005	1.8	23.7	84.8	80	181	1.9
404972	2526688	4761650	10 m composite	na	0.8	7.5	135.1	93	170	7.3
404973	2526696	4761600	3 m chip	0.013	0.8	4.5	403.9	36	183	4.3
404974	2526700	4761524	10 m composite	0.011	5.5	27.8	2128.0	87	1112	18.3
404975	2526703	4761481	3 m chip	0.010	7.4	77.6	1078.2	185	989	26.8
404976	2526695	4761431	10 m composite	0.006	4.7	20.6	587.7	89	420	9.5
404977	2526543	4762044	Composite	<0.005	7.1	27.0	702.9	178	562	11.3
404978	2526629	4761976	1.3 m chip	0.006	2.6	26.3	257.2	139	302	2.4
404979	2526597	4761958	0.45 m chip	<0.005	0.9	20.3	314.9	174	353	2.6
404980	2526597	4761958	1.9 m chip	0.011	1.2	17.2	356.7	168	305	3.0
404981	2526574	4761944	0.3 m chip	0.007	1.4	13.5	300.5	231	228	2.8

Sample	Easting	Northing	Sample type	Au	Ag	Cu	Pb	Zn	As	Sb
				ppm	ppm	ppm	ppm	ppm	ppm	ppm
404982	2526803	4761885	4.5 m Composite	<0.005	0.6	6.0	91.3	76	194	7.6
404983	2526861	4762018	Grab	<0.005	2.2	6.3	187.7	71	241	8.5
404984	2526655	4761280	2.2 m chip	<0.005	0.7	6.6	115.8	72	216	5.5
404985	2526655	4761280	2.8 m chip	<0.005	0.6	4.8	25.5	54	92	1.6
404986	2526648	4761323	1 m chip	<0.005	0.2	3.9	35.8	71	111	2.5
404987	2525850	4758729	1.2 m chip	0.054	7.5	27.8	113.9	717	157	7.8

Access

Access to our Santa Cruz and El Condor properties can be initiated from Rio Gallegos, the capitol of Santa Cruz province, heading north by road for approximately six hours to the community of Tres Cerro. From there, a moderate amount of off-road travel is required to access the properties. Relatively gentle terrain allows easy off-road travel. The map reproduced below shows the location of our Santa Cruz and El Condor properties.

In May, 2004 we conducted reconnaissance prospecting and limited soil sampling and geophysics on the El Condor property. Historical results showed indications of visible gold within a small area and the exploration program was directed to expand the area of potential mineralization through geochemical and geophysical means. The anomalous geochemistry was spotty and did not show a coherent pattern. Geophysics showed an extension of the resistive material to depth. No further work has been carried out on El Condor.

On the Santa Cruz property, we have focused on reconnaissance prospecting, which we have conducted simultaneously with the drill program on our Pinguino property. Truck-based prospecting covered a number of properties and rock samples were collected in a number of prospective sites. A number of these samples have returned anomalous gold values but further work is warranted. No significant field work has been conducted on most of these Manifestacions de Descubrimiento.

Cerro Contreras is a property located in the Deseado Massif Au-Ag epithermal region, in the center of Santa Cruz province, Argentina. The geology of the area is characterized by an intermediate to acid jurassic lavic complex, with some pyroclasic components, overlaid by Cretaceous, Tertiary and modern sediments. The volcanic rocks were separated into three lithological units: intermediate to basic (IB), intermediate to acid (IA) and acid (A). There are some evidences of a volcanic center in the area, with a magmatic evolution from basic (basaltic andesite) to acid (rhyolite) compositions. This fossil volcano is located in the intersection of regional NW and ENE structures. Mineralization in the area is represented by several occurrences of low sulphidation epithermal veins, breccias and veinlets, associated with the volcanic rocks. Two main areas were recognized: NW Dome and Main Vein, both associated with the more acidic rock facies. Expedite recognizance of these areas shows anomalous precious metals values in both and some base metals in the NW Dome Area. Nevertheless, the areas are different; the NW Dome has potential for fracture disseminated sulphide-rich mineralization, and Main Vein Area has potential for deeper high grade precious metals ore-shoots.

History

A cateo covering the Condor property was originally registered by Mr. Dyakowski as bare trustee for San Telmo Energy Ltd. in November 1998. In early 1999 San Telmo Energy Ltd. conducted a minor work program on the property consisting of general prospecting and grab sampling. In 2000 San Telmo Energy Ltd. filed the Condor manifestacion de descubrimiento and, in 2003, it surveyed and filed the Condor Pertinencias 1, 2 and 3 and re-filed the El Condor cateo.

Regional Geology

Our Santa Cruz properties are located in the Patagonia region of southern Argentina in a physiographic province referred to as the Deseado Massif. This area is in part underlain by continental Jurassic felsic ignimbrites, megabreccias, pyroclastic flows, tuffs and volcanic flows. Local stratigraphy is comprised of Roca Blanca (Lower Jurassic), Bajo Pobre (Mid-Jurassic) and Chon Aike (Mid-Upper Jurassic).

Budget

We do not anticipate near term exploration programs on our Santa Cruz properties at the moment. Geological potential exists but because of the preliminary nature of most of the properties, further exploration has been postponed until market conditions improve. When exploration commences in the future, prospecting of regionally significant northwest-trending lineaments together with geological mapping, soils and magnetometer surveys would be important.

There are no known reserves on our Santa Cruz properties and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our Santa Cruz properties. We plan to review these mineral claims after market conditions improve and, if warranted, undertake exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our Santa Cruz properties until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Rio Negro Properties

Acquisition and Location

We own interests in two cateos and 10 manifestacions de descubrimiento located in the Los Menucos epithermal gold district of Rio Negro province. These Rio Negro properties cover 46,028 hectares and are described as follows:

Property Name	Expediente No.	Registered Holder	Claim Type	Size
	(File No.)			(Hectares)

Mochas 2	28.045-03	SCRN Properties Ltd.	Cateo	9,959

Mochas 3	28.046-03	SCRN Properties Ltd.	Cateo	9,877

Pilquin 4	28.034-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950

Pilquin 5	28.035-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,950

Pilquin 6	28.036-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999

Pilquin 7	28.037-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,880

Pilquin 8	28.038-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,959

Pilquin 9	28.039-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,999

Pilquin 10	28.040-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,730

Pilquin 11	28.041-03	SCRN Properties Ltd.	Manifestacion de Descubrimiento	1,840

Pilquin 12	28.042-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,920

Pilquin 13	28.043-M-2003	SCRN Properties Ltd.	Manifestacion de Descubrimiento	2,965

The Pilquin 4 through 11 Manifestacion de Descubrimiento and the Mochas Cateos, which we have sometimes referred to collectively as the “SCRN property”, belong to SCRN Properties Ltd. We acquired all of the issued and outstanding shares of SCRN Properties Ltd., pursuant to the terms of a share purchase agreement dated February 24, 2004 with Christopher Dyakowski, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director. Under this share purchase agreement, Mr. Dyakowski sold to our company all of the issued and outstanding shares of SCRN Properties Ltd. in exchange for a total of 833,333 shares of our common stock, which we issued to Mr. Dyakowski subject to escrow and return-to-treasury conditions. As the result of a March 15, 2004 share dividend, these 833,333 shares were increased to 2,499,999 shares. Under the agreement, these shares were to be returned to treasury if we did not commence work on the Dyakowski property, the Pinguino property or the SCRN property on or before April 30, 2004. As we commenced our work program prior to April 30, 2004, these 2,499,999 shares were not returned to treasury at that time. Under the agreement, these shares were to continue to be held in escrow and released to Mr. Dyakowski, if at all, in installments over a period of time and upon the occurrence of certain events. These escrow provisions were subsequently deleted, and the number of shares to be released to Mr. Dyakowski was reduced, pursuant to the terms of a Restated Amendment to Mineral Property Acquisition Agreements dated as of August 8, 2005.

On June 30, 2005, we entered into an amending agreement with Christopher Dyakowski whereby we amended the mineral property acquisition agreement dated as of February 24, 2004 pertaining to the Dyakowski properties, the share purchase agreement dated as of February 24, 2004 pertaining to the acquisition of all of the issued and outstanding shares of SCRN Properties Ltd., and an Escrow Agreement dated as of March 4, 2004. This amending agreement was restated August 8, 2005. In the restated amending agreement we agreed to release the 4,999,998 common shares of our company that were being held in escrow pursuant to the SCRN share purchase agreement and the Dyakowski mineral property acquisition agreement (each as to 2,499,999 common shares). Under the terms of the release, 4,749,998 of these shares were released to our company for cancellation, and the balance of 250,000 shares were released to Mr. Dyakowski as payment in full for the transfer of the Dyakowski property mineral claims and the shares of SCRN Properties Ltd. Under the amending agreement, Mr. Dyakowski continued to be responsible to complete the registration of legal title to all of the mineral properties in the name of our wholly-owned subsidiary, SCRN Properties Ltd.

The Pilquin 12 and 13 manifestations of discovery were acquired pursuant to our mineral property acquisition agreement dated February 20, 2004 with Storm Cat Energy Corp., discussed above in which we also acquired two additional manifestations of discovery located in Santa Cruz province.

The cateos and manifestations of discovery comprising our Rio Negro properties are registered in the name of our wholly-owned subsidiary, SCRN Properties Ltd. There are no maintenance fees to be paid on a cateo or on a manifestation of discovery.

There are no known reserves on our Rio Negro properties and any proposed program by us is exploratory in nature. The collective group Rio Negro properties may decrease or increase in size due to our refocusing exploration emphasis and focus based upon many factors, including market conditions.

Access

Our Rio Negro properties can be accessed from Viedma, the capitol of the Rio Negro province, which is approximately 450 kilometers to the east or from Neuquen, approximately 300 kilometers to the north. Well-maintained provincial highways access the community of Los Menucos, which is located in the heart of our Rio Negro properties. The location of our Rio Negro properties is as shown on the map below:

Our Work on the Rio Negro Properties to Date

During regional prospecting of our SCRN property, we discovered two new epithermal style veins located on the claim described as Pilquin 9, with each vein being over 1,640 feet (500 meters) in length. Broken exposures of quartz vein breccias, crustiform quartz layers and chalcedonic quartz were evident along their estimated strike length. One vein had a strike length of approximately 1,500 meters and seven selected samples were taken over that distance to test the vein. The second vein has a strike length of approximately 870 meters with six selected samples collected along that strike length. The analytical results of the 13 rock samples collected are displayed in the following table:

ELEMENT	Mo	Cu	Pb	Zn	As	Sb	Ag	Au
SAMPLES	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm
Seven samples on Pilquin 9 vein #1
118918	25.87	4.08	3.82	2.6	1.7	0.33	1.15	0.014
118919	61.07	6.83	5.99	10.4	3.7	0.6	0.70	0.012
118920	11.53	5.42	7.71	7.4	11.6	0.54	0.26	0.009
118921	12	7.95	6.58	3	6.8	0.37	1.14	0.059
118922	56.43	5.01	4.47	3.1	5.7	0.56	0.54	0.005

118923	14.59	5.01	3.93	2.8	3.3	0.32	0.67	0.003
118924	113.28	4.8	3.26	2.2	2.5	0.33	1.40	0.022
Six samples on Pilquin 9 vein #2
118911	4.98	7.42	6.38	11.5	3.6	0.45	0.16	0.022
118912	6.64	20.49	55.98	24.5	9.8	1.07	6.66	0.061
118913	5.76	10.53	12.56	22.8	14.1	0.62	0.58	0.013
118914	15.64	9.76	6.02	8.3	12	0.54	3.92	0.071
118915	16.48	7.1	9.02	7.3	20.4	0.91	0.87	0.035
118916	5.15	7.16	6.41	13.6	4.5	0.52	0.81	0.009

Current Exploration Plans for other Santa Cruz Properties and Rio Negro Properties:

The primary focus of our exploration activities in Argentina has been the Pinguino property, which is the only location where we have carried on continuing and intensive exploration activities.

Our other Santa Cruz properties are also located within a physiographic region known as the Deseado Massif, which was the locus of Jurassic extensional tectonic activity. The resulting graben and half graben structures, northwest trending regional structural grain and rhyolitic pyroclastic and flow volcanism produced a favorable environment for brittle vein formation. The Deseado Massif is the host region for the large majority of precious metal vein occurrences, deposits and operating mines in the province of Santa Cruz.

The geology underlying the Santa Cruz properties are prospective for exploration because of the rock type and the structural history of the region.

Within the province of Rio Negro, a similar physiographic region, the Somuncura Massif, is the host for a large number of mineral occurrences but there is only a short history of exploration in this area and there are currently no operating metal mines in the region. Each of the properties are still in the very early stage of exploration with little comprehensive work completed to date. Therefore, more preliminary assessment (prospecting and geological mapping) is required before more definitive work is conducted.

The geology underlying the Rio Negro properties are prospective for exploration because of the rock type and the structural history of the region.

There are no current plans to conduct further exploration on our early stage Rio Negro or Santa Cruz properties at this time.

Our field exploration personnel in Argentina are headed by Dr. Diego Guido, an associate professor at La Plata University in Buenos Aries province. He is a twelve year veteran of exploration activity in the Deseado Massif where he completed his doctoral thesis. He has a considerable consulting history with clients in Patagonia, including major mining and junior exploration companies. He is a senior researcher at INREMI, the Argentine geological survey and has a number of published geological papers regarding economic and academic topics in the Deseado Massif.

Regional Geology

The Los Menucos district has significant concentrations of advanced argillic-altered Choiyoy-age ignimbrites and rhyolites. The most favourable rocks for mineralization in the Somuncura Massif region of Rio Negro appear to be the PermoTriassic Choiyoy Formation and equivalents, which are intruded by younger plutons that are Tertiary and likely Miocene in age. In addition to the epithermal targets, the Choiyoy volcanic rocks have the potential to host porphyry copper-gold mineralization.

Numerous kaolin deposits in the Los Menucos area which are being exploited for ceramic quality “china” clay, are believed to be related to a strong northeast trend seen on remote sensing images. Much of this alteration may be related to the intrusion of Permian rhyolite domes or other intrusive bodies below the altered areas.

Budget

We do not anticipate near term exploration programs on our Rio Negro properties at the moment. Geological potential exists but because of the preliminary nature of most of the properties, further exploration has been postponed until market conditions improve. When exploration commences in the future, we believe that prospecting of regionally significant northwest-trending lineaments together with geological mapping, soils and magnetometer surveys would be important.

There are no known reserves on our Rio Negro property and any proposed program by us is exploratory in nature. We have not conducted any significant exploration activities on our Rio Negro property. We plan to review these mineral claims after market conditions improve and, if warranted, undertake exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our Rio Negro property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

British Columbia Properties

On March 31, 2006, we acquired five mineral tenures located near the headwaters of Ruddock Creek in the Revelstoke area of British Columbia for the sum of approximately $920 (CAD$1,053). The headwaters of Ruddock Creek are located in the Scrip Range of the Monashee Mountains in southeast British Columbia, approximately 100 kilometers north northwest of Revelstoke. Our five mineral tenures originally covered approximately 2,501 hectares, or 6,180 acres, of extremely mountainous terrain. During the year ended January 31, 2008, our management concluded that exploration and maintenance of these Ruddock Creek mineral properties was not warranted and made the decision to let these claims expire at the end of their one-year tenure. Accordingly, these claims were allowed to expire on March 25, 2007.

On April 14 and 15, 2008, we acquired 7 contiguous tenures in the Pleasant Valley area of south-central British Columbia, Canada known as the “Argie” claim group. The Argie claim group consists of 1,964 hectares (4,852 acres) located approximately 16 kilometers (10 miles) northeast of the town of Merritt, a driving distance of about 280 km [175 miles] from Vancouver, British Columbia, Canada. During the year ended January 31 2009, our management determined that it was not in our company’s best interest to explore or maintain the Argie claims and they were allowed to expire on April 15 and 16, 2009.

Legal Proceedings

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market for Securities

Our common stock is quoted on the OTC Bulletin Board under the name “Argentex Mining Corporation” and the symbol “AGXM”.

On March 17, 2004, our shares were listed for trading on the Frankfurt Stock Exchange under the Symbol “DEB”.

On March 26, 2008, our shares were listed for trading on the TSX Venture Exchange under the Symbol “ATX”. In order to comply with Canadian securities laws, we voluntarily halted trading of our shares on the TSX Venture Exchange on March 26, 2008. On shares resumed trading on the TSX Venture Exchange on July 28, 2008.

The following table reflects the high and low bid information for our common stock on the OTC Bulletin Board and the high and low sales price information for our common stock on the TSX Venture Exchange for each fiscal quarter during the fiscal years ended January 31, 2009 and 2008 and the nine month period ended October 31, 2009. The bid information for our common stock on the OTC Bulletin Board was obtained from the OTC Bulletin Board and the sales price information for our common stock on the TSX Venture Exchange was obtained from Stockwatch. These prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	OTC Bulletin Board		TSX Venture Exchange(1)
Quarter Ended	High	Low	High	Low
April 30, 2007	$1.56	$1.02	N/A	N/A
July 31, 2007	$1.51	$1.18	N/A	N/A
October 31, 2007	$1.37	$0.98	N/A	N/A
January 31, 2008	$1.47	$1.02	N/A	N/A
April 30, 2008	$1.63	$1.18	N/A	N/A
July 31, 2008	$1.29	$0.91	CAD$1.01	CAD$0.16
October 31, 2008	$1.04	$0.13	CAD$1.10	CAD$0.50
January 31, 2009	$0.315	$0.07	CAD$0.45	CAD$0.085
April 30, 2009	$0.489	$0.202	CAD$0.60	CAD$0.25
July 31, 2009	$0.78	$0.38	CAD$0.89	CAD$0.46
October 31, 2009	$1.009	$0.601	CAD$1.12	CAD$0.65

Note

(1)

On March 26, 2008 our shares were listed for trading on the TSX Venture Exchange under the Symbol “ATX”. In order to comply with Canadian securities laws, we voluntarily halted trading of our shares on the TSX Venture Exchange on March 26, 2008. On shares resumed trading on the TSX Venture Exchange on July 28, 2008.

On January 25, 2010, the closing price for our common stock was $0.86 per share on the OTC Bulletin Board and CAD$0.93 per share on the TSX Venture Exchange.

Our common shares are issued in registered form. Computershare Investor Services Inc., located on the 3rd Floor of 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Canada (Telephone: 604.661.9400; Fax: 604.661.9401), is the registrar and transfer agent for our common shares. Our co-transfer agent, Computershare Trust Company, N.A., is located at 350 Indiana Street, Suite 800, Golden, CO 80401 (Telephone: 303.340.0757; Facsimile: 303.243.4008) .

Holders of our Common Stock

As of January 25, 2010, there were 118 holders of record of our common stock. As of such date, 43,921,754 shares of our common shares were issued and outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Financial Statements

ARGENTEX MINING CORPORATION

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2009 AND 2008

(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Argentex Mining Corporation
(An exploration stage company)

We have audited the accompanying consolidated balance sheets of Argentex Mining Corporation (an exploration stage company) (the “Company”) as at January 31, 2009 and 2008 and the related consolidated statements of operations, cash flows, and stockholders’ equity (deficiency) for the years then ended and for the cumulative period from inception, December 21, 2001 to January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and the cumulative period from inception, December 21, 2001 to January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has generated significant losses from operations, has an accumulated deficit of $14,420,634 and has a working capital deficit of $238,084, at January 31, 2009, which together raises doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ Morgan & Company
April 28, 2009	Chartered Accountants

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	January 31,	January 31,
	2009	2008

ASSETS

Current
Cash and cash equivalents	$108,560	$845,219
Receivables	3,679	-
Prepaid expenses	16,007	30,576

Total current assets	128,246	875,795

Equipment (Note 3)	36,845	26,063

	$165,091	$901,858

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

Current liabilites
Accounts payable and accrued liabilities	$115,648	$496,487
Promissory note (Note 5)	150,000	-
Convertible debentures (Notes 6 and 8)	100,682	-
	366,330	496,487

Stockholders' (deficiency) equity

Preferred stock, 100,000,000 share authorized with a par value of $0.001 (issued: January 31, 2009 - Nil: January 31, 2008 - Nil)
Preferred stock, Series A convertible, 2,000 authorized with a par value
of $0.001 (issued: January 31, 2009 - Nil: January 31,2008 - Nil)	-	-
Common stock, 100,000,000 shares authorized with a par value of $0.00 1 (issued: January 31, 2009 - 32,590,553
January 31, 2008 - 28,311,552)	32,591	28,311
Warrants	93,493	-
Additional paid-in capital	14,093,311	10,269,859
Deficit accumulated during exploration stage	(14,420,634)	(9,892,799)

Total stockholders' (deficiency) equity	(201,239)	405,371

Total liabilities and stockholders' (deficiency) equity	$165,091	$901,858

The accompanying notes are an integral part of these consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			Inception
			(December
	Year Ended	Year Ended	21, 2001) to
	January 31,	January 31,	January 31,
	2009	2008	2009

Expenses
Consulting fees	$383,169	$1,368,078	$2,978,002
Depreciation	8,809	1,648	11,866
Foreign exchange loss	119,527	129,051	296,276
Investor relations and communication	125,418	184,443	1,634,610
Mineral property interests (Note 4)	3,123,497	1,523,066	7,027,760
Office and sundry	252,764	93,225	419,669
Rent	28,874	22,346	86,221
Professional fees	384,807	188,282	1,038,751
Transfer agent fees	49,509	21,626	133,034
Travel	54,820	159,375	271,915
	(4,531,194)	(3,691,140)	(13,898,104)
Interest income (expense)	3,359	2,826	(522,530)

Net Loss	$(4,527,835)	$(3,688,314)	$(14,420,634)

Basic and diluted loss per share	$(0.15)	$(0.15)

Weighted average number
of shares outstanding	31,092,091	25,004,109

The accompanying notes are an integral part of these consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			Inception
			(December
	Year Ended	Year Ended	21, 2001) to
	January 31,	January 31,	January 31,
	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,527,835)	$(3,688,314)	$(14,420,634)
Items not affecting cash:
Depreciation	8,809	1,648	11,866
Stock-based compensation	147,133	1,130,676	1,919,922
Debt discount	667	-	667
Shares issued to acquire mineral properties	-	-	3,500
Shares issued in payment of bonus	-	-	52,160
Non-cash interest	-	-	333,333
Changes in assets and liabilities:
Receivables	(3,679)	-	(3,679)
Prepaid expenses	14,569	(30,290)	(16,007)
Accounts payable and accrued liabilities	(380,839)	49,458	255,536
Net cash used in operating activities	(4,741,175)	(2,536,822)	(11,863,336)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of convertible debentures	150,000	-	1,650,000
Issuance of promissory note	150,000	-	790,410
Repayment of promissory notes	-	(190,410)	(640,410)
Proceeds from issuance of capital stock	3,724,107	2,695,850	10,220,607
Net cash provided by financing activities	4,024,107	2,505,440	12,020,607

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(19,591)	(24,948)	(48,711)
Net cash used in investing activities	(19,591)	(24,948)	(48,711)

Change in cash and cash equivalents
during the period	(736,659)	(56,330)	108,560

Cash and cash equivalents, beginning
of period	845,219	901,549	-

Cash and cash equivalents, end of period	$108,560	$845,219	$108,560

Cash paid for interest during the period	$-	$-	$75,677

Cash paid for income taxes during
the period	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM INCEPTION, DECEMBER 31, 2001, TO JANUARY 31, 2009
(Stated in U.S. Dollars)

							Deficit
	Number of						accumulated	Total
	Preferred		Number of		Additional		During the	Stockholders'
	Shares Series		common		Paid-in		Exploration	Equity
	A Convertible	Par Value	shares	Par Value	Capital	Warrants	Stage	(Deficiency)

Balance, December 21, 2001	-	$-		$-	$-	$-	$-	$-
(date of incorporation)
Shares issued:
For cash at $0.001	-	-	5,000,000	5,000	-	-	-	5,000
For cash at $0.02	-	-	4,620,000	4,620	87,780	-	-	92,400
Net loss for the period	-	-	-		0	-	(11,327)	(11,327)
Balance, January 31, 2002	-	-	9,620,000	9,620	87,780	-	(11,327)	86,073
Net loss for the year	-	-	-	-	-	-	(58,694)	(58,694)
Balance, January 31, 2003	-	-	9,620,000	9,620	87,780	-	(70,021)	27,379
Net loss for the year	-	-	-	-	-	-	(31,390)	(31,390)
Balance, January 31, 2004	-	-	9,620,000	9,620	87,780	-	(101,411)	(4,011)
Shares returned to treasury	-	-	(4,600,000)	(4,600)	4,600	-	-	-
Shares issued:
For cash at $0.001	2,000	2	-	-	1,997,498	-	-	1,997,500
To acquire a wholly-owned
corporations	-	-	833,333	833	32,500	-	-	33,333
To acquire a mineral property	-	-	833,333	834	32,500	-	-	33,334
For stock dividend	-	-	13,373,332	13,373	(13,373)	-	-	-
For a consulting agreement	-	-	200,000	200	2,460	-	-	2,660
Net loss for the year	-	-	-	-	-	-	(2,293,257)	(2,293,257)
Balance, January 31, 2005	2,000	2	20,259,998	20,260	2,143,965	-	(2,394,668)	(230,441)

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM INCEPTION, DECEMBER 31, 2001, TO JANUARY 31, 2009
(Stated in U.S. Dollars)

							Deficit
	Number of						accumulated	Total
	Preferred		Number of		Additional		During the	Stockholders'
	Shares Series		common		Paid-in		Exploration	Equity
	A Convertible	Par Value	shares	Par Value	Capital	Warrants	Stage	(Deficiency)

Balance, January 31, 2005	2,000	$2	20,259,998	$20,260	$2,143,965	$-	$(2,394,668)	$(230,441)

Conversion of preferred shares	(2,000)	(2)	2,222,223	2,222	(2,220)	-	-	-
Shares returned to treasury	-	-	(4,749,998)	(4,750)	(58,417)	-	-	(63,167)
Shares issued for cash	-	-	666,667	667	117,333	82,000	-	200,000
Stock-based compensation	-	-	-	-	164,521	-	-	164,521
Non-cash interest	-	-	-	-	333,333	-	-	333,333
Net loss for the year	-	-	-	-	-	-	(1,478,308)	(1,478,308)

Balance, January 31, 2006	-	-	18,398,890	18,399	2,698,515	82,000	(3,872,976)	(1,074,062)
Conversion of promissory note	-	-	833,333	833	249,167	-	-	250,000
Shares issued for cash	-	-	1,534,500	1,535	1,532,965	-	-	1,534,500
Cost of issuing shares	-	-	-	-	(78,750)	-	-	(78,750)
Shares issued for services	-	-	30,000	30	49,470	-	-	49,500
Exercise of stock options	-	-	200,000	200	49,800	-	-	50,000
Stock-based compensation	-	-	-	-	477,592	-	-	477,592
Net loss for the year	-	-	-	-	-	-	(2,331,509)	(2,331,509)

Balance, January 31, 2007	-	-	20,996,723	20,997	4,978,759	82,000	$(6,204,485)	(1,122,729)
Conversion of promissory note	-	-	3,720,776	3,720	1,386,348	-	-	1,390,068
Shares issued for cash	-	-	1,930,720	1,931	2,224,933	-	-	2,226,864
Shares issued for finders fee	-	-	180,000	180	-	-	-	180
Cost of issuing shares	-	-	-	-	(12,708)	-	-	(12,708)
Shares issued for services	-	-	150,000	150	284,350	(82,000)	-	202,500
Exercise of warrants	-	-	666,667	667	266,000	-	-	266,667
Exercise of stock options	-	-	666,667	666	214,001	-	-	214,667
Stock-based compensation	-	-	-	-	928,176	-	-	928,176
Net loss for the year	-	-	-	-	-	-	(3,688,314)	(3,688,314)

Balance, January 31, 2008	-	-	28,311,553	28,311	10,269,859	-	(9,892,799)	405,371

The accompanying notes are an integral part of these financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM INCEPTION, DECEMBER 31, 2001, TO JANUARY 31, 2009
(Stated in U.S. Dollars)

							Deficit
	Number of						accumulated	Total
	Preferred		Number of		Additional		During the	Stockholders'
	Shares Series		common		Paid-in		Exploration	Equity
	A Convertible	Par Value	shares	Par Value	Capital	Warrants	Stage	(Deficiency)

Balance, January 31, 2008	-	$-	28,311,553	$28,311	$10,269,859	$-	$(9,892,799)	$405,371

Shares issued for cash	-	-	4,279,000	4,280	4,050,720	-	-	4,055,000
Cost of issuing shares	-	-	-	-	(424,386)	93,493	-	(330,893)
Debt discount	-	-	-	-	49,985	-	-	49,985
Stock-based compensation	-	-	-	-	147,133	-	-	147,133
Net loss for the year	-	-	-	-	-	-	(4,527,835)	(4,527,835)

Balance, January 31, 2009	-	$-	32,590,553	$32,591	$14,093,311	$93,493	$(14,420,634)	$(201,239)

The accompanying notes are an integral part of these consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 21, 2001. The Company’s name was changed to Argentex Mining Corporation on March 15, 2004. Effective September 6, 2007, holders representing approximately 51.82% of the Company’s issued and outstanding common shares, adopted a resolution by way of written consent approving the re-domicile of the Company from the state of Nevada to the state of Delaware by way of merger of the Company into its wholly-owned Delaware subsidiary, Argentex Mining Corporation.

On November 5, 2007, the Nevada Secretary of State accepted for filing Articles of Merger providing for the merger of the Company with its wholly-owned subsidiary, Argentex Mining Corporation, a Delaware corporation, with the Delaware corporation being the surviving corporation in the merger. Also on November 5, 2007, a the Delaware Secretary of State accepted for filing a Certificate of Merger providing for the same merger. These filings completed the re-domicile of the Company from Nevada to Delaware, an effort previously approved by shareholders in connection with the Company’s desire to obtain a listing for the Company’s shares of common stock on the TSX Venture Exchange. On July 28, 2008, the Company’s common stock was listed as a tier 2 mining issuer on the TSX Venture exchange.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties in Argentina.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As shown in the accompanying consolidated financial statements, the Company has a working capital deficit of $238,084, has incurred a net loss of $14,420,634 for the cumulative period from December 21, 2001 (inception) to January 31, 2009, and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through private placements and public offering of its capital stock. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned United States subsidiary, SCRN Properties Ltd. All inter-company transactions have been eliminated.

In prior years the consolidated financial statements included the accounts of the Company’s wholly-owned Canadian subsidiary, Delbrook Mining Corp. (“Delbrook”). Since January 2004, the Company’s activities have been focused on its exploration activities in Argentina, as a result during the year ended January 31, 2007, Delbrook was dissolved. Delbrook had no assets and its sole liability was to its Parent Company.

In accordance with generally accepted accounting principles in the United States financial statements for years prior to the dissolution of Delbrook are to be restated to eliminate the effect of Delbrook. Since Delbrook had no assets and its sole liability and its equity were eliminated on consolidation there is no effect on prior years’ financial statements.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with an original maturity of three months or less when purchased. As at January 31, 2009 and 2008, cash and cash equivalents consist of cash only.

Mineral Claim Payments and Exploration Expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights. If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized. To date the Company has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed. The Company also considers the provisions of EITF 04-02 “Whether Mineral Rights are Tangible or Intangible Assets” which concluded that mineral rights are tangible assets. Accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights where proven or probable reserves are present, or when the Company intends to carry out an exploration program and has the funds to do so.

Concentrations

Concentration of Credit Risk — Financial instruments, which could potentially subject the Company to credit risk, consist primarily of cash in bank and receivables. The Company maintains its cash in bank deposit accounts insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s account balances, at times, may exceed federally insured limits. The Company has not experienced material losses in such accounts, and believes it is not exposed to any significant credit risk with respect to its cash accounts.

Concentration of Operations — The Company’s operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on the Company’s operations.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the United States Dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions of future events that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ materially from those reported.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. These financial statements are reported in US dollars unless otherwise stated. Transactions in foreign currency are restated in U.S. dollars using either historical or current exchange rates as follows:

i)	monetary assets and liabilities are re-measured at the year end rate;

ii)	foreign currency balances which reflect prices from past transactions are re-measured using historical rates; and

iii)	current expenses are re-measured using the average rate for the year.

Re-measurement gains and losses that result from the re-measurement process are reported on the consolidated income statement.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Equipment

Equipment, is recorded at cost and amortized on the declining balance basis at the following rates: Office equipment and furniture and fixtures - 20%; Computer equipment - 30%

Income Taxes

The Company recognizes a liability or asset for deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. Deferred tax items mainly relate to net operating loss carry forwards and accrued expenses. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets may not be realized. As of January 31, 2009 and 2008, the Company had reduced its deferred tax assets by recording a valuation allowance of approximately $3,267,000, and $2,647,000, respectively (see Note 10).

Stock Based Compensation and Equity Transactions

The Company has a stock based compensation plan which is described more fully in Note 7. The Company has adopted SFAS No. 123R, Share-Based Payment, an amendment of FASB Statements 123 and 95, which requires the Company to measure the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognize compensation expense over the requisite service period for awards expected to vest.

Except for transactions with employees and directors that are within the scope of SFAS 123R, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, in accordance with EITF 96-18, the Company has determined that the dates used to value the transaction are either:

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Stock Based Compensation and Equity Transactions

(1) the date at which a commitment for performance by the counter party to earn the equity instruments is established; or (2) the date at which the counter party’s performance is complete.

Convertible Notes

The Company reviews the terms of convertible debt and equity instruments it issues to determine whether there are embedded derivative instruments, including embedded conversion options,, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including conversion options, that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single compound instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue free standing warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

When convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for separately, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount.

When the Company issues debt securities which bear interest at rates that are lower than market rates, the Company recognizes a discount which is offset against the carrying value of the debt. Such discount from the face value of the debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

Impairment and Disposal of Long-Lived Assets

The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted future cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounting for Derivative Instruments and Hedging Activities

The Company has adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The adoption of this pronouncement does not have an impact on the Company’s financial statements.

Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Because the Company does not have any potentially dilutive securities only basic loss per share is presented in the accompanying financial statements. At January 31, 2009, the Company had outstanding options, warrants and stock purchase rights to purchase a total of 8,313,971 common shares of the Company that could have a future dilutive effect on the calculation of earnings per share.

Asset Retirement Obligations

The Company follows SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset.

SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. As at January 31, 2009 and 2008 the Company had no asset retirement obligations.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements

February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities –Including an Amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, or the Company’s fiscal year beginning January 1, 2008. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The Company adopted SFAS No. 159 on February 1, 2008, with no material impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” which sets out the framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with US GAAP. Up to now, the US GAAP hierarchy has been defined in the US auditing literature. Because of the interrelationship with the auditing literature, SFAS 162 will be effective 60 days following the SEC’s approval of the PCAOB’s amendment to their auditing standards. The adoption of SFAS 162 is not expected to have an effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (the Company’s fiscal year beginning February 1, 2009), with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP No. APB 14-1”). FSP No. APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under SFAS 133. FSP No. APB 14-1 specifies that issuers of convertible debt instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FSP No. APB 14-1 will be applied retrospectively to all periods presented. The cumulative effect of the change in accounting principle on periods prior to those presented will be recognized as of the beginning of the first period presented. An offsetting adjustment will be made to the opening balance of retained earnings for that period, presented separately. The adoption of APB 14-1 is not expected to have a material impact upon the Company’s financial position or results of operations.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements (continued)

In June 2008, the Emerging Issues Task Force (“EITF”) reached consensus on Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock (“EIFT 07-5”). EIFT 07-5 provides guidance for instruments (including options or warrants on a company’s shares, forward contracts on a company’s shares, and convertible debt instruments and convertible preferred stock) that may contain contract terms that call into question whether the instrument or embedded feature is indexed to the entity’s own stock. EIFT 07-5 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of EITF 07-5 is not expected to have a material impact upon the Company’s financial position or results of operations.

Reclassifications

Certain reclassifications to the prior year’s financial statements and footnotes in order to conform to the current year’s financial statement presentation as follows: (a) stock-based compensation expense has been reclassified to the same lines as cash compensation paid to the same individuals; and (b) currency translation adjustments have been reclassified from office and sundry expense to foreign exchange.

3.	EQUIPMENT

		January 31, 2009
		Accumulated	Net Book
	Cost	Depreciation	Value

Office equipment	$24,357	$4,108	$20,249
Furniture and fixtures	8,839	1,690	7,149
Computer equipment	15,515	6,068	9,447

	$48,711	$11,866	$36,845

		January 31, 2008
		Accumulated	Net Book
	Cost	Depreciation	Value

Office equipment	$12,863	$322	$12,541
Furniture and fixtures	5,741	144	5,597
Computer equipment	10,516	2,591	7,925
	$29,120	$3,057	$26,063

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

4.	MINERAL PROPERTY INTERESTS

	a)	Pinguino Property

Pursuant to the terms of a mineral property option agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director, the Company acquired an option to acquire a 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Pinguino Property” totaling 24,710 acres.

The agreement requires the following payments in order to acquire the property: CAD$50,000 on or before July 1, 2004 (paid); CAD$75,000 on or before July 1, 2005 (paid); CAD$100,000 on or before July 1, 2006 (paid); CAD$100,000 on or before July 1, 2007 (paid); and CAD$125,000 on or before July 1, 2008 (paid). The agreement is subject to a 2% net smelter royalty. The Company has the right at any time up to 60 days after commencement of commercial production to repurchase either one-half of the royalty for $1,000,000 or all of the royalty for $2,000,000.

The Agreement also provides for an “area of interest” such that, in the event that the optionor records any property claims within five (5) kilometers of the boundaries of the property, such claims will become subject to the mineral property option agreement.

b)	Condor Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Condor Property” totalling 24,710 acres, subject to a 2% net smelter returns royalty in favour of a director. As consideration for the Condor Property, the Company paid to the vendor CAD$10,000. The Company has the right to repurchase either one-half of the royalty for CAD$1,000,000 or all of the royalty for CAD$2,000,000.

c)	Santa Cruz and Rio Negro Properties

Pursuant to the terms of a Mineral Property Acquisition Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, then known as the “Dyakowski Property” for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement whereby the shares will be released to the seller or returned to treasury as follows: the Company incurring exploration expenditures of at least $100,000 – release of 166,666 common shares; additional expenditures of at least $400,000 – release of an additional 166,667 common shares; additional expenditures of at least $500,000 – release of an additional 166,667 common shares; Company’s geologist recommends further exploration – release of the remaining 333,333 common shares.

At the time of each release to the Seller, if the Company’s geologist determines the Property no longer has merit all common shares remaining in escrow shall be returned to the treasury of the Company and title to the Property shall be transferred to the Company.

In addition, pursuant to the terms of a Share Purchase Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired a 100% interest in SCRN Properties Ltd. (“SCRN”), a Delaware corporation, the sole asset of which consisted of certain mineral claims located in the Rio Negro Province of the Republic of Argentina, known as the “SCRN Property”, for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement identical to the terms of the escrow agreement related to the Mineral Property Acquisition Agreement for the “Dyakowski Property”, disclosed immediately above. The Dyakowski Property and the SCRN Property total 128,964 acres. The Mineral Property Acquisition Agreement and the Share Purchase agreement also provide for an “area of interest” such that, in the event that the Vendor records any property claims within five (5) kilometres of the boundaries of either the Dyakowski Property or the SCRN Property, such claims will become subject to the respective Agreements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

4.	MINERAL PROPERTY INTERESTS - Continued

During the year ended January 31, 2006, the seller or and the Company agreed to the return and cancellation of 4,749,998 of the escrow shares and the immediate release from escrow of the remaining 250,000 shares to the optionor. The Company accounted for the return and cancellation as a reduction of the acquisition cost of the related mineral properties in the year ended January 31, 2007.

d)	Storm Cat Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina, known as the “Storm Cat Property” totalling 32,766 acres. As consideration for the Storm Cat Property the Company paid to the vendor the CAD$10,000.

Subsequent to acquisition of these properties, the Company has accounted for expenditures by province.

e)	British Columbia Claims

In February, 2006, the Company acquired a group of mineral exploration claims located in the Revelstoke area of British Columbia, Canada. The group of claims consists of 5 tenures and the process of transferring title was initiated March 31, 2006. The total purchase amount was $903.

In April, 2009, these claims were intentionally allowed to lapse.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

4.	MINERAL PROPERTY INTERESTS - Continued

Mineral property interest expense reflected in the accompanying consolidated statement of operations relates to the following projects:

			Inception
	Year	Year	(December
	Ended	Ended	21, 2001) to
	January 31,	January 31,	January 31,
	2009	2008	2009

Pinguino Project:
Acquisition	$128,756	$93,700	$418,471
Assaying, testing and analysis	187,197	44,187	399,447
Camp and field supplies	528,072	371,620	1,374,371
Drilling	2,099,618	866,921	3,903,421
Geological and geophysical	150,857	110,849	673,733
Travel and accommodation	25,134	25,757	95,898
	3,119,634	1,513,034	6,865,341

Condor Project:
Acquisition	-	-	7,528
Camp and field supplies	-	-	198
Geological and geophysical	-	-	4,185
	-	-	11,911

Santa Cruz Properties:
Acquisition	901	6,294	18,032
	901	6,294	18,032

Rio Negro Properties:
Camp and field supplies	-	-	51,836
Geological and geophysical	2,962	3,738	39,621
Travel and accommodation	-	-	9,614
	2,962	3,738	101,071

Other:	-	-	31,405

	$3,123,497	$1,523,066	$7,027,760

5.	PROMISSORY NOTE

A promissory note payable was unsecured and consisted of the following:

			January 31,	January 31,
Date Issued	Maturity	Interest Rate	2009	2008
October 15, 2008	October 15, 2009	8%	$150,000	$-
			$150,000	$-

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

6.	CONVERTIBLE DEBENTURES

On January 14, 2009, the Company sold three non-interest bearing convertible debentures, each in the face amount of $50,000 for aggregate gross proceeds of $150,000. Each convertible debenture is convertible into units at a conversion price of US$0.10 per unit. Each unit will consist of one common share and one non-transferable common share purchase warrant. Each of the share purchase warrants forming part of a unit upon conversion will entitle the holder to purchase one additional common share of the Company at an exercise price of $0.15 until they expire on the earlier of the date that is: (i) five years from the date the convertible debenture was issued and (ii) two years from the date that the convertible debenture is converted and the share purchase warrant is issued.

	January 31,	January 31,
	2009	2008

Face value	$150,000	$-
Less debt discount	(49,985)	-
Debt component	100,015	-
Accretion	667	-
	$100,682	$-

Over the term of the debentures, the debt component is being accreted to the face value of the instrument by recording approximately $25,000 per year in finance costs. During the year ended January 31, 2009, $667 in finance costs was included in interest income.

7.	CAPITAL STOCK

Stock Transactions

In June 2005, 675 non-voting Series A convertible preferred shares were converted into 750,000 common shares.

During June 2005, the Company issued 666,667 Units at a price of $0.30 per unit for total proceeds of $200,000. Each Unit was comprised of one common share and the right to purchase one additional common share at $0.40 per share until June 30, 2007.

In August 2005, 4,749,998 escrowed shares were returned to the treasury and cancelled.

In March 2006, the Company issued 833,333 common shares on the conversion of a $250,000 promissory note.

In July 2006, the Company issued 200,000 common shares for proceeds of $50,000 on the exercise of stock options.

On October 2, 2006, the Company completed a private placement and issued 105,000 units for gross proceeds of $105,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before October 2, 2008.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL - Continued

Stock Transactions (continued)

On October 6, 2006, the Company completed a private placement and issued 145,000 units for gross proceeds of $145,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before October 6, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. The Company incurred expenses of $17,432 in the form of finder’s fees for net proceeds of $282,547 for both October 2006 private placements.

On November 20, 2006, the Company completed a private placement and issued 348,400 units for gross proceeds of $348,400. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before November 20, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice.

On November 28, 2006, the Company completed a private placement and issued 500,000 units for gross proceeds of $500,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before November 28, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. The Company incurred expenses of $42,750 in the form of finder’s fees for net proceeds of $427,250 for both November 2006 private placements.

On December 13, 2006, the Company issued 30,000 common shares to two employees as a bonus. The fair value of the shares at the date of issue was $49,500.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL - Continued

Stock Transactions (continued)

On December 13, 2006, the Company completed a private placement and issued 28,000 units for gross proceeds of $28,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before December 13, 2008. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. On January 18, 2007, the Company completed a private placement and issued 408,100 units for gross proceeds of $408,100. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.75 per share on or before January 18, 2009. In the case of each private placement, each whole warrant will entitle the holder to purchase one additional common at a purchase price of $1.75 for a period of 24 months from the closing date; provided, however, that if at any time the average closing price for shares of the Company’s common stock on either the TSX Venture Exchange in Canada or the OTC-Bulletin Board in the United States exceeds $2.25 for a period of 20 trading days or more, the Company shall have the right, upon written notice to the subscriber, to reduce the exercise period of the warrants to a period of 30 days beginning on the date of the written notice. On February 27, 2007, the Company completed a private placement and issued 130,720 units for gross proceeds of $156,864. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.85 per share on or before February 27, 2009. The Company incurred share issue costs of $12,708, including finder’s fees in the amount of $11,340, in relation to the private placement.

During the quarter ended April 30, 2007, the Company issued 666,666 common shares for proceeds of $214,667 on the exercise of stock options.

On May 31, 2007, the Company issued 982,420 common shares on the conversion $250,000 of a promissory note and accrued interest of $44,726 .

On May 31, 2007, the Company issued 1,369,178 common shares on the conversion $500,000 of a promissory note and accrued interest of $47,671.

On May 31, 2007, the Company issued 1,369,178 common shares on the conversion $500,000 of a promissory note and accrued interest of $47,671.

On May 11, 2007, the Company issued 150,000 common shares to four employees as a bonus. The fair value of the shares at the date of issue was $202,500.

On July 4, 2007, the Company completed a private placement and issued 1,800,000 units for gross proceeds of $2,070,000. Each unit consisted of one common share and one half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share at $1.50 per share on or before July 4, 2009 During the quarter ended July 31, 2007, the Company issued 666,667 common shares for proceeds of $266,667 on the exercise of warrants.

On August 7, 2007, the Company issued 180,000 Units to a finder in payment of a finder’s fee pursuant to a finders’ fee agreement dated July 27, 2007. Each Unit consisted of one common share and one-half of one common share purchase warrant. Each whole common share purchase warrant is exercisable into one common share at a price of $1.50 per warrant share until July 4, 2009. This finder’s fee was paid for services rendered by the finder, a registered broker-dealer, for services rendered in connection with a private placement with a qualified institutional buyer that the Company completed on July 4, 2007.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL - Continued

Stock Transactions (continued)

On March 20, 2008, the Company completed a brokered private placement and issued 2,116,000 units for gross proceeds of $2,645,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company paid a cash commission of $185,180 to an agent for services rendered in the transaction. The agent applied $92,500 of this cash commission towards the purchase of an additional 74,000 units (issued for the same unit price and on the same terms as the units issued in the brokered private placement).

On March 20, 2008, the Company issued an aggregate of 190,440 agent’s warrants to the agent and a co-operating broker as a commission for the proceeds raised by the agent and the co-operating broker in the brokered private placement. Each agent’s warrant entitles the holder to purchase one common share of the Company’s common stock at an exercise price of $1.30 for a period of 18 months. The agent’s warrants were valued, using the Black Scholes valuation model, at $62,327 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.6%; expected life of the warrants – 1.5 years; annualized volatility – 44%; and dividend rate –0%.

On March 20, 2008, the Company completed a private placement and issued 80,000 units for gross proceeds of $100,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company paid a finder’s fee of $5,000 in cash to a finder.

On March 25, 2008, the Company completed a brokered private placement and issued 884,000 units for gross proceeds of $1,105,000. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 for a period of 18 months. The Company also paid a cash commission of $77,350 to an agent for services rendered in the closing of the private placement.

On March 25, 2008, the Company issued an aggregate of 79,560 agent’s warrants to the agent and a co-operating broker as a commission for the proceeds raised by the agent and the co-operating broker in the brokered private placement. Each agent’s warrant entitles the holder to purchase one common share of the Company’s common stock at an exercise price of $1.30 for a period of 18 months. The agent’s warrants were valued, using the Black Scholes valuation model, at $25,607 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.7%; expected life of the warrants – 1.5 years; annualized volatility – 63%; and dividend rate – 0%.

On March 25, 2008, the Company issued 25,000 share purchase warrants to a Canadian agent as part of the consideration for the Canadian agent’s services in acting as the Company’s sponsor regarding the Company’s listing application to the Canadian TSX Venture Stock Exchange. These share purchase warrants entitle the holder to purchase one share of the Company’s common stock at a price of $1.34 until March 25, 2009. The agent’s warrants were valued, using the Black Scholes valuation model, at $5,559 and recorded as a cost of capital. The assumptions used in the Black Scholes model were: risk free interest rate – 2.7%; expected life of the warrants – 1 year; annualized volatility –39%; and dividend rate – 0%.

On January 15, 2009, the Company sold an aggregate of 1,125,000 units to five Company directors for a purchase price of $0.10 for aggregate gross proceeds of US$112,500. Each unit consists of one common share and one non-transferable common share purchase warrant. Each of the share purchase warrants entitles the holder to purchase one additional common share of our company at an exercise price of $0.15 until they expire on January 15, 2011.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL - Continued

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

	Number of	Weighted Average
	Shares	Exercise Price

Balance at January 31, 2007	1,433,917	$1.12
Issued	1,963,637	1.40
Exercised	(666,667)	0.40
Balance at January 31, 2008	2,730,887	1.50
Issued	2,997,000	1.03
Expired	(767,250)	1.75
Balance at January 31, 2009	4,960,637	$1.17

At January 31, 2009, the following share purchase warrants were outstanding and exercisable:

Number of	Exercise
shares	Price	Expiry Date

65,360	$ 1.85	February 28, 2009
8,277	$ 1.35	February 28, 2009
900,000	$ 1.50	July 4, 2009
90,000	$ 1.50	July 4, 2009
1,135,000	$ 1.60	September 20, 2009
190,440	$ 1.30	September 20, 2009
467,000	$ 1.60	September 25, 2009
79,560	$ 1.30	September 25, 2009
1,125,000	$ 0.15	January 15, 2011
900,000	$ 1.25	April 13, 2012
4,960,637

Subsequent to January 31, 2009, 73,637 warrants with an average exercise price of $1.79 expired without exercise.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL – Continued

Share purchase warrants (continued)

On April 13, 2007 the Company entered into a consulting agreement with a company controlled by the President of the Company to provide the services of the President to the Company. Consideration under the Agreement included the issuance of 900,000 warrants exercisable at $1.25 for a two year period. The warrants were valued, using the Black Scholes valuation model, at $712,000 and recorded as stock based compensation in the financial statements. The assumptions used in the Black Scholes model were: risk free interest rate – 4.7%; expected life of the warrants – 2 years; annualized volatility – 4.7%; and dividend rate – 0%.

Stock Options

On February 16, 2005 our board of directors approved our 2005 Incentive Stock Plan, or 2005 Incentive Plan. Under the 2005 Incentive Plan, options may be granted only to our directors, officers, employees and consultants as d determined by our board of directors. Pursuant to the Plan, we reserved for issuance 2,500,000 shares of our common stock. As at January 31, 2009, there were 10,000 shares of our common stock still available for future grant under the plan.

On November 10, 2007, our directors adopted our 2007 Stock Option Plan. Our 2007 Stock Option Plan permits our company to issue up to 5,662,310 shares of our common stock to directors, officers, employees and consultants of our company. The form of the 2007 Stock Option Plan has been approved by the TSX V

Stock option transactions are summarized as follows:

	Number of	Weighted Average
	Shares	Exercise Price

Balance at January 31, 2007	2,140,000	$0.37
Granted	250,000	1.26
Exercised	(666,666)	0.32
Balance at January 31, 2008	1,723,334	0.52
Granted	150,000	0.35
Cancelled	(20,000)	0.62
Balance at January 31, 2009	1,853,334	$0.50

The weighted average fair value per stock options granted during the year ended January 31, 2009 was $0.24 (2008 - $0.86) .

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL – Continued Stock Options

At January 31, 2009, the following stock options were outstanding:

Number of	Exercise
shares	Price	Expiry Date

270,000	$ 0.25	December 13, 2009
50,000	$ 0.25	June 29, 2010
400,000	$ 0.49	February 7, 2011
200,000	$ 0.58	February 9, 2011
100,000	$ 0.62	March 10, 2010
433,334	$ 0.25	June 26, 2015
150,000	$ 1.35	May 11, 2011
100,000	$ 1.13	November 13, 2012
150,000	$ 0.35	October 28, 2013
1,853,334

The fair value of stock options granted during the year ended January 31, 2009 was $29,230 (2008 - $216,165) which is being recognized over the options vesting periods. At January 31, 2009, 1,778,334 stock options were exercisable. Total stock-based compensation recognized during the year ended January 31, 2009 was $147,133 (2008 - $1,130,676).

Stock-based compensation has been recorded in the consolidated statements of operations as follows, with corresponding additional paid-in capital recorded in stockholders' equity:

	Year Ended	Year Ended
	January 31,	January 31,
	2009	2008

Consulting fees	$147,133	$1,126,423
Mineral property interests	-	4,253
	$147,133	$1,130,676

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

7.	SHARE CAPITAL - Continued

Stock Options (continued)

The following weighted average assumptions were used for the Black-Scholes valuations of stock options granted during the period:

	Year Ended	Year Ended
	January 31,	January 31,
	2009	2008

Risk-free interest rate	1.78%	4.17%
Expected life of options	5.0 years	4.4 years
Annualized volatility	86%	90%
Dividend rate	0%	0%

As at January 31, 2009, the aggregate intrinsic value (“AIV”) under the provisions of SFAS No. 123R of all outstanding, vested stock options was $7,533 and the AIV of options exercised during the year ended January 31, 2009 was $nil.

8.	RELATED PARTY TRANSACTIONS

a)

Effective November 1, 2005, the Company entered into a management agreement with an officer at CAD$2,500 per month. During the year ended January 31, 2009, the Company paid consulting fees of $32,197 (2008 - $31,645) relating to this management agreement.

b)

On July 1, 2006, a director and officer of the Company advanced $90,410 to the Company. The advance was due on demand, bore interest at 6% and was secured by a promissory note. The note was repaid on March 12, 2007.

c)

In April, 2007, the Company entered into a Consulting Agreement with Frontera Geological Services Ltd., a company wholly-owned by the Company’s President. Under the agreement, Frontera Geological Services Ltd. agreed to make the President available to the Company on a substantially full-time basis (approximately 80% of his working hours) to serve as President for a term of two years from the date of the agreement. In exchange, the Company agreed to pay a fee to Frontera Geological Services Ltd. consisting of cash in the amount of CAD$9,000 per month and agreed to issue to the Company’s president 900,000 share purchase warrants. Each share purchase warrant may be exercised into one common share of the Company at an exercise price of $1.25 until they expire on April 13, 2012. If (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, the Company has income equal to or greater than $5,000,000 from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price for the Company’s common shares on any single market for 20 consecutive trading-days equals or exceeds $3.00 then, in either of such events, the Company has agreed to issue 250,000 common shares as an incentive bonus.

During the year ended January 31, 2009 the Company paid consulting fees of $115,908 (2008 - $113,921) and recorded stock based compensation of $Nil (2008 - $712,000) relating to this consulting agreement and a predecessor agreement.

All related party transactions involving provision of services or transfer of tangible assets in the normal course of business were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

9.	SEGMENTED INFORMATION

At January 31, 2009, the Company and its subsidiary operated in one reportable segment, being the exploration for and the development of mining properties in Argentina. Identifiable assets, revenues and net loss in each geographic area are as follows:

	January 31,	January 31,
	2009	2008

Identifiable assets
Canada	$120,576	$839,400
Argentina	44,515	62,458
	$165,091	$901,858

	Year Ended	Year Ended
	January 31,	January 31,
	2009	2008

Loss for the year
Canada	$1,188,179	$1,977,911
Argentina	3,339,656	1,710,403
	$4,527,835	$3,688,314

10.	INCOME TAXES

Potential benefits of income tax losses and other tax assets are not recognized in the accounts until realization is more likely than not. As of January 31, 2009, the Company has net operating losses carried forward of approximately $6,864,000 for tax purposes subject to expiration as described below. Pursuant to SFAS 109, the Company is required to compute tax asset benefits for net operating losses carried forward and other items giving rise to deferred tax assets. Future tax benefits which may arise as a result of these losses and other items have not been recognized in these financial statements as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these items.

The actual income tax provisions differ from the expected amounts calculated by applying the combined income tax rates applicable in each jurisdiction to the Company’s loss before income taxes and minority interest. The components of these differences are as follows:

	Year Ended	Year Ended
	January 31,	January 31,
	2009	2008

Corporate income tax rate	34%	34%

Expected income tax (recovery)	$(1,539,000)	$(1,254,000)
Items not deductible for tax purposes	946,000	689,000
Change in valuation allowance	593,000	565,000
Income tax provision	$-	$-

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2009 AND 2008
(Stated in U.S. Dollars)

10.	INCOME TAXES - Continued

The Company’s tax-effected deferred income tax assets and liabilities are estimated as follows:

	January 31,	January 31,
	2009	2008

Non-capital loss carry forwards	$2,334,000	$1,740,000
Mineral property expenditures	2,047,000	1,158,000
	4,381,000	2,898,000
Less: valuation allowance	(4,381,000)	(2,898,000)
Net deferred tax assets	$-	$-

The Company’s net operating losses carried forward of approximately $6,864,000 for United States income tax purposes will expire, if not utilized through 2029.

11.	SUBSEQUENT EVENTS

On February 10, 2009, The Company granted stock options to three directors, two employees and on investor relations consultant to purchase an aggregate of 1,385,000 shares of our common stock at an exercise price of $0.37 per share, for a term expiring February 10, 2014. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee.

On March 20, 2009, 120,000 options to purchase common shares at an exercise price of $0.25 were exercised by a director and officer and, accordingly, the Company issued 120,000 common shares for gross proceeds of $30,000.

On April 7, 2009, 80,000 options to purchase common shares at an exercise price of $0.25 were exercised by a director and officer and, accordingly, the Company issued 80,000 common shares for gross proceeds of $20,000.

On April 24, 2009, the Company sold 1,478,334 units to eight investors at a purchase price of $0.30 per unit for aggregate gross proceeds of approximately $443,500. Each unit consisted of one share of our common stock and one non- transferable unit warrant. Each unit warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.45 until April 24, 2011.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

At October 31, 2009 and January 31, 2009 and for the Three and Nine Months
Ended October 31, 2009 and 2008

(UNAUDITED)

(Stated in U.S. Dollars)

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	October 31,	January 31,
	2009	2009
	(Unaudited)
ASSETS

Current
Cash	$403,020	$108,560
Receivables	3,629	3,679
Prepaid expenses and deposit	21,590	16,007

Total current assets	428,239	128,246
Equipment (Note 4)	31,640	36,845

Total assets	$459,879	$165,091

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Accounts payable	$479	$29,474
Accrued liabilities	6,735	-
Accrued professional fees	23,667	51,900
Accrued investor relations and communications	15,780	30,000
Accrued interest	12,559	4,274
Accrued mineral property interests	20,958	-
Accrued travel	11,138	-
Promissory note (Note 6)	150,000	150,000
Convertible debentures (Note 7)	71,258	100,682
Due to related parties (Note 9)	68,010	-

Total liabilities	380,584	366,330

Commitments (Notes 12 and 14 )

Stockholders' equity (deficiency)
Preferred stock, $0.001 par value, authorized 100,000,000,
nil shares issued and outstanding at October 31, 2009 and
January 31, 2009	-	-
Preferred stock, Series A convertible, $0.001 par value,
authorized 2,000, nil shares issued and outstanding at
October 31, 2009 and January 31, 2009	-	-
Common stock, $0.001 par value, authorized 100,000,000,
36,685,940 and 32,590,553 issued and outstanding at
October 31, 2009 and January 31, 2009, respectively	36,811	32,591
Warrants	93,493	93,493
Additional paid-in capital	15,847,979	14,093,311
Deficit accumulated during the exploration stage	(15,898,988)	(14,420,634)

Total stockholders' equity (deficiency)	79,295	(201,239)

Total liabilities and stockholders' equity (deficiency)	$459,879	$165,091

The accompanying notes are an integral part of these consolidated financial statements

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

	Three Months Ended		Nine Months Ended		From December 21,
	October 31,		October 31,		2001 (Inception)
	2009	2008	2009	2008	to October 31, 2009

Expenses

Consulting fees	$259,576	$87,045	$536,537	$310,275	$3,514,539
Depreciation	2,159	2,418	6,287	6,624	18,153
Foreign exchange loss	6,058	-	21,033	-	317,309
Investor relations and communication	62,404	17,083	150,972	128,428	1,785,582
Mineral property interests (Note 5)	103,820	271,973	387,433	3,202,062	7,006,697
Office and sundry	29,383	(13,330)	64,253	76,252	483,922
Professional fees	60,602	193	188,500	269,591	1,227,251
Rent	7,619	6,174	20,010	22,311	106,231
Transfer agent fees	19,662	15,686	45,169	40,311	178,203
Travel	23,294	2,715	44,835	38,078	316,750
Write-down of mineral claims	-	-	-	116,556	408,496

Net operating loss	(574,577)	(389,957)	(1,465,029)	(4,210,488)	(15,363,133)

Interest (expense) income	(4,431)	-	(13,325)	8,298	(535,855)

Net loss	$(579,008)	$(389,957)	$(1,478,354)	$(4,202,190)	$(15,898,988)

Net loss per share - basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.14)

Weighted average number of shares
outstanding - basic and diluted	36,719,365	31,465,553	35,014,648	30,896,896

The accompanying notes are an integral part of these consolidated financial statements

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
FOR THE PERIOD FROM JANUARY 31, 2008 TO OCTOBER 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

	Preferred Stock		Common Stock				Deficit	Total
	Series A Convertible				Additional		Accumulated	Stockholders'
	Number of		Number of		Paid-in		During the	Equity
	Shares	Par Value	Shares	Par Value	Capital	Warrants	Exploration Stage	(Deficiency)
Balance at January 31, 2008	-	$-	28,311,553	$28,311	$10,269,859	$-	$(9,892,799)	$405,371

Common stock issued for cash	-	-	4,279,000	4,280	4,050,720	-	-	4,055,000
Cost of issuing stock	-	-	-	-	(424,386)	93,493	-	(330,893)
Debt discount	-	-	-	-	49,985	-	-	49,985
Stock-based compensation	-	-	-	-	147,133	-	-	147,133
Net loss for the year	-	-	-	-	-	-	(4,527,835)	(4,527,835)
		-
Balance at January 31, 2009	-	-	32,590,553	32,591	14,093,311	93,493	(14,420,634)	(201,239)
		-
Conversion of convertible debenture	-	-	500,000	500	49,500	-	-	50,000
Non-cash interest on convertible debenture	-	-	-	-	1,126	-	-	1,126
Equity component of convertible debenture converted	-	-	-	-	(16,662)	-	-	(16,662)
Common stock issued for cash	-	-	3,095,388	3,095	1,240,655	-	-	1,243,750
Cost of issuing stock	-	-	-	-	(3,824)	-	-	(3,824)
Exercise of warrants	-	-	350,000	350	52,150	-	-	52,500
Exercise of stock options	-	-	275,000	275	77,725	-	-	78,000
Stock-based compensation	-	-	-	-	353,998	-	-	353,998
Net loss for the period	-	-	-	-	-	-	(1,478,354)	(1,478,354)
	-
Balance at October 31, 2009	-	$-	36,810,941	$36,811	$15,847,979	$93,493	$(15,898,988)	$79,295

The accompanying notes are an integral part of these consolidated financial statements

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

	For Nine Months		From December 21,
	Ended October 31,		2001(Inception) to
	2009	2008	October 31, 2009

Cash flows from operating activities
Net loss	$(1,478,354)	$(4,202,190)	$(15,898,988)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,287	6,624	18,153
Stock-based compensation	353,998	139,824	2,273,920
Debt discount	5,040	-	5,707
Shares issued to acquire mineral properties	-	-	3,500
Shares issued in payment of bonus		-	52,160
Non-cash interest	-	-	333,333
Write-down of mineral claims	-	-	408,496
Changes in operating assets and liabilities		-
Receivables	50	-	(3,629)
Prepaid expenses and deposit	(5,583)	112	(21,590)
Accounts payable	(28,995)	(490,525)	337,031
Accrued liabilities	6,735	(4,868)	5,701
Accrued professional fees	(28,233)	-	(64,870)
Accrued investor relations and communications	(14,220)	-	(14,220)
Accrued interest	8,285	-	8,285
Accrued mineral property interests	20,958	22,377	(51,861)
Accrued travel	11,138	-	11,138
Due to related parties	68,010	-	68,010

Net cash used in operating activities	(1,074,884)	(4,528,646)	(12,529,724)

Cash flows from investing activities
Acquisition of mineral property interests	-	-	(408,496)
Acquisition of equipment	(1,082)	(20,117)	(49,793)

Net cash used in investing activities	(1,082)	(20,117)	458,289)

Cash flows from financing activities
Issuance of convertible debentures	-	-	1,650,000
Issuance of promissory notes	-	150,000	790,410
Repayment of promissory notes	-	-	(640,410)
Proceeds from issuance of capital stock	1,370,426	3,626,528	11,591,033

Net cash provided by financing activities	1,370,426	3,776,528	13,391,033

Increase (decrease) in cash during the period	294,460	(772,235)	403,020

Cash, beginning of period	108,560	845,219	-

Cash, end of period	$403,020	$72,984	$403,020

Supplemental disclosures
Cash paid during the period for:
Taxes	$-	$-	$-
Interest	$-	$-	$75,677

Non-cash financing transactions:
Conversion of convertible debenture into common stock	$50,000	$-	$50,000
Notes and related accrued interest converted to common stock	$-	$-	$1,390,008

The accompanying notes are an integral part of these consolidated financial statements

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

We were incorporated in the State of Nevada on December 21, 2001 under the name Delbrook Corporation. On March 15, 2004, we changed our name to Argentex Mining Corporation. We effected this name change by merging with our wholly owned subsidiary, Argentex Mining Corporation, a Nevada corporation that we formed specifically for this purpose. Our company was the surviving company in the merger. On November 5, 2007, we moved our state of domicile from Nevada to Delaware. This re-domicile was effected by merging with our wholly owned subsidiary Argentex Mining Corporation, a Delaware corporation that we formed specifically for this purpose. Our subsidiary was the surviving entity upon completion of the merger. Since November 5, 2007, we have been a Delaware corporation. We have one subsidiary, SCRN Properties Ltd., a Delaware corporation incorporated on February 13, 2004, which we formed for the purpose of acquiring and exploring natural resource properties in Argentina.

In these notes, the terms “Argentex”, “Company”, “we”, “us” or “our” mean Argentex Mining Corporation and its subsidiary, SCRN Properties Ltd., whose operations are included in these consolidated financial statements.

Argentex is involved in acquiring and exploring mineral properties in Argentina. The Company has not determined whether its properties contain mineral reserves that are economically recoverable.

Exploration Stage

We have not produced any significant revenues from our principal business or commenced significant operations and are considered an exploration stage company as defined by SEC Guide 7 with reference to Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) topic 915.

We are in the early exploration stage. In the exploration stage, management devotes most of its time to conducting exploratory work and developing its business. These unaudited consolidated financial statements have been prepared on a going-concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business.

Basis of Presentation

These unaudited consolidated financial statements are stated in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the consolidated financial statements included in Argentex’s annual report on Form 10-K for the year ended January 31, 2009. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended October 31, 2009 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited consolidated financial statements and the related notes should be read in conjunction with our audited consolidated financial statements for the year ended January 31, 2009 included in our annual report on Form 10-KSB.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of our significant accounting policies are included in our annual report on form 10-K for the year ended January 31, 2009. Additional significant accounting policies that either affect us or have been developed since January 31, 2009 are summarized below.

Reclassifications

Certain prior period amounts in the accompanying financial statements have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on our results of operations or financial position for any period presented.

Acquisition costs of mineral properties, previously included in mineral property interests have been reclassified as write-down of mineral claim.

Accrued liabilities previously included in accounts payable and accrued liabilities have been reclassified as accrued liabilities, accrued professional fees, accrued investor relations and communications, accrued interest, accrued mineral property interests and accrued travel.

Stock based compensation has been reclassified to either consulting or investor relations and communications.

Mineral Claim Payments and Exploration Expenditures

We are primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. We assess the carrying cost for impairment under the FASB ASC topic 360 at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs subsequently incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the established life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of our significant accounting policies.

Investment in and Expenditures on Mineral Property Interests

Realization of our investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from ambiguous conveyance history of many mineral properties. To the best of our knowledge we believe all of our unproved mineral interests are in good standing and that we have title to all of these mineral property interests.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Financial Instruments

Foreign Exchange Risk

We are subject to foreign exchange risk for sales and purchases denominated in foreign currencies. We operate outside of the U.S. primarily in Argentina and Canada and we are exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the United States Dollars. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. The Company does not believe that it has any material risk to its foreign currency exchange.

Fair Value of Financial Instruments

We account for the fair value measurement and disclosure of financial instruments in accordance with FASB ASC topic 820 which requires a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. (Note 11)

Concentration of Operations

Our operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on our operations.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and receivables.

We maintain our Canadian cash in a major chartered Canadian bank deposit account insured by the Canadian Deposit Insurance Corporation up to $100,000. Our Canadian dollar bank account balance, at times, may exceed federally insured limits. We maintain our Argentinean pesos in an Argentinean bank deposit account. We keep our Argentinean peso bank deposit account balance within federally insured limits. As part of our cash management process, we perform periodic evaluations of the relative credit standing of this financial institution. We have not lost any cash and do not believe our cash is exposed to any significant credit risk.

We maintain our U.S. cash in major chartered Canadian bank deposit accounts. Our U.S. dollar bank accounts are not insured by the Canadian Deposit Insurance Corporation. At October 31, 2009 and January 31, 2009, the Company had approximately $380,000 and $60,000, respectively in cash that was not insured.

Our operations involve dealing with uncertainties and judgments in applying complex tax regulations in Canada and Argentina. The final taxes paid are dependent upon many factors including negotiations with tax authorities in various jurisdictions. We record potential withholding tax, value added tax and mineral property tax liabilities based on our estimate of whether and the extent to which taxes may be refunded or deemed payable.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 3 – GOING CONCERN

These consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going-concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues from mineral sales since inception, has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support of its shareholders, the ability of the Company to obtain equity financing and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from mineral production and control production costs. Based upon its current plans, the Company expects to incur operating losses in future periods. The Company plans to mitigate these operating losses through controlling its operating costs. The Company plans to obtain sufficient working capital through additional debt or equity financing and private loans. At October 31, 2009, the Company had accumulated losses of $15,898,988 since inception (December 21, 2001). These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate significant revenues in the future or be successful with any financing ventures. These consolidated financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

NOTE 4 – EQUIPMENT

	October 31, 2009
		Accumulated	Net Book
	Cost	Depreciation	Value

Office equipment	$24,404	$7,134	$17,270
Furniture and fixtures	8,839	2,764	6,075
Computer equipment	15,958	7,663	8,295
	$49,201	$17,561	$31,640

	January 31, 2009
		Accumulated	Net Book
	Cost	Depreciation	Value

Office equipment	$24,357	$4,108	$20,249
Furniture and fixtures	8,839	1,690	7,149
Computer equipment	15,515	6,068	9,447
	$48,711	$11,866	$36,845

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS

a)	Pinguino Property

Pursuant to the terms of a mineral property option agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director, the Company acquired an option to acquire a 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Pinguino Property” totaling 24,710 acres.

The agreement requires the following payments in order to acquire the property: CAD$50,000 on or before July 1, 2004 (paid); CAD$75,000 on or before July 1, 2005 (paid); CAD$100,000 on or before July 1, 2006 (paid); CAD$100,000 on or before July 1, 2007 (paid); and CAD$125,000 on or before July 1, 2008 (paid). The agreement is subject to a 2% net smelter royalty. The Company has the right at any time up to 60 days after commencement of commercial production to repurchase either one-half of the royalty for $928,160 (CAD$1,000,000) or all of the royalty for $1,856,321 (CAD$2,000,000).

The agreement also provides for an “area of interest” such that, in the event that the optionor records any property claims within five (5) kilometers of the boundaries of the property, such claims will become subject to the mineral property option agreement.

b)	Condor Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, known as the “Condor Property” totaling 24,710 acres, subject to a 2% net smelter returns royalty in favor of a director. As consideration for the Condor Property, the Company paid to the vendor CAD$10,000. The Company has the right to repurchase either one-half of the royalty for $928,160 (CAD$1,000,000) or all of the royalty for $1,856,321 (CAD$2,000,000).

c)	Santa Cruz and Rio Negro Properties

Pursuant to the terms of a Mineral Property Acquisition Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired certain mineral claims located in the Santa Cruz Province of the Republic of Argentina, then known as the “Dyakowski Property” for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement dated March 2, 2004 whereby the shares were to be released to the seller or returned to treasury as follows.

On June 30, 2005, we entered into an amending agreement whereby we amended the Mineral Property Acquisition the Escrow Agreement. This amending agreement was restated August 8, 2005 whereby we agreed to release the 2,499,999 shares of our common stock that were being held in escrow. Of the 2,299,999 released shares, 2,374,999 of these shares were released to us for cancellation, and 125,000 of these shares were released to an ex-director for the transfer of the mineral claims to us.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

c)	Santa Cruz and Rio Negro Properties, continued

In addition, pursuant to the terms of a Share Purchase Agreement, dated February 24, 2004, between the Company and an affiliate of an ex-director of the Company, the Company acquired a 100% interest in SCRN Properties Ltd. (“SCRN”), a Delaware corporation, the sole asset of which consisted of certain mineral claims located in the Rio Negro Province of the Republic of Argentina, known as the “SCRN Property”, for total consideration of 833,333 common shares of the Company (subsequently increased, as a result of a stock dividend, to 2,499,999). The shares have been issued and are subject to an Escrow Agreement dated March 2, 2004 whereby the shares were to be released to the seller or returned to treasury as follows.

On June 30, 2005, we entered into an amending agreement whereby we amended the Share Purchase Agreement. This amending agreement was restated August 8, 2005 whereby we agreed to release the 2,499,999 shares of our common stock that were being held in escrow. Of the 2,499,999 shares released, 2,374,999 of these shares were released to us for cancellation, and 125,000 of these shares were released to an ex-director for the transfer of the mineral claims to us.

The Mineral Property Acquisition Agreement and the Share Purchase agreement also provide for an “area of interest” such that, in the event that the vendor records any property claims within five (5) kilometers of the boundaries of either the Dyakowski Property or the SCRN Property, such claims will become subject to the respective Agreements.

d)	Storm Cat Property

Pursuant to the terms of a mineral property acquisition agreement, dated February 20, 2004, between the Company and an affiliate of an ex-director, the Company acquired 100% interest in and to certain mineral claims located in the Santa Cruz and Rio Negro Provinces of the Republic of Argentina, known as the “Storm Cat Property” totaling 32,766 acres. As consideration for the Storm Cat Property, the Company paid to the vendor CAD$10,000.

Subsequent to acquisition of these properties, the Company has accounted for expenditures by province.

e)	British Columbia Claims

In February, 2006, the Company acquired a group of mineral exploration claims located in the Revelstoke area of British Columbia, Canada. The group of claims consists of 5 tenures and the process of transferring title was initiated March 31, 2006. The total purchase amount was $903.

In April, 2009, these claims were intentionally allowed to lapse.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 5 – MINERAL PROPERTY INTERESTS, continued

Mineral property interest expense reflected in the accompanying consolidated statement of operations relates to the following projects:

	Three	Three	Nine	Nine	December
	Months	Months	Months	Months	21, 2001
	Ended	Ended	Ended	Ended	(Inception)
	October	October	October	October	To October
	31,	31,	31,	31,	31,
	2009	2008	2009	2008	2009

Pinguino Project:
Claim maintenance	$-	$-	$-	$11,710	$9,975
Assaying, testing and analysis	13,750	163,965	100,840	255,253	500,287
Camp and field supplies	49,601	63,403	171,292	441,087	1,545,663
Drilling	-	3,070	-	2,238,511	3,903,421
Geological and geophysical	32,884	29,370	100,893	223,323	774,626
Travel and accommodation	7,585	9,127	14,408	28,216	110,306
	103,820	268,935	387,433	3,198,100	6,844,278

Condor Project:
Claim maintenance	-	-	-	-	7,528
Camp and field supplies	-	-	-	-	198
Geological and geophysical	-	-	-	-	4,185
	-	-	-	-	11,911

Santa Cruz Properties:
Claim maintenance	-	-	-	924	18,032
	-	-	-	924	18,032

Rio Negro Properties:
Camp and field supplies	-	-	-	-	51,836
Geological and geophysical	-	3,038	-	3,038	39,621
Travel and accommodation	-	-	-	-	9,614
	-	-	-	-	101,071

Other:	-	-	-	-	31,405

	$103,820	$271,973	$387,433	$3,202,062	$7,006,697

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 6 – PROMISSORY NOTE

The promissory note payable is unsecured and consists of the following:

			October 31,	January 31,
Date Issued	Maturity	Interest Rate	2009	2009
October 15, 2008	October 15, 2009	8%	$150,000	$150,000
			$150,000	$150,000

At October 31, 2009, interest of $12,559 ($3,584 - January 31, 2009) was accrued on the promissory note. (Note 14)

NOTE 7 – CONVERTIBLE DEBENTURES

On January 14, 2009, the Company sold three non-interest bearing convertible debentures, each in the face amount of $50,000 for aggregate gross proceeds of $150,000. Each convertible debenture is convertible into units at a conversion price of US$0.10 per unit. Each unit will consist of one common share and one non-transferable common share purchase warrant. Each of the share purchase warrants forming part of a unit upon conversion will entitle the holder to purchase one additional common share of the Company at an exercise price of $0.15 until they expire on the earlier of the date that is: (i) five years from the date the convertible debenture was issued and (ii) two years from the date that the convertible debenture is converted and the share purchase warrant is issued.

On May 28, 2009, one of the $50,000 debentures was converted into 500,000 units. (Notes 8 and 14)

The convertible debentures are unsecured and consist of the following:

	October 31,	January 31,
	2009	2009

Face value	$100,000	$150,000
Less debt discount	(33,323)	(49,985)
Debt component	66,677	100,015
Accretion	4,580	667
	$62,197	$100,682

Over the term of the debentures, the debt component is being accreted to the face value of the instrument by recording approximately $6,500 per year in finance costs. During the nine months ended October 31, 2009, finance costs of $5,040 were included in interest expense.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK

Stock Transactions

On October 13, 2009, the Company issued 50,000 shares of common stock to a director for proceeds of $7,500 on the exercise of warrants. (Note 9)

On October 2, 2009, the Company issued 75,000 shares of common stock for proceeds of $28,000 on the exercise of stock options.

On July 13, 2009, the Company completed a private placement and issued 727,272 units for gross proceeds of $400,000. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.65 for a period of 24 months expiring on July 13, 2011.

On June 18, 2009, the Company completed a private placement and issued 455,000 units for gross proceeds of $250,250. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.65 for a period of 24 months expiring on June 18, 2011.

On June 5, 2009, the Company issued 300,000 shares of common stock for proceeds of $45,000 on the exercise of warrants. (Note 9)

On May 28, 2009, the Company issued 500,000 units on conversion of a $50,000 convertible debenture. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.15 for a period of 24 months expiring on May 28, 2011.

On May 22, 2009, the Company completed a private placement and issued 434,782 units for gross proceeds of $150,000. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.45 for a period of 24 months expiring on May 22, 2011.

During the quarter ended July 31, 2009, the Company issued 200,000 shares of common stock for proceeds of $50,000 on the exercise of stock options. (Note 9)

On April 24, 2009, the Company completed a private placement and issued 1,478,334 units for gross proceeds of $443,500. Each unit consisted of one share of common stock and one non-transferable stock purchase warrant exercisable at $0.45 for a period of 24 months expiring on April 24, 2011.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

	Number of	Weighted
		Average
	Shares	Exercise
		Price

Balance at January 31, 2008	2,730,887	$1.50
Issued	2,997,000	1.03
Exercised	(767,250)	1.75
Balance at January 31, 2009	4,960,637	1.17
Issued	3,595,388	0.47
Exercised	(350,000)	0.15
Expired	(2,935,637)	1.54
Balance at October 31, 2009	5,270,388	$0.56

At October 31, 2009, the following share purchase warrants were outstanding and exercisable:

Number of	Exercise
shares	Price	Expiry Date

775,000	$ 0.15	January 15, 2011
1,478,334	$ 0.45	April 24, 2011
434,782	$ 0.45	May 22, 2011
500,000	$ 0.15	May 28, 2011
455,000	$ 0.65	June 18, 2011
727,272	$ 0.65	July 13, 2011
900,000	$ 1.25	April 11, 2012

5,270,388

On April 13, 2007 the Company entered into a consulting agreement with a company controlled by the President of the Company to provide the services of the President to the Company. Consideration under the Agreement included the issuance of 900,000 warrants exercisable at $1.25 for a five year period. The warrants were valued, using the Black Scholes valuation model, at $712,000 and recorded as stock based compensation in the financial statements. The assumptions used in the Black Scholes model were: risk free interest rate of 4.7%; expected life of the warrants is 2 years; annualized volatility of 140%; and dividend rate of 0%. (Note 9)

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Options

On November 10, 2007, the board of directors approved the adoption of the 2007 Stock Option Plan which permits the Company to issue up to 5,662,310 shares of common stock to Company directors, officers, employees and consultants. The 2007 Stock Option Plan was approved by TSX Venture stock exchange and by the stockholders in September 2008.

Stock option transactions are summarized as follows:

	Number of	Weighted
		Average
	Shares	Exercise
		Price

Balance at January 31, 2008	1,723,334	$0.52
Granted	150,000	0.35
Cancelled	(40,000)	0.44
Balance at January 31, 2009	1,833,334	0.50
Granted	2,485,000	0.47
Exercised	(275,000)	0.28
Expired	(200,000)	0.25
Balance at October 31, 2009	3,843,334	$0.51

The weighted average fair value per stock options granted during the nine months ended October 31, 2009, was $0.31 (2008 - $0.19) .

At October 31, 2009, the following stock options were outstanding:

Number of	Exercise
shares	Price	Expiry Date

75,000	$ 0.62	March 10, 2010
50,000	$ 0.25	June 26, 2010
400,000	$ 0.49	February 7, 2011
200,000	$ 0.58	February 9, 2011
150,000	$ 1.35	May 11, 2011
1,000,000	$ 0.60	July 14, 2012
100,000	$ 0.675	September 1, 2012
100,000	$ 1.13	November 13, 2012
233,334	$ 0.25	March 26, 2013
150,000	$ 0.35	October 28, 2013
1,385,000	$ 0.37	February 10, 2014
3,843,334

The fair value of stock options granted during the nine months ended October 31, 2009 was $758,091 (2008 - $28,234) which is being recognized over the options vesting periods. At October 31, 2009, 2,397,084 stock options were exercisable.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8 – CAPITAL STOCK, continued

Stock Options, continued

Total stock-based compensation recognized during the nine months ended October 31, 2009 was $353,998 (2008 - $139,824). Stock-based compensation has been recorded in the consolidated statements of operations as follows, with corresponding additional paid-in capital recorded in stockholders’ equity:

	Nine	Nine
	Months	Months
	Ended	Ended
	October	October
	31, 2009	31, 2008

Consulting fees	$313,114	$139,824
Investor relations	40,884	-
	$353,998	$139,824

The following weighted average assumptions were used for the Black-Scholes valuations of stock options granted during the period:

	Nine Months	Nine Months
	Ended	Ended
	October 31,	October 31,
	2009	2008

Risk-free interest rate	1.22%	1.78%
Expected life of options	4.11 years	5 years
Annualized volatility	94%	86%
Dividend rate	0%	0%

As at October 31, 2009, the aggregate intrinsic value (AIV) of all outstanding, vested stock options was $830,917 and the AIV of options exercised during the nine months ended October 31, 2009 was $58,850.

See Note 9.

NOTE 9 - RELATED PARTY TRANSACTIONS

On November 1, 2005, the Company entered into a management agreement with an officer at CAD$2,500 per month. During the nine months ended October 31, 2009, the Company paid consulting fees of $16,209 (2008 - $23,167) relating to this management agreement. This contract was cancelled on August 15, 2009.

During the nine months ended October 31, 2009, the Company paid consulting fees of $12,172 (2008 - $Nil) to an officer of the Company.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 9 - RELATED PARTY TRANSACTIONS, continued

On August 1, 2009, we entered into a two year consulting agreement with our president and Frontera Geological Services Ltd., (Frontera) a company wholly-owned by our President whereby we agreed to pay a consulting fee for services ordinarily provided by a Chief Executive Officer of CAD$12,500 per month and agreed to issue to this director options to purchase 100,000 shares of our common stock with a three year term and an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options are granted. Under the terms of the agreement, if during the period from August 1, 2009 to August 1, 2010 (a) the Company receives gross proceeds from the sale of equity of $6,000,000 or more or $4,500,000 or more, if the average price of the equity sold is equal to or greater than $1 per share, an incentive bonus is to be paid to this director based on the closing price of the Company’s common stock in the period the financing takes place, times 250,000 (b) the Company receives gross proceeds from the sale of shares of common stock or warrants of $4,500,000 or more, if the average price of the equity sold is equal or greater than $1.50 per share, an additional incentive bonus is to be paid to this director based on the closing price of the Company’s common stock in the period the financing takes place, times 150,000, (c) a resource estimate and a complete and positive scoping study is completed on the Company’s Pinguino property, a cash incentive bonus is to be paid to this director based on the closing price of the Company’s common stock on the date the scoping study is completed, times 150,000 or (d) the average price for the Company’s common stock equals or exceeds $3 for 20 consecutive trading days, an additional incentive bonus is to be paid to this director based on the closing price of the Company’s stock at the end of 20 consecutive days of trading times, 250,000.

During the nine months ended October 31, 2009 the Company paid or accrued consulting fees of $82,294 (2008 - $83,400) and recorded stock based compensation of $Nil (2008 - $Nil) relating to this consulting agreement and a predecessor agreement. At October 31, 2009 and 2008 the Company was indebted to Frontera in the amount of $37,500 (2008 - $Nil).

On June 5, 2009, a director exercised 300,000 warrants. (Note 8)

During March and April 2009, a director exercised 200,000 stock options. (Note 8)

On October 13, 2009, a director exercised 50,000 stock purchase warrants. (Note 8)

On July 14, 2009, we entered into a one year consulting agreement with an officer and a company controlled by this officer whereby we agreed to pay a consulting fee for services consistent with those ordinarily provided by an Executive Vice President of Corporate Development of CAD$12,500 per month and agreed to issue to this officer options to purchase 1,000,000 shares of our common stock at an exercise price of $0.60 per share for three years. Under the terms of the agreement, if during the period from July 14, 2009 to July 14, 2010 (a) the Company receives gross proceeds from the sale of equity of $6,000,000 or more or $4,500,000 or more if the average price of the equity sold is equal to or greater than $1 per share, an incentive bonus is to be paid to this officer based on the closing price of the Company’s stock in the period the financing takes place, times 250,000 (b) the Company receives gross proceeds from the sale of shares of our common stock or warrants for $4,500,000 or more if the average price of the equity sold is equal or greater than $1.50 per share, an additional incentive bonus is to be paid to this officer based on the closing price of the Company’s stock in the period the financing takes place, times 150,000, or (c) the average price for the Company’s common stock equals or exceeds $3 for 20 consecutive trading days an additional incentive bonus is to be paid to this officer, based on the closing price of the Company’s stock at the end of 20 consecutive days of trading, times 250,000. (Note 8)

During the nine months ended October 31, 2009 the Company paid consulting fees of $41,409 to this company and recorded stock based compensation of $56,255 relating to this consulting agreement. At October 31, 2009 the Company was indebted to this Company in the amount of $25,000.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 9 - RELATED PARTY TRANSACTIONS, continued

All related party transactions involving provision of services or transfer of tangible assets in the normal course of business were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

NOTE 10 - SEGMENTED INFORMATION

At October 31, the Company and its subsidiary operated in one reportable segment, being the exploration for and the development of mining properties in Argentina. Identifiable assets, revenues and net loss in each geographic area are as follows:

	October 31,	January 31,
	2009	2009

Identifiable assets
Canada	$417,630	$120,576
Argentina	42,249	44,515
	$459,879	$165,091

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	October 31,	October 31,	October 31,	October 31,
	2009	2008	2009	2008

Loss for the period
Canada	$406,130	$266,753	$1,008,889	$1,021,718
Argentina	172,878	123,204	469,465	3,180,472
	$579,008	$389,957	$1,478,354	$4,202,190

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 11 – FINANCIAL INSTRUMENTS

The FASB ASC topic 820 on fair value measurement and disclosures establishes three levels of inputs that may be used to measure fair value: quoted prices in active markets for identical assets or liabilities (referred to as Level 1), observable inputs other than Level 1 that are observable for the asset or liability either directly or indirectly (referred to as Level 2), and unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities (referred to as Level 3).

The carrying values and fair values of our financial instruments are as follows:

	October 31, 2009		January 31, 2009
	Carrying	Fair	Carrying	Fair
	value	value	value	value
Cash	$403,020	$403,020	$108,560	$108,560
Receivables	$3,629	$3,629	$3,679	$3,679
Accounts payable and accrued liabilities	$91,317	$91,317	$115,648	$115,648
Promissory note	$150,000	$150,000	$150,000	$150,000
Convertible debenture	$71,258	$71,258	$100,682	$100,682

The following method was used to estimate the fair values of our financial instruments: The carrying amount approximates fair value because of the short maturity of the instruments.

NOTE 12 – COMMITMENT

Lease Commitment

On December 15, 2007, we entered into a sublease agreement for two years and eleven months at CAD$1,463 (US$1,358) per month until October 31, 2009 and CAD$1,537 (US$1,427) per month until October 31, 2010. At October 31, 2009, the minimum future lease payments under our operating lease are as follows:

At October 31,	Amount

2010	$ 17,119

NOTE 13 – RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

New accounting standards adopted during the nine months ended October 31, 2009 were:

On October 31, 2009, we adopted the changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 13 – RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS, continued

On February 1, 2008, we adopted certain provisions of ASC topic 820 on fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 applies when another portion of the codification requires or permits assets or liabilities to be measured at fair value. Accordingly, ASC 820 does not require any new fair value measurements. On February 1, 2009, we adopted the remaining provisions of ASC 820 as it relates to nonfinancial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of the changes to ASC 820 did not have an impact on our consolidated financial statements. See Note 11 for disclosures about the fair value of our financial instruments.

On February 1, 2009, we adopted changes issued by the FASB to the fair value option for financial assets and liabilities. These changes permit measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The adoption of these changes had no material impact on our consolidated financial statements, as we did not elect the fair value option for any of our consolidated financial assets or liabilities.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 805 for business combinations. These changes require an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this statement. Our adoption of the changes to ASC 805 had no impact on our consolidated financial statements. However, we expect the changes to ASC 805 will have an impact on our accounting for future business combinations, but the effect is dependent upon making acquisitions in the future.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 810-10 for noncontrolling interests in consolidated financial statements. ASC 810-10 states that accounting and reporting for minority interests are to be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Our adoption of the changes to ASC 810-10 had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 815-10-50 for disclosures about derivative instruments and hedging activities. ASC 815-10-50 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Our adoption of the changes to ASC 815-10-50 did not have an impact on our current or comparative consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 13 – RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS, continued

On February 1, 2009, we adopted changes issued by the FASB to accounting for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to the hierarchy of generally accepted accounting principles. These changes identify the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. Adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). These changes specify that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to whether an instrument (or embedded feature) is indexed to an entity’s own stock. These changes provide a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for scope exception. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to determine whether instruments granted in share-based payment transactions are participating securities. These changes address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. This guidance indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to equity method investment accounting considerations. These changes clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent of these changes is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee’s issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. The adoption of these changes had no impact on our current or prior consolidated financial position or results of operations.

On February 1, 2009, we adopted the changes issued by the FASB to disclosures by public entities (enterprises) about transfers of financial assets and interest in variable interest entities. These changes require additional disclosure about transfers of financial assets and an enterprise’s involvement with variable interest entities. The adoption of these changes did not have an impact on our consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 13 – RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS, continued

On February 1, 2009, we adopted the changes issued by the FASB to employers’ disclosures about pensions and other postretirement benefits. These changes require enhanced disclosures about the plans for assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. The adoption of these changes did not have an impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 855 to subsequent events. ASC 855 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. ASC 855 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of the changes to ASC 855 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 825 on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. ASC 825 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance for identifying circumstances that indicate a transaction is not orderly. This guidance is necessary to maintain the overall objective of fair value measurements, which is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The adoption of the changes to ASC 825 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB to recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB for interim disclosures about fair value of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. Other than the required disclosures, the adoption of these changes had no impact on our consolidated financial statements. (Note 11)

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 13 – RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS, continued

New accounting standards to be adopted are as follows:

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05 for changes to measuring liabilities at fair value. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes become effective for us on November 1, 2009. We do not anticipate the adoption of these changes will have an impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13 for changes to multiple-deliverable revenue arrangements a consensus of the FASB emerging issues task force, which amends ASC topic 605, Revenue Recognition, to require companies to allocate revenue in multiple-element arrangements based on an element’s estimated selling price if vendor-specific or other third-party evidence of value is not available. ASU 2009-13 is effective for us on February 1, 2011. Earlier application is permitted. We do not anticipate the adoption of these changes will have an impact on our consolidated financial statements.

ARGENTEX MINING CORPORATION
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2009
(Unaudited)
(Stated in U.S. Dollars)

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855 management evaluated all activity of the Company through December 11, 2009 (the issue date of the financial statements) and concluded that no subsequent events have occurred that would require recognition in the consolidated financial Statements or disclosure in the consolidated notes to the financial statements.

Promissory Note

In November 2009, the Company paid off the $150,000 note payable plus accrued interest. (Note 6)

Convertible Debentures

On November 12, 2009, both of our $50,000 debentures were converted into a total of 1,000,000 units (500,000 units each). (Note 7)

Warrants

On November 3, 2009, warrants issued 150,000 shares of common stock to an officer for proceeds of $67,500 on the exercise of warrants. (Notes 8 and 9)

Private Placement

On November 30, 2009 we completed a brokered private placement of 5,960,814 units at a price of CDN$0.70 (US$0.66) per unit for gross proceeds of CAD$4,172,570 (US$3,945,999). Each unit consists of one common share of the Company’s common stock and one-half of one non-transferable common share purchase warrant. Each warrant entitles the purchaser to purchase one additional common share of the Company at a price of $0.90 (US$0.85) for a period of two years after closing, subject to early expiration in the event that the common shares of the Company trade on the TSX-V or the OTCBB with an average closing price greater than $1.25 (US$1.18) for a period of 30 consecutive trading days. (Note 8)

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 4 above and “Forward-Looking Statements” beginning at page 8 above.

Overview

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina. All of the mineral exploration licenses with respect to these Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd. One of the properties located in the Santa Cruz province of Argentina consists of a group of claims that we refer to as the Pinguino property and we have concentrated almost all of our exploration efforts on this property. During the next year we intend to continue to focus our exploration efforts primarily on the Pinguino property, where we have had exploration success in discovering polymetallic mineralization in the past. We believe that additional targeted exploration expenditures in the form of geophysics, soil geochemistry, trenching and drilling on the Pinguino property is warranted to test the limits of known mineralization as well as new target testing.

We have not determined whether our properties contain any mineral reserve. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

We have not begun significant operations and are considered an exploration stage company, as that term is defined in Industry Guide 7.

Cash Requirements

We anticipate that we will incur the following expenses during the 12 month period ending January 31, 2011:

Estimated Funding Required During the Next 12 Months
Expense	Amount
Mineral exploration expenses and holding costs	$2,251,000
General and administrative expenses, including investor relations	$1,080,000
Accrued accounts payable, repayment of debt and acquisition of fixed assets	$0
Total	$3,331,000
Cash on hand, January 6, 2010, estimated	$3,426,000
Proceeds from exercise of warrants and options	-
Estimated excess of cash resources over cash requirements	$95,000

On November 30, 2009, we completed a private placement of 5,960,814 units at a price of CAD$0.70 (approximately US$0.66) per unit for gross proceeds of CAD$4,172,570 (approximately US$3,945,999) and, as of January 6, 2010, we had

cash on hand of approximately $3,426,000. We anticipate that we will have sufficient funds to fund the plan of operations outlined above for the next 12 months.

Although we believe that our cash on hand as at the date of this prospectus is sufficient to fund our budgeted operating requirements for the next 12 months, our budget could increase during the year in response to matters that we are not aware of and cannot anticipate at the date of this prospectus. If our budget increases during the year and we do not have enough money to fund our budgeted requirements, we will probably be forced to raise additional funds. Although we have historically raised capital to fund our activities through the sale of debt or equity securities and we plan to do so in the future as and when the need arises, there can be no assurance that we will be able to do so. We do not currently have any arrangements in place for the offer or sale of any of our securities.

Results of Operations

Revenue

We have not earned any revenue from operation since our inception and we do not anticipate earning any revenue from our operations until such time as we have entered into commercial production at one or more of our mineral projects or we sell one or more of our mineral properties. We are currently in the exploration stage of our business and we can provide no assurances that we will discover a reserve on our properties or, if we do discover a reserve, that we will be able to enter into commercial production.

Expenses

Years Ended January 31, 2009 and 2008

Our operating results for the years ended January 31, 2009 and 2008 and the changes between those periods in our operating expenses are summarized as follows:

			Change between
	Year Ended	Year Ended	period ended
	January 31,	January 31,	January 31, 2009
	2009	2008	and January 31,
	(audited)	(audited)	2008
Mineral exploration	$3,123,497	$1,523,066	$1,600,431
activities
Stock-based	$147,133	$1,130,676	$(983,543)
compensation
Other general &	$1,257,205	$1,034,572	$222,633
administrative

The principal components of the loss for the year ended January 31, 2009 were mineral property interests, professional fees, consulting fees, and office and sundry expenses.

Operating expenses for the year ended January 31, 2009 increased by 22% as compared to the comparative period in 2008 primarily as a result of increased expenditures on mineral property interests and professional fees, offset by a significant reduction in stock-based compensation.

Three and Nine-Month Periods Ended October 31, 2009 and 2008

Our operating results for the three and nine-month periods ended October 31, 2009 and 2008 and the changes between those periods in our operating expenses are summarized below:

			Changes			Changes
			between the			between the
	Three-	Three-	three-month			nine-month
	month	month	period ended	Nine-month		period
	period	period	October 31,	period	Nine-month	ended
	ended	ended	2009 and	ended	period ended	October 31,
	October	October	2008	October 31,	October 31,	2009 and
	31, 2009	31, 2008		2009	2008	2008
Mineral exploration	$103,820	$271,973	$(168,153)	$387,433	$3,318,618	$(2,931,185)
activities
Stock-based	141,425	26,981	114,444	353,998	139,824	214,174
compensation
General and	333,763	91,003	242,760	736,923	743,748	(6,825)
administrative

Total expenses	$579,008	$389,957	$189,051	$1,478,354	$4,202,190	$(2,723,836)

Mineral Exploration Activities

Our mineral exploration expenses for the three-month period ended October 31, 2009 were $103,820, representing a decrease of $168,153 or 62% when compared to our mineral exploration expenses of $271,973 for the three-month period ended October 31, 2008. This decrease in our mineral exploration expenses was primarily due to our decision to temporarily suspend our drilling program during the recent global economic downturn.

Our mineral exploration expenses for the nine-month period ended October 31, 2009 were $387,433, representing a decrease of $2,931,185 or 88% when compared to our mineral exploration expenses of $3,318,618 for the nine-month period ended October 31, 2008. This decrease in our mineral exploration expenses was due primarily to our decision to temporarily suspend our drilling and exploration program during the recent global economic downturn.

Stock-Based Compensation

Our stock-based compensation expense increased by $114,444 or 4.24% from $26,981 for the three-month period ended October 31, 2008 to $141,425 for the three-month period ended October 31, 2009. Our stock-based compensation expense increased by $214,174 or 1.53% from $139,824 for the nine-month period ended October 31, 2008 to $353,998 for the nine-month period ended October 31, 2009. The increase in our stock-based compensation was due to the issuance of 2,485,000 options to purchase shares of our common stock during the nine month period ended October 31, 2009. At January 31, 2009 we reclassified stock-based compensation from a line item on our statement of operations and began allocating it to the appropriate expense categories.

General and Administrative

Our general and administrative expenses increased by $242,760 or 2.67% from $91,003 for the three-month period ended October 31, 2008 to $333,763 for the three-month period ended October 31, 2009. This increase was primarily caused by increases in consulting fees of $71,715 due to hiring more consultants; investor relations and communications of $31,693 and travel of $20,579 due to attending conferences; office and sundry of $42,713 due to additional filing and regulatory fees as a result of listing on the TSX Venture Exchange; and professional fees of $60,409 due to equity transactions and regulatory compliance during the period.

Our general and administrative expenses decreased by $6,825 or 1% from $743,748 for the nine-month period ended October 31, 2008 to $736,923 for the nine-month period ended October 31, 2009. This decrease was primarily caused by decreases in office and sundry expenses of $11,999 and professional fees of $81,091 incurred in connection with our listing on the TSX Venture Exchange during the prior year. These decreases were primarily offset by increases in consulting fees of $18,492 due to hiring more consultants; investor relations and communications of $16,140 due to attending conferences; and interest expense of $13,325 due to issuing a promissory note and convertible debentures.

Liquidity and Capital Resources

Working Capital at January 31, 2009 Compared to Working Capital at January 31, 2008

Our working capital at January 31, 2009 and at January 31, 2008 is summarized below:

	At	At	Change between
	January 31, 2009	January 31, 2008	January 31, 2009 and
	(audited)	(audited)	January 31, 2008
Current Assets	$128,246	$875,795	$(747,549)
Current Liabilities	$366,330	$496,487	$(130,157)
Working Capital (deficit)	$(238,084)	$379,308	$(617,392)

At January 31, 2009, our total assets were $165,091, which consisted primarily of cash of $108,560, prepaid expenses of $16,007 and equipment of $36,845.

Current liabilities as at January 31, 2009 were $366,330, a 26% decrease as compared to the balance as at January 31, 2008, primarily as a result of a reduction in trade accounts payable net of borrowings due within one year.

Working Capital at October 31, 2009 Compared to Working Capital at January 31, 2009

Our working capital at October 31, 2009 and at January 31, 2009 is summarized below:

			Change between October 31,
	At October 31, 2009	At January 31, 2009	2009 and January 31, 2009
Current assets	$428,239	$128,246	$299,993
Current liabilities	$380,584	$366,330	$ 14,254
Working capital (deficit)	$ 47,655	$(238,084)	$285,739

Our current assets increased by $299,993 or 2.34% from $128,246 at January 31, 2009 to $428,239 at October 31, 2009. The increase was due to increases in cash from equity financing and prepayments for services.

Our current liabilities increased by $14,254 or 4% from $366,330 at January 31, 2009 to $380,584 at October 31, 2009. The increase in our liabilities was primarily due to an increase in our accrued liabilities.

Our working capital increased by $285,739 or 1.2% from a working capital deficit of $238,084 to working capital of $47,655. The increase was primarily due to the cash we received from the sale of equity securities.

Cash Flows

Years Ended January 31, 2009 and 2008

The following table summarizes our sources and uses of cash during the years ended January 31, 2009 and 2008, respectively.

	Year Ended	Year Ended
	January 31, 2009	January 31, 2008
	(audited)	(audited)
Cash Flows used in Operating Activities	$(4,741,175)	$(2,536,822)
Cash Flows used in Investing Activities	$(19,591)	$(24,948)
Cash Flows provided by Financing Activities	$4,024,107	$2,505,440

Net Increase (Decrease) in Cash During Period	$(736,659)	$(56,330)

Net cash used in operating activities

Net cash used in operating activities during the year ended January 31, 2009 was $4,741,175. We primarily used this cash to pay accounts payable and accrued liabilities.

Net cash used in operating activities during the year ended January 31, 2008 was $2,536,822. We primarily used this cash to pay for prepaid expenses and deposits and accounts payable.

Net cash used in investment activities

During the year ended January 31, 2009 we spent $19,591 on the acquisition of equipment.

During the year ended January 31, 2008 we spent $24,948 on the acquisition of equipment.

Net cash provided by financing activities

During the year ended January 31, 2009, we received net cash of $3,724,107 from the issuance of capital stock, $150,000 from the issuance of three convertible debentures and $150,000 from the issuance of a promissory note.

During the year ended January 31, 2008, we received cash $2,695,850 from the issuance of capital stock and used $190,410 in payment of promissory notes.

Nine-Month Periods Ended October 31, 2009 and 2008

The following table summarizes our sources and uses of cash during the nine-month periods ended October 31, 2009 and 2008, respectively:

	Nine-Month Period	Nine-Month Period
	Ended October 31,	Ended October 31,
	2009	2008
Cash flows used in operating activities	$(1,074,884)	$(4,528,646)
Cash flows used in investing activities	$(1,082)	$(20,117)
Cash flows provided by financing activities	$1,370,426	$3,776,528

Net increase (decrease) in cash during period	$294,460	$(772,235)

Net cash used in operating activities

Net cash used in operating activities during the nine-month period ended October 31, 2009 was $1,074,884. We used cash to prepay expenses, to pay accounts payable and accrued liabilities. These uses of cash were partially offset by an increase in amounts due from related parties.

Net cash used in operating activities during the nine-month period ended October 31, 2008 was $4,528,646. We used cash to pay our accounts payable and accrued liabilities.

Net cash used in investment activities

During the nine-month period ended October 31, 2009 we spent $1,082 on the acquisition of equipment.

During the nine-month period ended October 31, 2009 we spent $20,117 on the acquisition of equipment.

Net cash provided by financing activities

During the nine-month period ended October 31, 2009, we received net cash of $1,239,926 on the issuance of 3,095,388 units in respect of private placements, $52,500 on the exercise of 350,000 warrants and $78,000 on the exercise of 275,000 stock options.

During the nine-month period ended October 31, 2008, we received cash of $3,626,528 on the issuance 3,154,000 units sold in private placement offerings or our equity securities and we received $150,000 in cash in exchange for a note payable.

Product Research and Development

We do not anticipate that we will spend any significant sums on research and development over the twelve month period ending January 31, 2011.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve month period ending January 31, 2011.

Employees

As of January 25, 2010 , our company does not have any employees, but our subsidiary, SCRN Properties Ltd., employs one person on a full-time basis as its legal representative in Argentina. Our President and our Executive Vice-President of Corporate Development each provides services pursuant to consulting contracts. Our Chief Financial Officer receives a consulting fee on a monthly basis and our part-time bookkeeper provides services on an hourly basis. None of our consultants, including our Chief Financial Officer but excluding our President and our Executive Vice-President of Corporate Development, are required by the terms of their consulting agreements to spend all of their time on our affairs. Our President and our Executive Vice-President of Corporate Development are required to spend substantially all of their working time on our affairs.

We also engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

We retain consultants on the basis of ability and experience. Except as set forth above, neither we nor any person acting on our behalf has any preliminary agreement or understanding, nor do we contemplate any such, concerning any aspect of our operations pursuant to which any person would be hired, compensated or paid a finder’s fee.

Going Concern

We have historically incurred losses since inception. From inception through October 31, 2009, we incurred losses of $15,898,988. We anticipate that we will continue to incur losses without generating any revenue from operations unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine, and there can be no assurance that we will ever be able to do so. Because of these historical losses and our continuing failure to generate any revenue from operations, we believe that we will require additional working capital to continue our exploration programs and develop our business operations in the future. We intend to raise any additional working capital required through private placements, public offerings and/or advances from related parties or shareholder loans. We do not currently have any arrangements for any such financing in place, nor can we provide any assurance that we will be able to arrange any such financing. If adequate working capital is not available we may not be able to continue our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements for the year ended January 31, 2009 were prepared assuming that we will continue as a going concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business. In the notes to our financial statements for the year ended January 31, 2009, our independent auditors included an explanatory paragraph expressing concern about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements and no non-consolidated, special-purpose entities.

Contingencies and Commitments

We had no contingencies at October 31, 2009.

We have the following long-term contractual obligations and commitments:

Operating lease

On December 15, 2007, we entered into a sublease agreement for two years and eleven months at CAD$1,463 (US$1,358) per month until October 31, 2009 and CAD$1,537 (US$1,426) per month until October 31, 2010.

Consulting contract

On September 1, 2009, with retroactive effect to August 1, 2009, we entered into a new consulting agreement with Frontera Geological Services Ltd. and Kenneth Hicks, our President, Chief Executive Officer and a director of our company, pursuant to which Frontera Geological Services Ltd. agreed to cause Kenneth Hicks to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Executive Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay Frontera Geological Services Ltd. a monthly cash fee of CAD$12,500 (approximately US$11,600); (ii) grant Mr. Hicks options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones. This agreement was approved by our shareholders at our annual meeting held on October 22, 2009.

Internal and External Sources of Liquidity

To date we have funded our operations by selling our securities and borrowing funds secured with promissory notes, and convertible debentures.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

We computed net income (loss) per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Cash and Cash Equivalents

We consider all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Mineral Properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Financial Instruments

Our financial instruments consist of cash, accounts payable and accrued liabilities, notes payable and due to related parties. Unless otherwise noted, it is management's opinion that our company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Reclassifications

Certain prior period amounts in the accompanying financial statements have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on our results of operations or financial position for any period presented.

Acquisition costs of mineral properties, previously included in mineral property interests, have been reclassified as write-down of mineral claim.

Accrued liabilities previously included in accounts payable and accrued liabilities have been reclassified as accrued liabilities, accrued professional fees, accrued investor relations and communications, accrued interest, accrued travel and accrued mineral property interests.

Share issue costs have been reclassified to either consulting or investor relations and communications.

Mineral Claim Payments and Exploration Expenditures

We are primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. We assess the carrying cost of each mineral property at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs subsequently incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the established life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of our significant accounting policies.

Investment in and Expenditures on Mineral Property Interests

Realization of our investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful production from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from ambiguous conveyance history of many mineral properties. To the best of our knowledge we believe all of our unproved mineral interests are in good standing and that we have title to all of these mineral property interests.

Financial Instruments

Foreign Exchange Risk

We are subject to foreign exchange risk for sales and purchases denominated in foreign currencies. We operate outside of the U.S. primarily in Canada and Argentina and we are exposed to foreign currency risk due to the fluctuation between the currencies in which we operate and U.S. currency. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. We do not believe that we have any material risk to our foreign currency exchange.

Fair Value of Financial Instruments

We account for the fair value measurement and disclosure of financial instruments in accordance with FASB ASC topic 820 which requires a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value.

The FASB ASC topic 820 on fair value measurement and disclosures establishes three levels of inputs that may be used to measure fair value: quoted prices in active markets for identical assets or liabilities (referred to as Level 1), observable inputs other than Level 1 that are observable for the asset or liability either directly or indirectly (referred to as Level 2), and unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities (referred to as Level 3).

The carrying values and fair values of our financial instruments are as follows:

	October 31, 2009		January 31, 2009
	Carrying	Fair	Carrying	Fair
	value	value	value	value
Cash	$403,020	$403,020	$108,560	$108,560
Receivables	$3,629	$3,629	$3,679	$3,679
Accounts payable and accrued liabilities	$91,317	$91,317	$115,648	$115,648
Promissory note	$150,000	$150,000	$150,000	$150,000
Convertible debenture	$71,258	$71,258	$100,682	$100,682

The following method was used to estimate the fair values of our financial instruments:

The carrying amount approximates fair value because of the short maturity of the instruments.

Concentration of Operations

Our operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on our operations.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and receivables.

We maintain our Canadian cash in a major chartered Canadian bank deposit account insured by the Canadian Deposit Insurance Corporation up to $100,000. Our Canadian dollar bank account balance, at times, may exceed federally insured limits.

We maintain our Argentinean pesos in an Argentinean bank deposit account. We keep our Argentinean peso bank deposit account balance within federally insured limits.

We maintain our U.S. cash in major chartered Canadian bank deposit accounts. Our U.S. dollar bank accounts are not insured by the Canadian Deposit Insurance Corporation. At October 31, 2009 and January 31, 2009, we had approximately $380,000 and $60,000, respectively in cash that was not insured.

As part of our cash management process, we perform periodic evaluations of the relative credit standing of this financial institution. We have not lost any cash and do not believe our cash is exposed to any significant credit risk.

Our operations involve dealing with uncertainties and judgments in applying complex tax regulations in Canada and Argentina. The final taxes paid are dependent upon many factors including negotiations with tax authorities in various jurisdictions. We record potential withholding tax, value added tax and mineral property tax liabilities based on our estimate of whether and the extent to which taxes may be refunded or deemed payable.

Recently Adopted and Recently Issued Accounting Standards

New Accounting Standards Adopted

On October 31, 2009, we adopted the changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2008, we adopted certain provisions of ASC topic 820 on fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 applies when another portion of the codification requires or permits assets or liabilities to be measured at fair value. Accordingly, ASC 820 does not require any new fair value measurements. On February 1, 2009, we adopted the remaining provisions of ASC 820 as it relates to nonfinancial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of the changes to ASC 820 did not have an impact on our consolidated financial statements. See Note 11 of our financial statements for the nine month periods ended October 31, 2009 and 2008 for disclosures about the fair value of our financial instruments.

On February 1, 2009, we adopted changes issued by the FASB to the fair value option for financial assets and liabilities. These changes permit measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. The adoption of these changes had no material impact on our consolidated financial statements, as we did not elect the fair value option for any of our consolidated financial assets or liabilities.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 805 for business combinations. These changes require an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. ASC 805 makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this statement. Our adoption of the changes to ASC 805 had no impact on our consolidated financial statements. However, we expect the changes to ASC 805 will have an impact on our accounting for future business combinations, but the effect is dependent upon making acquisitions in the future.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 810-10 for noncontrolling interests in consolidated financial statements. ASC 810-10 states that accounting and reporting for minority interests are to be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Our adoption of the changes to ASC 810-10 had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by FASB ASC topic 815-10-50 for disclosures about derivative instruments and hedging activities. ASC 815-10-50 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Our adoption of the changes to ASC 815-10-50 did not have an impact on our current or comparative consolidated financial statements.

On February 1, 2009, we adopted changes issued by the FASB to accounting for intangible assets. These changes amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset outside of a business combination and the period of expected cash flows used to measure the fair value of an intangible asset in a business combination. The adoption of these changes had no impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). These changes specify that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to whether an instrument (or embedded feature) is indexed to an entity’s own stock. These changes provide a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for scope exception. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to determine whether instruments granted in share-based payment transactions are participating securities. These changes address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. This guidance indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The adoption of these changes had no impact on our consolidated results of operations or financial position.

On February 1, 2009, we adopted the changes issued by the FASB to equity method investment accounting considerations. These changes clarify the accounting for certain transactions and impairment considerations involving equity method investments. The intent of these changes is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee’s issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. The adoption of these changes had no impact on our current or prior consolidated financial position or results of operations.

On February 1, 2009, we adopted the changes issued by the FASB to disclosures by public entities (enterprises) about transfers of financial assets and interest in variable interest entities. These changes require additional disclosure about transfers of financial assets and an enterprise’s involvement with variable interest entities. The adoption of these changes did not have an impact on our consolidated financial statements.

On February 1, 2009, we adopted the changes issued by the FASB to employers’ disclosures about pensions and other postretirement benefits. These changes require enhanced disclosures about the plans for assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. The adoption of these changes did not have an impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 855 to subsequent events. ASC 855 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. ASC 855 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The adoption of the changes to ASC 855 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by FASB ASC topic 825 on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. ASC 825 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance for identifying circumstances that indicate a transaction is not orderly. This guidance is necessary to maintain the overall objective of fair value measurements, which is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The adoption of the changes to ASC 825 had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB to recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on our consolidated financial statements.

On July 31, 2009, we adopted the changes issued by the FASB for interim disclosures about fair value of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value. Other than the required disclosures, the adoption of these changes had no impact on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (ASU) 2009-05 for changes to measuring liabilities at fair value. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes were effective for us on November 1, 2009. The adoption of these changes had no impact on our consolidated financial statements.

New Accounting Standards to be Adopted

In June 2009, the FASB issued ASC topic 860-20 for changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes become effective for us on February 1, 2010. The adoption of these changes is not expected to have an impact on our consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13 for changes to multiple-deliverable revenue arrangements a consensus of the FASB emerging issues task force, which amends ASC topic 605, Revenue Recognition, to require companies to allocate revenue in multiple-element arrangements based on an element’s estimated selling price if vendor-specific or other third-party evidence of value is not available. ASU 2009-13 is effective for us on February 1, 2011. Earlier application is permitted. We do not anticipate the adoption of these changes will have an impact on our consolidated financial statements.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Pursuant to our consulting agreement effective August 1, 2009 with Kenneth Hicks, we agreed to nominate Mr. Hicks for election as a director at all meetings of our stockholders held for the purpose of electing directors. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Our board of directors appoints our executive officers, and our executive officers serve at the pleasure of our board of directors.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kenneth Hicks	Director, Chairman of the Board, President, Secretary and Treasurer	50	February 11, 2004
Colin Godwin	Director	70	June 1, 2005
Jenna Hardy	Director	56	February 7, 2006
Richard Thibault	Director	53	February 9, 2006
Patrick Downey	Director	49	September 10, 2008
Mark Vanry	Executive Vice President of Corporate Development	41	July 14, 2009
Valerie Helsing	Chief Financial Officer	60	July 15, 2009
Orlando Rionda(1)	Legal Representative	44	June 1, 2005

Note

(1)

Mr. Rionda is not technically a director or executive officer of our company but the nature of his position as our legal representative in Argentina charges him with responsibility for interaction with government officials, drilling companies, our local lawyers and others, which frequently requires that he exercise judgment and make decisions that might usually be considered and decided by executive level officers. For this reason, we believe that he is deemed to be an executive officer of our company and we have included disclosure about him in this discussion.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Kenneth Hicks, Director, Chairman of the Board, President, Secretary and Treasurer

Mr. Hicks was our Vice President (Exploration) from February 11, 2004 until May 26, 2005, at which date he was appointed President of our company. He is a graduate of the University of British Columbia, holding a B.Sc. (Honours) degree in Geology. Since graduating in 1982, Mr. Hicks has practiced his profession as a geologist throughout North and South America for major mining companies such as Falconbridge Limited, mid-tier copper-gold producers such as Imperial Metals Corporation, as well as junior exploration companies. Since 1996 Mr. Hicks has worked extensively in South America, focusing primarily on Argentina where he has consulted for a number of junior companies.

Mr. Hicks is a registered member of the Association of Professional Engineers and Geoscientists of British Columbia, as well as the Society of Economic Geologists and the Association for Mineral Exploration BC. Mr. Hicks resigned in 2007 from the board of directors of Prominex Resource Corp., a TSX Venture Exchange listed junior resource company with properties in Newfoundland, Canada.

Colin Godwin, Director

Dr. Godwin is Professor Emeritus at the University of British Columbia, where he taught the exploration and geology of mineral deposits from 1975 until he retired in 1999. Since June 1, 2000, Dr. Godwin has been a director of Rome Resources Ltd. (TSX-V: RMR), and he has been its President since May 2002. He has published more than one hundred papers, approximately thirty-five of which were professionally adjudicated. Dr. Godwin was a founding director of International Geosystems Ltd. and became involved in the development of the GEOLOG System, one of the first computer based schemes for capturing and using data from exploration-development work, especially drill holes.

Recently, Dr. Godwin has conducted: (i) exploration programs in Mexico, Argentina, Yukon, Nevada, Nicaragua, Honduras and Costa Rica, (ii) drilling projects in Nevada and Mexico, and (iii) property examinations in Argentina, Mexico, Northwest Territories, Nevada, Costa Rica, Ecuador and India. Dr. Godwin is a registered P. Eng and P. Geo with the Association of Professional Engineers and Geoscientists of British Columbia.

Jenna Hardy, Director

Ms. Hardy is an accomplished mining professional with extensive experience in project management, corporate due diligence and governance, property exploration and evaluation as well as environmental compliance.

From 1996 through 2004, Ms. Hardy served as the Manager of Health Safety Environment with Pan American Silver Corp. where she was responsible for corporate oversight of health, safety and environmental issues at operating subsidiaries in Peru, Mexico and Bolivia, as well as development projects in Argentina, Canada and the USA. In 2004, Ms. Hardy reactivated a consulting company that she founded in 1986 and currently provides environmental, corporate development and corporate governance services to clients consisting primarily of junior natural resource companies working in Mexico and Canada. Since late 2004, she has been a member of Capstone Mining Corp.’s technical advisory board, providing guidance with respect to regulatory and environmental compliance in connection with the expansion of the San Roberto mine in Zacatecas, Mexico. On January 23, 2009, Ms. Hardy became a director of Triple Dragon Resources Inc (CNSX: TDN).

Ms. Hardy holds an Executive MBA from Simon Fraser University, and an M.Sc. (Economic Geology) and a B.Sc. (Geology) both from the University of Toronto. Ms. Hardy is a member of the Association of Professional Engineers and Geoscientists of British Columbia.

Richard Thibault, Director

Mr. Thibault is a registered mining engineer with over 30 years of experience in engineering, operations, management and consulting experience in North and South America and is currently an independent mining consultant providing management services to select clients.

From 1996 to 2006, Mr. Thibault was based in South America where he worked in Argentina, Bolivia, Chile, Colombia, Ecuador, Peru and Venezuela. While based in Buenos Aires, Argentina he held the position of President of High American Gold Inc., a publicly traded junior mining company, and Managing Director of Procesadora de Boratos Argentinos S.A., a private industrial mineral company. In Santiago, Chile he was the General Manager of the consulting firm BGC-AVOT Engineering Inc. In 2006/07, he held the position of Vice President, Minerals of Daleco Resources Corp., a United States based publicly traded company. Before moving to South America, he worked for Fording Coal Ltd., a Canadian based company, in progressively responsible positions.

He is the President, Chief Executive Officer and director of Antioquia Gold Inc. a publicly traded company with mining interests in Colombia. He is also the President and Chief Operating Officer for the private company La Camera Inc. that is currently exploring in Mexico. Mr. Thibault has a B.Sc. (Mining Engineering) from Queen’s University and is fluent in English, Spanish and French.

Patrick Downey, Director

Mr. Downey has been President, Chief Executive Officer, and director of Aura Minerals, Inc. (TSX: ORA), a TSX-listed company that is actively exploring and developing properties in Brazil, since April 4, 2007 and has over 25 years of international experience in the resource industry. Mr. Downey was President, Chief Executive Officer and director of Viceroy Exploration Ltd. prior to its acquisition by Yamana Gold Inc. in 2006 for CAD$600 million. Prior to that, he was President of Consolidated Trillion Resources Ltd. and Oliver Gold Corporation, where he negotiated the successful merger to form Canico Resource Corp., which was purchased in 2006 by Companhia Vale do Rio Doce for over $800 million. He has held senior engineering positions at several large-scale gold mining operations and has also held operating positions at several mining projects for Anglo American Corporation in South Africa. Mr. Downey is also a director of Mundoro Mining Inc., Corex Gold Corporation (TSX-V: CGE), Magnum Uranium Corp., and Zoloto Resources (TSX-V: ZR), and Novagold Resources Inc. (TSX & NYSE Alternext: NG).

Mark Vanry, Executive Vice President of Corporate Development

Most recently, Mr. Vanry spent five years as Managing Director and Head of Equity Sales for Canaccord Adams. Under his leadership, Canaccord Adams became the number one investment dealer for distribution of Canadian equity and equity-linked products to European Investors. Prior to that, he was Vice President of US Equity Sales for Raymond James Ltd., also based in London. In addition, Mr. Vanry’s background includes work as Vice President of Equity Sales for Goepel McDermid (now Raymond James Canada) and as an Associate in Scotiabank International’s Latin American banking group. He holds an MBA from the Richard Ivey School of Business at the University of Western Ontario and a BA from the University of British Columbia.

Valerie Helsing, Chief Financial Officer

Ms. Helsing is a Certified Public Accountant (California) and a Certified Management Accountant (British Columbia) with over 20 years public practice experience in Canada and the US. For the past nine years - until May of 2009 - Ms. Helsing has been advising U.S. and Canadian companies on finance and regulatory matters. From 1997 until 2000, she was a senior manager with the international accounting firm of BDO Seidman, LLP in Los Angeles and from 1984 until 1997 she worked at BDO Dunwoody in Vancouver office as a senior manager.

Ms. Helsing received her CPA designation in 2001, her CMA designation in 1996 and holds a BA in economics and commerce from Simon Fraser University (1979).

Orlando Rionda, Legal Representative

Mr. Rionda began working with our company as our project coordinator and field manager in Argentina in March of 2004. He is currently our ‘legal representative’ in Argentina, and is responsible for many of the day-to-day decisions that our company must make at a local level about our presence in Argentina. From 2002 until March of 2004, he worked as an independent contractor on various hydrological projects in Argentina and Chile. From January 1999 through December, 2001, he served as a logistical supervisor for Falcon Drilling Ltd. in Argentina for various diamond drilling projects, including Gualcamayo, Diabillios, San Simon and Mina La Mejicana. Mr. Rionda has completed various post-secondary courses in hydrochemistry.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Our directors or and executive officers have not been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table sets forth all compensation received during the years ended January 31, 2009 and 2008 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this prospectus.

Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last two fiscal years:

SUMMARY COMPENSATION TABLE - YEARS ENDED JANUARY 31, 2009 AND 2008
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Hicks Chairman of the Board, President, Secretary and Treasurer	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil 712,000	Nil Nil	Nil Nil	115,908 113,921	115,908 825,921
Hamish Malkin Chief Financial Officer	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	32,197 31,645	32,197 31,645

Executive Officer Compensation

On April 13, 2007, we entered into a consulting agreement with Frontera Geological Services Ltd., a company that is wholly-owned by our President, Kenneth Hicks. Under the agreement, Frontera Geological Services Ltd. agreed to make Mr. Hicks available to us on substantially a full-time basis (approximately 80% of his working hours) to serve as our President for a term of two years from the date of the agreement. In exchange, we agreed to pay a fee to Frontera Geological Services Ltd. consisting of cash in the amount of approximately $7,684 (CAD$9,000) per month and we agreed to issue to Mr. Hicks 900,000 non-transferable share purchase warrants. We issued these share purchase warrants on April 14, 2009. Each share purchase warrant entitles Mr. Hicks to purchase one common share of our company at an exercise price of $1.25 until April 12, 2012. If (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, our income was equal to or greater than $5,000,000 from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price for one of our common shares on any single market for 20 consecutive trading-days equalled or exceeded $3.00 then, in either of such events, we agreed to issue to Mr. Hicks, as an incentive bonus, 250,000 of our common shares. Mr. Hicks is currently entitled to receive these common shares because the condition stated in subparagraph (a) above was met, but these common shares have not yet been issued. The term of this agreement commenced on April 13, 2007 and expired April 13, 2009, but the agreement provided for an automatic renewal for an additional term of two years unless either party gave notice to the other party that it did not wish to renew. Prior to the expiration of the original term, Mr. Hicks, acting on behalf of Frontera, gave notice that he desired to renegotiate the terms of his compensation.

On September 1, 2009, with retroactive effect to August 1, 2009, we entered into a new consulting agreement with Frontera Geological Services Ltd. and Mr. Hicks pursuant to which Frontera Geological Services Ltd. agreed to cause Kenneth Hicks to provide, among other things, services to our company consistent with those ordinarily provided by a Chief Executive Officer, including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay Frontera Geological Services Ltd. a monthly cash fee of CAD$12,500 (US$12,019); (ii) grant Mr. Hicks options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones.

Under the consulting agreement, we will be required to pay an incentive bonus to Mr. Hicks upon the occurrence of each of five milestones referred to as (1) a financing event (there are two possible financing events), (2) the superior financing event, (3) the technical event and (4) the trading event.

A financing event will occur if, during the period beginning on August 1, 2009 and expiring on August 1, 2010, (i) we receive gross proceeds from the sale of equity equal to or greater than an aggregate of $6,000,000, or (ii) we receive gross proceeds from the sale of equity equal to or greater than an aggregate of $4,500,000 if the average price of the equity sold is equal to or greater than $1.00 per share. Upon occurrence of either financing event, Mr. Hicks will earn a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a financing event occurs and “Y” is 250,000. By way of example, if at the time a financing event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of that financing event would be $250,000.

The superior financing event will occur if, during the period beginning on August 1, 2009 and expiring on August 1, 2010, we are able to raise $4,500,000 or more from the sale of shares of our common stock or warrants at an average price of at least $1.50 per share. Upon the occurrence of the superior financing event, Mr. Hicks will earn, in addition to any other cash incentive bonus provided for upon the occurrence of any other milestone, a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a financing event occurs and “Y” is 150,000. By way of example, if at the time the superior financing event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of the superior financing event would be $150,000.

The technical event will occur if, during the period beginning on August 1, 2009 and expiring on August 1, 2010, both a resource estimate and a complete and positive scoping study on our Pinguino property are completed. In order to qualify, the positive scoping study must include recommendations for how to proceed forward on the technical side of the development for mining purposes of the Pinguino property. Upon the occurrence of the technical event, Mr. Hicks will earn a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the day the technical event occurs and “Y” is 150,000. By way of example, if at the time the technical event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of the technical event would be $150,000.

The trading event will occur if, during the period beginning on August 1, 2009 and expiring on August 1, 2010, the average price for our common shares equals or exceeds $3.00 for 20 consecutive trading days. Upon the occurrence of the trading event, Mr. Hicks will earn a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a trading event occurs and “Y” is 250,000. By way of example, if at the time the trading event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of the trading event would be $250,000.

Mr. Hicks is required to deduct from the gross amount of any incentive bonus an amount sufficient to satisfy his liability for any income tax due in respect of the incentive bonus and he is required to apply the balance of the amount of that incentive bonus to the purchase, in a private placement at the market price prevailing on the date the incentive bonus is earned, of shares of our common stock.

On April 13, 2007, we issued 900,000 share purchase warrants to Mr. Hicks as required by the consulting agreement that we entered into on April 13, 2007. On July 5, 2005, we granted to Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.50 per share expiring on June 26, 2015. The exercise price of these options was reduced to $0.25 on December 13, 2005 and the expiry date was changed to March 26, 2013. Also on July 5, 2005, we granted Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.10 per share expiring on June 26, 2015. The exercise price of these options was increased to $0.25 on December 13, 2005 and the expiry date was changed to March 26, 2013. On February 7, 2006 we granted to Mr. Hicks 200,000 options to purchase shares of our common stock at an exercise price of $0.49 per share expiring on February 7, 2011. On February 10, 2009 we granted to Mr. Hicks 750,000 options to purchase shares of our common stock at an exercise price of $0.37 per share expiring on February 10, 2014.

On May 5, 2006 we issued 200,000 shares of our common stock to Mr. Hicks upon the exercise of options. The options were exercisable at an exercise price of $0.25 per share. On March 12, 2007, Mr. Hicks exercised 418,395 options that were exercisable at an exercise price of $0.25 per share and, accordingly, we issued 418,395 shares of our common stock. Payment for the exercise of 376,739 of 418,395 options was made by applying the outstanding balance of a debt due from our company to Mr. Hicks evidenced by a promissory note made by our company on July 1, 2006. At the date of exercise, we owed Mr. Hicks principal and accrued interest of approximately $94,184.93 (CAD$104,175.34) . This promissory note has now been cancelled. Payment for the balance of 418,395 options was made by applying $10,414 due to Mr. Hicks for reimbursable expenses. On April 2, 2007, Mr. Hicks exercised 248,271 options and, accordingly, we issued 248,271 shares of our common stock to Mr. Hicks. Of the 248,271 options, 48,271 had an exercise price of $0.25 per share and 200,000 had an exercise price of $0.49 per share. Except with respect to the 750,000 options granted to Mr. Hicks on February 10, 2009, all of the remaining options owned by Mr. Hick have vested. On March 20, 2009, Mr. Hicks exercised 120,000 options to purchase shares of our common stock at an exercise price of $0.25 per share and, accordingly, we issued 120,000 common shares to him for gross proceeds of $30,000. On April 7, 2009, Mr. Hicks exercised 80,000 options to purchase shares of our common stock at an exercise price of $0.25 per share and, accordingly, we issued 80,000 shares of our common stock to him for gross proceeds of $20,000.

On September 2, 2009, as required by the terms of our consulting agreement with him, we granted options to Mr. Hicks to purchase 100,000 shares of our common stock at an exercise price of $0.675 per share, exercisable until September 1, 2012. The options vest in four installments of 25,000 shares, the first of which will vest March 2, 2010, the second of which will vest June 2, 2010, the third of which will vest September 2, 2010 and the fourth of which will vest March 2, 2011.

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,039

(CAD$1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,500 (CAD$2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to Mr. Malkin options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share. Although this written agreement had expired, Mr. Malkin continued to act as our Chief Financial Officer (and our principal accounting and financial officer) and we continued to pay Mr. Malkin a cash consulting fee for those services until August 31, 2009. Mr. Malkin resigned as our Chief Financial Officer effective July 15, 2009. As required by our written agreement with him, on December 13, 2005, we issued options to purchase 200,000 shares of our common stock to Mr. Malkin at an exercise price of $0.25 per share. As a result of his resignation effective July 15, 2009, these options expired on September 30, 2009.

On January 19, 2010, we granted stock options to Valerie Helsing to purchase 150,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment is to vest on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by Ms. Helsing and the terms of our 2007 stock option plan.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local claims management, accounting, field logistical support, legal administration, field staffing and other matters in Argentina. Until June, 2008, our subsidiary paid Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field. Between June, 2008 and July, 2009, our subsidiary has paid him $2,500 per month and since August 2009, our subsidiary has paid him $5,000 per month. In addition to this compensation, on September 30, 2009 we awarded Mr. Rionda a bonus of $26,307. On December 7, 2006, we awarded to Mr. Rionda an incentive bonus in the form of 15,000 shares of our common stock and, on May 11, 2007, we awarded to Mr. Rionda an additional incentive bonus in the form of 35,000 shares of our common stock. On July 5, 2005, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.50 per share expiring on June 26, 015. The exercise price of these options was reduced to $0.25 on December 13, 2005 and the expiry date was changed to March 26, 2013. On March 10, 2006, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010. On January 19, 2010, we granted stock options to Orlando Rionda to purchase 100,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment is to vest on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by Mr. Rionda and the terms of our 2007 stock option plan.

On July 14, 2009, we appointed Mark Vanry as Executive Vice President of Corporate Development and entered into a consulting agreement with 0845557 B.C. Ltd. and Mark Vanry. 0845557 B.C. Ltd. is a company owned and controlled by Mr. Vanry. Pursuant to the consulting agreement, 0845557 B.C. Ltd. agreed to cause Mark Vanry to provide, among other things, services to our company consistent with those ordinarily provided by an Executive Vice President of Corporate Development including the duties and responsibilities set out at schedule A to the consulting agreement and we agreed, among other things, to (i) pay 0845557 B.C. Ltd. a monthly cash fee of CAD$12,500 (US$12,019); (ii) grant Mr. Vanry options to purchase 1,000,000 shares of our common stock at an exercise price equal to the closing price, last sale of the day, on the OTC Bulletin Board on the date the options were granted and with a term of three years from the date of grant; and (iii) pay incentive bonuses upon the occurrence of specified milestones.

Under the consulting agreement, we will be required to pay an incentive bonus to Mr. Vanry upon the occurrence of each of four milestones referred to as (1) a financing event (there are two possible financing events), (2) the superior financing event and (3) the trading event.

A financing event will occur if, during the period beginning on July 14, 2009 and expiring on July 14, 2010, (i) we receive gross proceeds from the sale of equity equal to or greater than an aggregate of $6,000,000, or (ii) we receive gross proceeds from the sale of equity equal to or greater than an aggregate of $4,500,000 if the average price of the equity sold is equal to or greater than $1.00 per share. Upon occurrence of either financing event, Mr. Vanry will earn a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a financing event occurs and “Y” is 250,000. By way of example, if at the time a financing event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of that financing event would be $250,000.

The superior financing event will occur if, during the period beginning on July 14, 2009 and expiring on July 14, 2010, we are able to raise $4,500,000 or more from the sale of shares of our common stock or warrants at an average price of at least $1.50 per share. Upon the occurrence of the superior financing event, Mr. Vanry will earn, in addition to any other cash incentive bonus provided for upon the occurrence of any other milestone, a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a financing event occurs and “Y” is 150,000. By way of example, if at the time the superior financing event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of the superior financing event would be $150,000.

The trading event will occur if, during the period beginning on July 14, 2009 and expiring on July 14, 2010, the average price for our common shares equals or exceeds $3.00 for 20 consecutive trading days. Upon the occurrence of the trading event, Mr. Vanry will earn a cash incentive bonus equal to “X” multiplied by “Y”, where “X” is equal to the closing price (last sale of the day on the TSX Venture Exchange or the OTC Bulletin Board, whichever is then our principal trading market) for one share of our common stock on the last day of the period during which a trading event occurs and “Y” is 250,000. By way of example, if at the time the trading event occurs the OTC Bulletin Board is our principal trading market and the closing price for one of our common shares on that day on the OTC Bulletin Board was $1.00, then the amount of the incentive bonus payable upon the occurrence of the trading event would be $250,000.

Mr. Vanry is required to deduct from the gross amount of any incentive bonus an amount sufficient to satisfy his liability for any income tax due in respect of the incentive bonus and he is required to apply the balance of the amount of that incentive bonus to the purchase, in a private placement at the market price prevailing on the date the incentive bonus is earned, of shares of our common stock.

On July 14, 2009, as required by the terms of our consulting agreement with him, we granted options to Mr. Vanry to purchase 1,000,000 shares of our common stock at an exercise price of $0.60 per share, exercisable until July 14, 2012. The options vest in four installments of 250,000 shares, the first of which will vest January 14, 2010, the second of which will vest April 14, 2010, the third of which will vest July 14, 2010 and the fourth of which will vest January 14, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of January 31, 2009.

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Kenneth Hicks	333,334	N/A	333,334	$0.25	Jun 26/15	Nil	Nil	Nil	Nil
Hamish Malkin	200,000	N/A	200,000	$0.25	Dec 13/09(1)	Nil	Nil	Nil	Nil

Note

(1)	Mr. Malkin resigned as our Chief Financial Officer effective July 15, 2009. As a result, these options expired on September 30, 2009.

Aggregated Option Exercises

There were no options exercised by any officer or director of our company during the fiscal year ended January 31, 2009.

Long-Term Incentive Plan

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our compensation committee and our board of directors.

Other than our 2005 Stock Option Plan, our 2007 Stock Option Plan and Mr. Hicks’ and Mr. Vanry’s incentive bonuses, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Other than the provisions of the consulting agreements with Mr. Hicks and Mr. Vanry described below, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement or change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Our consulting agreement with Mr. Hicks provides that the consulting agreement will be terminated without cause by our company, upon payment by our company to Frontera Geological Services Ltd. of a lump sum equal to a monthly cash fee of CAD$12,500 (US$12,019) (plus value added taxes) for any of (i) six months, (ii) the remainder of term of the consulting agreement or (iii) two months for each year that Mr. Hicks has provided services to our company since February 2004, whichever is greater, and issuance of the incentive shares, if earned, prior to the date of termination. Furthermore, our consulting agreement with Mr. Hicks provides that upon termination of the consulting agreement for any reason, we must immediately pay to Frontera Geological Services Ltd. all accrued and unpaid portions of a monthly cash fee of CAD$12,500 (US$12,019) due up to the date of termination, as well as any expenses properly incurred prior to the date of termination. Furthermore, if, within 60 days of the occurrence of a change of control, Frontera Geological Services Ltd. resigns from our company or we terminate the consulting agreement for any reason other than for cause, we must pay a lump sum equal to a monthly cash fee of CAD$12,500 (US$12,019) (plus value added taxes) for any of (i) six months, (ii) the remainder of term of the consulting agreement or (iii) two months for each year that Mr. Hicks has provided services to our company since February 2004, whichever is greater, to Frontera Geological Services Ltd.

Our consulting agreement with Mr. Vanry provides that the consulting agreement will be terminated without cause by our company, upon payment by our company to 0845557 B.C. Ltd. of a lump sum equal to a monthly cash fee of CAD$12,500 (US$12,019) (plus value added taxes) for either (i) six months or (ii) the remainder of term of the consulting agreement, whichever is greater, and payment of any incentive bonus, if earned, prior to the date of termination. Furthermore, our consulting agreement with Mr. Vanry provides that upon termination of the consulting agreement for any reason, we must immediately pay to 0845557 B.C. Ltd. all accrued and unpaid portions of a monthly cash fee of CAD$12,500 (US$12,019) due up to the date of termination, as well as any expenses properly incurred prior to the date of termination. Furthermore, if, within 60 days of the occurrence of a change of control, 0845557 B.C. Ltd. resigns from our company or we terminate the consulting agreement for any reason other than for cause, we must pay a lump sum equal to a monthly cash fee of CAD$12,500 (US$12,019) (plus value added taxes) for either (i) six months or (ii) the remainder of term of the consulting agreement, whichever is greater, to 0845557 B.C. Ltd.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We have not paid any director’s fees or other cash compensation for services rendered as a director during the fiscal year ended January 31, 2009.

On January 19, 2010, we granted stock options to Colin Godwin to purchase 100,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment is to vest on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by Mr. Godwin and the terms of our 2007 stock option plan.

On January 19, 2010, we granted stock options to Jenna Hardy to purchase 200,000 shares of our common stock at an exercise price of $0.855 per share for a term expiring January 19, 2015. The options are to vest in four installments over a one-year period, with each installment equal to 25% of the total number of options granted to each optionee. The first installment is to vest on April 19, 2010, the second installment is to vest on July 19, 2010, the third installment is to vest on October 19, 2010 and the fourth installment is to vest on January 19, 2011. The grant is subject to the execution of stock option agreements by Ms. Hardy and the terms of our 2007 stock option plan.

Other than as previously mentioned, we have no formal plan for compensating our directors for their service in their capacity as directors, although our directors could in the future receive stock options to purchase common shares if any are awarded by our board of directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 25, 2010, certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers (as defined in the “Executive Compensation” section) and current executive officers, and (iii) all of our directors and current executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Kenneth Hicks 1112 West Pender Street, Suite 602 Vancouver, BC V6E 2S1, Canada	common stock	4,450,000(3)	Direct	9.64%
Hamish Malkin P.O. Box 127 Bowen Island, BC V0N 1G0, Canada	common stock	Nil	Direct	Nil
Mark Vanry 5025 Angus Drive Vancouver, BC V6M 3M6, Canada	common stock	1,669,564(4)	Direct	3.73%
Valerie Helsing 1011 Braeside Street West Vancouver, BC V7T 2K7, Canada	common stock	Nil	Direct	Nil
Orlando Rionda Radio Santiago del Estero 3051 Barrio Intersindieal Salta, Salta Province, 4400, Argentina	common stock	150,000(5)	Direct	*
Jenna Hardy 1112 West Pender Street, Suite 602 Vancouver, BC V6E 2S1, Canada	common stock	300,000(6)	Direct	*
Colin Godwin 1112 West Pender Street, Suite 602 Vancouver, BC V6E 2S1, Canada	common stock	400,000(7)	Direct	*
Richard Thibault 1112 West Pender Street, Suite 602 Vancouver, BC V6E 2S1, Canada	common stock	400,000(8) 150,000(9)	Direct Indirect(9)	1.02%
Patrick Downey PO Box 10434 Pacific Centre Suite 950 – 777 Dunsmuir Street Vancouver, BC V7Y 1K4, Canada	common stock	900,000(10)	Direct	2.03%
Directors and Executive Officers as a Group (8 persons) (11)	common stock	8,419,564(12)		17.15%

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)

Based on 43,921,754 shares of common stock issued and outstanding as of January 25, 2010 . Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(3)	Includes 983,334 stock options which may be exercised into common shares and 1,350,000 share purchase warrants which may be exercised into common shares.

(4)	Includes 250,000 stock options which may be exercised into common shares and 559,782 share purchase warrants which may be exercised into common shares.

(5)	Includes 100,000 stock options which may be exercised into common shares.

(6)	Includes 200,000 stock options which may be exercised into common shares.

(7)	Includes 300,000 stock options which may be exercised into common shares and 50,000 share purchase warrants which may be exercised into common shares.

(8)	Includes 400,000 stock options which may be exercised into common shares.

(9)	Includes 75,000 common shares and 75,000 share purchase warrants held by Miriam Galey, spouse of Richard Thibault.

(10)	Includes 300,000 stock options which may be exercised into common shares and 200,000 share purchase warrants which may be exercised into common shares.

(11)	Does not include Hamish Malkin who resigned from his office as our Chief Financial Officer effective July 15, 2009.

(12)	Includes 2,533,334 stock options which may be exercised into common shares and 2,234,782 share purchase warrants which may be exercised into common shares.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Except as disclosed below, since the beginning of the year ended January 31, 2007, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($53,348) in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On July 1, 2006, Mr. Hicks made a loan in the principal amount of CAD$100,000 to our company, which was evidenced by a demand promissory note bearing simple interest at six percent (6%) (this loan was repaid on March 12, 2007, when Mr. Hicks applied the balance owed as against the exercise price of options to purchase shares of our common stock).

In a private placement that closed on January 15, 2009, we sold to Mr. Hicks 750,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $75,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On June 5, 2009, Mr. Hicks exercised 300,000 of these warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 300,000 common shares to him for gross proceeds of $45,000.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local mineral claims management, accounting, field logistical support, legal administration, field staffing and other matters in Argentina. Until June, 2008, our subsidiary paid Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field. Between June, 2008 and July 2009, our subsidiary has paid him $2,500 per month and since August 2009, our subsidiary has paid him $5,000 per month. In addition to this compensation, on September 30, 2009 we awarded Mr. Rionda a bonus of $26,307. On May 11, 2007, we awarded to Mr. Rionda an incentive bonus in the form of 35,000 shares of our common stock.

On November 13, 2007, we issued 100,000 options to Patrick Downey, who was then a member of our advisory board and who became one of our directors on September 10, 2008, pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share. These options expire on November 13, 2012. In a private placement that closed on March 25, 2008, we sold 200,000 units to Mr. Downey at a purchase price of $1.25 per unit for gross proceeds of $250,000. Each unit consists of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 until September 25, 2009. In a private placement that closed on January 15, 2009, we sold to Mr. Downey 200,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $20,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. On February 10, 2009 we granted to Mr. Downey 200,000 options to purchase shares of our common stock at an exercise price of $0.37 per share expiring on February 10, 2014.

In a private placement that closed on January 15, 2009, we sold to Godwin Consultants Ltd, a corporation wholly-owned by Mr. Godwin and his wife, 50,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $5,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011.

In a private placement that closed on January 15, 2009, we sold to Ms Hardy 50,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $5,000. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011.

In a private placement that closed on January 15, 2009, we sold to Miriam Galey, Mr. Thibault’s wife, 75,000 units (with each unit consisting of one common share and one common share purchase warrant) at a price of $0.10 per unit for an aggregate purchase price of $7,500. Each unit warrant entitles the holder to purchase one additional common share for $0.15 until January 15, 2011. Finally, on February 10, 2009 we granted to Mr. Thibault 200,000 options to purchase shares of our common stock at an exercise price of $0.37 per share expiring on February 10, 2014.

In a private placement that closed on April 24, 2009, we sold 275,000 units to Mr. Vanry at a purchase price of $0.30 per unit for aggregate gross proceeds of approximately $82,500. Each unit consisted of one share of our common stock and one non-transferable unit warrant. Each unit warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.45 until April 24, 2011.

In a private placement that closed on May 22, 2009, we sold 434,782 units to Mr. Vanry at a purchase price of $0.345 per unit for gross proceeds of approximately $150,000. Each unit consisted of one share of our common stock and one non-transferable unit warrant. Each unit warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.45 until May 22, 2011.

On October 14, 2009, Jenna Hardy, one of our directors, exercised 50,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 50,000 common shares to her for gross proceeds of $7,500.

On November 3, 2009, Mark Vanry, our Executive Vice President of Corporate Development, exercised 150,000 warrants to purchase common shares at an exercise price of $0.45 and, accordingly, we issued 150,000 common shares to him for gross proceeds of $67,500.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Corporate Governance

Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. All of our current directors except for Kenneth Hicks, our President, are independent as that term is defined by NASDAQ Rule 5605(a)(2).

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

2,980,407 Shares

Argentex Mining Corporation

Common Stock

End of Prospectus

January 28 , 2010

Dealer Prospectus Delivery Obligation

Until April 28, 2010 , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.